EXHIBIT 10.1	Execution Copy

CREDIT AGREEMENT

Dated as of May 26, 2011

by and among

DELIA*S, INC.

(as Borrower Representative),

THE OTHER BORROWERS PARTY HERETO FROM TIME TO TIME,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES,

GENERAL ELECTRIC CAPITAL CORPORATION,

for itself, as an L/C Issuer, Swingline Lender and as Agent for all Lenders,

and

ANY OTHER FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders

****************************************

GE CAPITAL MARKETS, INC.,

as Sole Lead Arranger and Bookrunner

TABLE OF CONTENTS

ARTICLE I. THE CREDITS		1

1.1	Amounts and Terms of Commitments	1
1.2	Notes	9
1.3	Interest	9
1.4	Loan Accounts	10
1.5	Procedure for Revolving Credit Borrowing	12
1.6	Conversion and Continuation Elections	12
1.7	Optional Prepayments	13
1.8	Mandatory Prepayments of Loans and Commitment Reductions	14
1.9	Fees	16
1.10	Payments by the Borrowers	17
1.11	Payments by the Lenders to Agent; Settlement	18
1.12	Borrower Representative	22
1.13	Eligible Credit Card Receivables	23
1.14	Eligible Inventory	24
1.15	Eligible Mortgaged Property	26

ARTICLE II. CONDITIONS PRECEDENT		28

2.1	Conditions of Initial Loans	28
2.2	Conditions to All Borrowings	30
2.3	Conditions Precedent to Each Facilities Increase	30
2.4	Determinations of Initial Borrowing Conditions	32

ARTICLE III. REPRESENTATIONS AND WARRANTIES		32

3.1	Corporate Existence and Power	32
3.2	Corporate Authorization; No Contravention	33
3.3	Governmental Authorization	33
3.4	Binding Effect	33
3.5	Litigation	34
3.6	No Default	34
3.7	ERISA Compliance	34
3.8	Use of Proceeds; Margin Regulations	35
3.9	Ownership of Property; Liens	35
3.10	Taxes	35
3.11	Financial Condition	36
3.12	Environmental Matters	37
3.13	Regulated Entities	37
3.14	Solvency	38
3.15	Labor Relations	38
3.16	Intellectual Property	38

3.17	Brokers’ Fees; Transaction Fees	39
3.18	Insurance	39
3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock	39
3.20	Jurisdiction of Organization; Chief Executive Office	40
3.21	Locations of Inventory, Equipment and Books and Records	40
3.22	Deposit Accounts and Other Accounts	40
3.23	Government Contracts	40
3.24	[Intentionally omitted]	40
3.25	Bonding; Licenses	40
3.26	Full Disclosure	40
3.27	Foreign Assets Control Regulations and Anti-Money Laundering	41
3.28	Patriot Act	41
3.29	Physical Condition of Mortgaged Property	41
3.30	Access	42
3.31	Inactive Subsidiaries	42
3.32	Business of Certain Subsidiaries	42

ARTICLE IV. AFFIRMATIVE COVENANTS		42

4.1	Financial Statements	42
4.2	Appraisals; Certificates; Other Information	44
4.3	Notices	47
4.4	Preservation of Corporate Existence, Etc.	49
4.5	Maintenance of Property	49
4.6	Insurance	50
4.7	Payment of Obligations	51
4.8	Compliance with Laws	52
4.9	Inspection of Property and Books and Records	52
4.10	Use of Proceeds	53
4.11	Cash Management Systems	54
4.12	Landlord Agreements	53
4.13	Further Assurances	54
4.14	Environmental Matters	55
4.15	Use and Application of Insurance Proceeds – Mortgaged Property	56
4.16	Condemnation	57
4.17	Post Closing Obligations	58

ARTICLE V. NEGATIVE COVENANTS		58

5.1	Limitation on Liens	59
5.2	Disposition of Assets	61
5.3	Consolidations and Mergers	62
5.4	Acquisitions; Loans and Investments	63
5.5	Limitation on Indebtedness	64
5.6	Employee Loans and Transactions with Affiliates	65
5.7	[Intentionally omitted]	65

5.8	Margin Stock; Use of Proceeds	66
5.9	Contingent Obligations	66
5.10	Compliance with ERISA	66
5.11	Restricted Payments	67
5.12	Change in Business	67
5.13	Change in Structure	68
5.14	Changes in Accounting, Name or Jurisdiction of Organization	68
5.15	Amendments to Material Agreements	69
5.16	No Negative Pledges	69
5.17	OFAC; Patriot Act	69
5.18	Sale-Leasebacks	69
5.19	Hazardous Materials	69
5.20	Prepayments of Other Indebtedness	70

ARTICLE VI. [INTENTIONALLY OMITTED]		70

ARTICLE VII. EVENTS OF DEFAULT		70

7.1	Events of Default	70
7.2	Remedies	73
7.3	Rights Not Exclusive	73
7.4	Cash Collateral for Letters of Credit	73

ARTICLE VIII. THE AGENT		74

8.1	Appointment and Duties	74
8.2	Binding Effect	75
8.3	Use of Discretion	75
8.4	Delegation of Rights and Duties	76
8.5	Reliance and Liability	76
8.6	Agent Individually	78
8.7	Lender Credit Decision	79
8.8	Expenses; Indemnities; Withholding	79
8.9	Resignation of Agent or L/C Issuer	81
8.10	Release of Collateral or Guarantors	81
8.11	Additional Secured Parties	82

ARTICLE IX. MISCELLANEOUS		83

9.1	Amendments and Waivers	83
9.2	Notices	85
9.3	Electronic Transmissions	86
9.4	No Waiver; Cumulative Remedies	88
9.5	Costs and Expenses	88
9.6	Indemnity	89
9.7	Marshaling; Payments Set Aside	90

9.8	Successors and Assigns	90
9.9	Assignments and Participations; Binding Effect	90
9.10	Non-Public Information; Confidentiality	93
9.11	Set-off; Sharing of Payments	95
9.12	Counterparts; Facsimile Signature	96
9.13	Severability	96
9.14	Captions	96
9.15	Independence of Provisions	96
9.16	Interpretation	96
9.17	No Third Parties Benefited	97
9.18	Governing Law and Jurisdiction	97
9.19	Waiver of Jury Trial	98
9.20	Entire Agreement; Release; Survival	98
9.21	Patriot Act	99
9.22	Replacement of Lender	99
9.23	Joint and Several	100
9.24	Creditor-Debtor Relationship	100
9.25	Actions in Concert	101

ARTICLE X. TAXES, YIELD PROTECTION AND ILLEGALITY		101

10.1	Taxes	101
10.2	Illegality	104
10.3	Increased Costs and Reduction of Return	104
10.4	Funding Losses	106
10.5	Inability to Determine Rates	107
10.6	Reserves on LIBOR Rate Loans	107
10.7	Certificates of Lenders	107

ARTICLE XI. DEFINITIONS		108

11.1	Defined Terms	108
11.2	Other Interpretive Provisions	136
11.3	Accounting Terms and Principles	138
11.4	Payments	138

SCHEDULES

Schedule A	Borrowers
Schedule B	Inactive Subsidiaries
Schedule ELC	Existing Letters of Credit
Schedule RLC	Rollover Letters of Credit
Schedule 1.1(a)	Revolving Loan Commitments
Schedule 3.5	Litigation
Schedule 3.7	ERISA
Schedule 3.8	Closing Date Sources and Uses; Funds Flow Memorandum
Schedule 3.9	Ownership of Property; Liens
Schedule 3.10	Closing Date Tax Audits/Examinations
Schedule 3.11(a)	Historical Financial Statements
Schedule 3.12	Environmental
Schedule 3.15	Labor Relations
Schedule 3.16	Intellectual Property
Schedule 3.18	Insurance
Schedule 3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.20	Jurisdiction of Organization; Chief Executive Office
Schedule 3.21	Locations of Inventory, Equipment and Books and Records
Schedule 3.22	Deposit Accounts and Other Accounts
Schedule 3.25	Bonding; Licenses
Schedule 4.6(d)	Additional Insurance Requirements
Schedule 4.17(d)	Liens Subject to Termination
Schedule 5.1	Liens
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.6	Transactions with Affiliates
Schedule 5.9	Contingent Obligations
Schedule 11.1	Prior Indebtedness

EXHIBITS

Exhibit 1.1(b)	Form of L/C Request
Exhibit 1.1(c)	Form of Swingline Request
Exhibit 1.6	Form of Notice of Conversion/Continuation
Exhibit 2.1	Closing Checklist
Exhibit 4.2(b)	Form of Compliance Certificate
Exhibit 4.2(o)	Form of Applicable Margin Certificate
Exhibit 11.1(a)	Form of Assignment
Exhibit 11.1(b)	Form of Borrowing Base Certificate
Exhibit 11.1(c)	Form of Notice of Borrowing
Exhibit 11.1(d)	Form of Revolving Note
Exhibit 11.1(e)	Form of Swingline Note

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of May 26, 2011, by and among DELIA*S, INC., a Delaware corporation (the “Parent”), in its capacities as a Borrower and as the Borrower Representative, each of the other Persons identified on Schedule A as Borrowers (together with the Parent, referred to herein collectively as the “Borrowers” and each, individually, a “Borrower”), the other Persons party hereto that are designated as Credit Parties, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), in its capacities as Agent for the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and each, individually, a “Lender”) and for itself as a Lender (including as Swingline Lender), and such Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested, and the Lenders have agreed to make available to the Borrowers, a revolving credit facility (including letter of credit and swingline subfacilities) upon and subject to the terms and conditions set forth in this Agreement to (a) refinance Prior Indebtedness, (b) provide financing for the working capital, capital expenditures and other general corporate purposes of the Borrowers and their Subsidiaries and (c) fund certain fees and expenses associated with the funding of the Loans; and

WHEREAS, the Borrowers desire to secure all of their Obligations under the Loan Documents by granting to Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of their Property.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

THE CREDITS

1.1 Amounts and Terms of Commitments.

(a) The Revolving Credit.

(i) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, (A) each Lender severally and not jointly agrees to make Loans to the Borrowers (each such Loan, a “Revolving Loan”, and collectively, the “Revolving Loans”) from time to time on any Business Day during the period from the Closing Date through the Final Availability Date in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(a) under the heading “Revolving Loan Commitments” (such amount as the same may be reduced or increased from time to time in accordance with this Agreement, including pursuant to subsection 1.1(d), being referred to herein as such Lender’s “Revolving Loan Commitment”) and (B) each Lender (whether present or hereafter joined to this Agreement) that has committed in accordance with subsection 1.1(d) to a Facilities Increase agrees that, on the Facilities Increase Date for such Facilities Increase, on the terms and subject to the conditions set forth in such commitment or set forth in this Agreement, as amended in connection with such Facilities Increase, such Lender’s Revolving Loan Commitment shall be increased or established as provided in such Facilities Increase; provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Amount (as defined below) as the same may be increased due to the Facilities Increase. Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(a) may be repaid and re-borrowed from time to time. The “Maximum Revolving Loan Amount” from time to time will be the lesser of:

(y) the Borrowing Base (as calculated pursuant to the Borrowing Base Certificate) in effect from time to time, and

(z) the Aggregate Revolving Loan Commitment then in effect.

less, in either case, the sum (without duplication) of (1) the aggregate amount of Letter of Credit Obligations and (2) outstanding Swingline Loans.

If at any time the then outstanding principal balance of Revolving Loans exceeds the Maximum Revolving Loan Amount, then the Borrowers shall immediately prepay outstanding Revolving Loans and then cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess in accordance herewith and in a manner satisfactory to the L/C Issuers.

(ii) If the Borrower Representative requests that Lenders make, or permit to remain outstanding Revolving Loans or Letter of Credit Obligations in excess of the Borrowing Base (any such excess Revolving Loan is herein referred to as an “Overadvance”), Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Overadvance; provided, however, that Agent may not cause Lenders to make, or permit to remain outstanding, (A) aggregate Revolving Loans in excess of the Aggregate Revolving Loan Commitment less the sum (without duplication) of outstanding Swingline Loans and the aggregate amount of Letter of Credit Obligations or (B) an Overadvance in an aggregate amount in excess of 10% of the Aggregate Revolving Loan Commitment. If an Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Lenders shall be bound to make, or permit to remain outstanding, such Overadvance based upon their Commitment Percentage of the Aggregate Revolving Loan Commitment in accordance with the terms of this Agreement, regardless of whether the conditions to lending set forth in Section 2.2 have been met. Furthermore, Required Lenders may prospectively revoke Agent’s ability to make or permit Overadvances by written notice to Agent. All Overadvances shall constitute Base Rate Loans and shall bear interest at the Base Rate plus the Applicable Margin for Revolving Loans plus the default rate under subsection 1.3(c).

(b) Letters of Credit.

(i) Conditions. On the terms and subject to the conditions contained herein, Borrower Representative may request that one or more L/C Issuers Issue, in accordance with such L/C Issuers’ usual and customary business practices and for the account of the Borrowers and in accordance with this Agreement, Letters of Credit (denominated in Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of (x) the Final Availability Date and (y) seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that no L/C Issuer shall Issue any Letter of Credit upon the occurrence of any of the following or, if after giving effect to such Issuance:

(A) (i) Excess Availability would be less than zero or (ii) the Letter of Credit Obligations for all Letters of Credit would exceed $15,000,000 (the “L/C Sublimit”);

(B) the expiration date of such Letter of Credit (i) is not a Business Day, (ii) is more than one year after the date of issuance thereof or (iii) is later than seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each of the Borrowers and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor any Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (iii) above; or

(C) (i) any fee due in connection with, and on or prior to, such Issuance has not been paid, (ii) such Letter of Credit is requested to be issued in a form that is not acceptable to such L/C Issuer or (iii) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrowers or the Borrower Representative on their behalf, the documents that such L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).

In the event that any term contained in the L/C Reimbursement Agreement shall be contrary to any term contained in this Agreement, this Agreement shall control and govern and such contrary provision shall be given no force or effect. Furthermore, GE Capital as an L/C Issuer may elect only to issue Letters of Credit in its own name and may only issue Letters of Credit to the extent permitted by Requirements of Law, and such Letters of Credit may not be accepted by certain beneficiaries such as insurance companies. For each Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from Agent or the Required Lenders that any condition precedent contained in Section 2.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.

Notwithstanding anything else to the contrary herein, if any Lender is a Non-Funding Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (w) the Non-Funding Lender has been replaced in accordance with Section 9.9 or 9.22, (x) the Letter of Credit Obligations of such Non-Funding Lender have been cash collateralized, (y) the Revolving Loan Commitments of the other Lenders have been increased by an amount sufficient to satisfy Agent that all future Letter of Credit Obligations will be covered by all Lenders that are not Non-Funding Lenders, or (z) the Letter of Credit Obligations of such Non-Funding Lender have been reallocated to other Lenders in a manner consistent with subsection 1.11(e)(ii).

(ii) Notice of Issuance. The Borrower Representative shall give the relevant L/C Issuer and Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and Agent not later than 2:00 p.m. (New York time) on the third Business Day prior to the date of such requested Issuance. Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit 1.1(b) duly completed or in a writing in any other form acceptable to such L/C Issuer (an “L/C Request”).

(iii) Reporting Obligations of L/C Issuers. Each L/C Issuer agrees to provide Agent, in form and substance satisfactory to Agent, each of the following on the following dates: (A) (i) on or prior to any Issuance of any Letter of Credit by such L/C Issuer, (ii) immediately after any drawing under any such Letter of Credit or (iii) immediately after any payment (or failure to pay when due) by any Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment, and Agent shall provide copies of such notices to each Lender reasonably promptly after receipt thereof; (B) upon the request of Agent (or any Lender through Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by Agent; and (C) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

(iv) Acquisition of Participations. Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Letter of Credit Obligations, each Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of

Credit and the related Letter of Credit Obligations in an amount equal to its Commitment Percentage of such Letter of Credit Obligations.

(v) Reimbursement Obligations of the Borrowers. The Borrowers agree to pay to the L/C Issuer of any Letter of Credit, or to Agent for the benefit of such L/C Issuer, each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the Borrowers or the Borrower Representative receive written notice from such L/C Issuer or from Agent that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (A) below. In the event that any L/C Reimbursement Obligation is not repaid by the Borrowers as provided in this clause (v) (or any such payment by the Borrowers is rescinded or set aside for any reason), such L/C Issuer shall promptly notify Agent of such failure (and, upon receipt of such notice, Agent shall notify each Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrowers with interest thereon computed (A) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (B) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans that are Base Rate Loans.

(vi) Reimbursement Obligations of the Lenders.

(A) Upon receipt of the notice described in clause (v) above from Agent, each Lender shall pay to Agent for the account of such L/C Issuer its Commitment Percentage of such Letter of Credit Obligations (as such amount may be increased pursuant to subsection 1.11(e)(ii)).

(B) By making any payments described in clause (A) above (other than during the continuation of an Event of Default under subsection 7.1(f) or 7.1(g)), such Lender shall be deemed to have made a Revolving Loan to the Borrowers, which, upon receipt thereof by Agent for the benefit of such L/C Issuer, the Borrowers shall be deemed to have used in whole to repay such L/C Reimbursement Obligation. To the extent that any payment is not so made by a Revolving Loan, such amount shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the Letter of Credit Obligation in respect of the related L/C Reimbursement Obligations. Such participation shall not otherwise be required to be funded. Following receipt by any L/C Issuer of any payment from any Lender pursuant to this clause (vi) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay to Agent, for the benefit of such Lender, all amounts received by such L/C Issuer (or to the extent such amounts shall have been received by Agent for the benefit of such L/C Issuer, Agent shall promptly pay to such Lender all amounts received by Agent for the benefit of such L/C Issuer) with respect to such portion.

(vii) Obligations Absolute. The obligations of the Borrowers and the Lenders pursuant to clauses (iv), (v) and (vi) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (ii) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of any Lender, (i) the failure of any condition precedent set forth in Section 2.2 to be satisfied (each of which conditions precedent the Lenders hereby irrevocably waive) or (ii) any adverse change in the condition (financial or otherwise) of any Credit Party and (D) any other act or omission to act or delay of any kind of Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of any obligation of the Borrowers or any Lender hereunder. No provision hereof shall be deemed to waive or limit the Borrowers’ right to seek repayment of any payment of any L/C Reimbursement Obligations from the L/C Issuer under the terms of the applicable L/C Reimbursement Agreement or applicable law.

(viii) Rollover Letters of Credit. Each of the Rollover Letters of Credit shall be deemed to have been issued under this Agreement and shall be considered a Letter of Credit for all purposes under this Agreement and the other Loan Documents in accordance with the terms of the Transfer of Liability for Letters of Credit.

(c) Swingline Loans.

(i) Availability. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the Swingline Lender may, in its sole discretion, make Loans (each a “Swingline Loan”) available to the Borrowers under the Revolving Loan Commitments from time to time on any Business Day during the period from the Closing Date through the Final Availability Date in an aggregate principal amount at any time outstanding not to exceed the Swingline Sublimit; provided, however, that the Swingline Lender may not make any Swingline Loan (x) to the extent that after giving effect to such Swingline Loan, the aggregate principal amount of all Revolving Loans would exceed the Maximum Revolving Loan Amount and (y) during the period commencing on the first Business Day after it receives notice from Agent or the Required Lenders that one or more of the conditions precedent contained in Section 2.2 are not satisfied and ending when such conditions are satisfied or duly waived. In connection with the making of any

Swingline Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived. Each Swingline Loan shall be a Base Rate Loan and must be repaid as provided herein, but in any event must be repaid in full on the Revolving Termination Date. Within the limits set forth in the first sentence of this clause (i), amounts of Swingline Loans repaid may be reborrowed under this clause (i).

(ii) Borrowing Procedures. In order to request a Swingline Loan, the Borrower Representative shall give to Agent a notice to be received not later than 2:00 p.m. (New York time) on the day of the proposed Borrowing, which shall be made in a writing or in an Electronic Transmission substantially in the form of Exhibit 1.1(c) or in a writing in any other form acceptable to Agent duly completed or by telephone provided that the Borrower Representative confirms the same in writing to Agent on the same day (a “Swingline Request”). In addition, if any Notice of Borrowing of Revolving Loans requests a Borrowing of Base Rate Loans, the Swingline Lender may, notwithstanding anything else to the contrary herein, make a Swingline Loan to the Borrowers in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swingline Loan. Agent shall promptly notify the Swingline Lender of the details of the requested Swingline Loan. Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swingline Loan available to the Borrowers by making the proceeds thereof available to Agent and, in turn, Agent shall make such proceeds available to the Borrowers on the date set forth in the relevant Swingline Request or Notice of Borrowing.

(iii) Refinancing Swingline Loans.

(A) The Swingline Lender may at any time (and shall, no less frequently than once each week) forward a demand to Agent (which Agent shall, upon receipt, forward to each Lender) that each Lender pay to Agent, for the account of the Swingline Lender, such Lender’s Commitment Percentage of the outstanding Swingline Loans (as such amount may be increased pursuant to subsection 1.11(e)(ii)).

(B) Each Lender shall pay the amount owing by it to Agent for the account of the Swingline Lender on the Business Day following receipt of the notice or demand therefor. Payments received by Agent after 1:00 p.m. (New York time) may, in Agent’s discretion, be deemed to be received on the next Business Day. Upon receipt by Agent of such payment (other than during the continuation of any Event of Default under subsection 7.1(f) or 7.1(g)), each Lender shall be deemed to have made a Revolving Loan to the Borrowers, which, upon receipt of such payment by the Swingline Lender from Agent, the Borrowers shall be deemed to have used in whole to refinance such Swingline Loan. In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under subsection 7.1(f) or 7.1(g), to the extent any Lender has not made a payment to Agent for the account of the Swingline

Lender under this clause (iii), each such Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swingline Loan in an amount equal to such Lender’s Commitment Percentage of such Swingline Loan. To the extent any amount is not so made by a Revolving Loan, such amount shall be deemed a funding by such Lender of such participation. Such participation shall not be otherwise required to be funded. Upon receipt by the Swingline Lender of any payment from any Lender pursuant to this clause (iii) with respect to any portion of any Swingline Loan, the Swingline Lender shall promptly pay over to such Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) on account of such Swingline Loan received by the Swingline Lender with respect to such portion.

(iv) Obligation to Fund Absolute. Each Lender’s obligations pursuant to clause (iii) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swingline Lender, Agent, any other Lender or L/C Issuer or any other Person, (B) the failure of any condition precedent set forth in Section 2.2 to be satisfied or the failure of the Borrower Representative to deliver a Notice of Borrowing (each of which requirements the Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Credit Party.

(d) Facilities Increase.

(i) The Borrower Representative may, after the Closing Date, deliver to Agent a Facilities Increase Notice to request an increase (a “Facilities Increase”) in the Aggregate Revolving Loan Commitments in a principal amount not to exceed $25,000,000 in the aggregate for all such requests; provided that no Facilities Increase may be requested for less than $5,000,000. Nothing in this Agreement shall be construed to obligate any Lender to negotiate for (whether or not in good faith), solicit, provide or consent to any increase in its Revolving Loan Commitment under this subsection (d), and any such increase may be subject to changes in any term herein. The Facilities Increase shall be treated and considered a part of the Aggregate Revolving Loan Commitments and the Revolving Loans for all purposes hereunder.

(ii) Agent shall promptly notify each Lender of the proposed Facilities Increase and of the proposed terms and conditions therefor agreed between the Borrower Representative and Agent. Each such Lender (and each of their Affiliates and Approved Funds) may, in its sole discretion, commit to participate in such Facilities Increase by forwarding its commitment to Agent therefor in form and substance satisfactory to Agent. Agent shall allocate, in its sole discretion but in amounts not to exceed for each such Lender the commitment received from such Lender, Affiliate or Approved Fund for the Revolving Loan Commitments to be made as part of the Facilities

Increase to the Lenders from which it has received such commitments to participate in the Facilities Increase. If Agent does not receive enough Revolving Loan Commitments from existing Lenders, their Affiliates or Approved Funds, it may allocate any excess in the proper amount of such Facilities Increase to other Eligible Assignees.

(iii) Each Facilities Increase shall become effective after the satisfaction of the conditions precedent set forth in Section 2.3, on a date agreed by the Borrower Representative and Agent (a “Facilities Increase Date”). Agent shall notify the Lenders and the Borrower Representative, on or before 1:00 p.m. on the Business Day following the Facilities Increase Date of the effectiveness of the Facilities Increase and shall record in the Register all applicable additional information required to be registered therein because of such Facilities Increase.

(iv) On the Facilities Increase Date for any Facilities Increase, each Lender or Eligible Assignee participating in such Facilities Increase shall purchase from each existing Lender having Revolving Loans outstanding on such Facilities Increase Date, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s pro rata share of the new Revolving Loan Commitments (after giving effect to such Facilities Increase), in the aggregate outstanding Revolving Loans, so as to ensure that, on the Facilities Increase Date after giving effect to such Facilities Increase, each Lender holds its pro rata share in the Revolving Loan Commitments and the Revolving Loans outstanding on such Facilities Increase Date.

1.2 Notes.

(a) The Revolving Loans made by each Lender is hereby evidenced by this Agreement and, if requested by such Lender, a Revolving Note payable to such Lender in an amount equal to such Lender’s Revolving Loan Commitment.

(b) Swingline Loans made by the Swingline Lender is hereby evidenced by this Agreement and, if requested by such Lender, a Swingline Note in an amount equal to the Swingline Sublimit.

1.3 Interest.

(a) Subject to subsections 1.3(c) and 1.3(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the LIBOR or the Base Rate, as the case may be, plus the Applicable Margin; provided that Swingline Loans may not be LIBOR Rate Loans. Commencing on the first day of the Fiscal Quarter beginning on July 31, 2011, and continuing thereafter, the Applicable Margin for Loans shall be subject to periodic adjustment as set forth in the definition of Applicable Margin. Agent will with reasonable promptness notify the Borrower Representative and the Lenders of the effective date and the amount of each such change, provided that any failure to do so shall not relieve the Borrowers of any liability hereunder or provide the basis for any claim against Agent. Each determination of an interest rate by Agent shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error. All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, except that all computations of interest payable with respect to Base Rate Loans shall be made on the basis of a 365/366-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) Accrued interest on each Loan shall be paid in arrears on each Interest Payment Date. Accrued interest shall also be paid on the Revolving Loans on the Revolving Termination Date.

(c) At the election of Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) exists), the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Loans under the Loan Documents from and after the date of occurrence of such Event of Default until the same is cured or waived, at a rate per annum which is determined by adding two percentage points (2.0%) per annum to the Applicable Margin then in effect for such Loans (plus the LIBOR or Base Rate, as the case may be). All such interest shall be payable on demand of Agent or the Required Lenders.

(d) Anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrowers shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

1.4 Loan Accounts.

(a) Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Agent shall deliver to the Borrower Representative on a monthly basis a loan statement setting forth such record for the immediately preceding calendar month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

(b) Agent, acting as a non-fiduciary agent of the Borrowers solely for tax purposes and solely with respect to the actions described in this subsection 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as Agent may notify the Borrower Representative) (A) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent, each Lender and each L/C Issuer in the Revolving Loans, the Swingline Loans, the L/C Reimbursement Obligations, and the Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit, Letter of Credit Obligations, and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Sections 9.9 and 9.22), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for LIBOR Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (6) any other payment received by Agent from a Borrower and its application to the Obligations.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations and Swingline Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein and otherwise shall be in accordance with the terms of this Agreement. This Section 1.4 and Section 9.9 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) The Credit Parties, Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrowers, the Borrower Representative, Agent, such Lender or such L/C Issuer during normal business hours and from time to time upon at least one Business Day’s prior notice. No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by Agent.

1.5 Procedure for Revolving Credit Borrowing.

(a) Each Borrowing of a Revolving Loan shall be made upon the Borrower Representative’s irrevocable (subject to Section 10.5) written notice delivered to Agent substantially in the form of a Notice of Borrowing or in a writing in any other form acceptable to Agent or by telephone (provided that the Borrower Representative confirms the same in writing on the same day), which notice must be received by Agent prior to 2:00 p.m. (New York time) (i) on the date of the requested Borrowing date of each Base Rate Loan equal to or less than $5,000,000, (ii) on the date which is three (3) Business Days prior to the requested Borrowing date of each Base Rate Loan in excess of $5,000,000 and (iii) on the day which is three (3) Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan. Such Notice of Borrowing shall specify:

(i) the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $100,000);

(ii) the requested Borrowing date, which shall be a Business Day;

(iii) whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and

(iv) if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans.

(b) Upon receipt of a Notice of Borrowing, Agent will promptly notify each Lender of such Notice of Borrowing and of the amount of such Lender’s Commitment Percentage of the Borrowing.

(c) Unless Agent is otherwise directed in writing by the Borrower Representative, the proceeds of each requested Borrowing after the Closing Date will be made available to the Borrowers by Agent by wire transfer of such amount to the Borrowers pursuant to the wire transfer instructions specified on the signature page hereto.

1.6 Conversion and Continuation Elections.

(a) The Borrowers shall have the option to (i) request that any Revolving Loan be made as a LIBOR Rate Loan, (ii) convert at any time all or any part of outstanding Loans (other than Swingline Loans) from Base Rate Loans to LIBOR Rate Loans, (iii) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Section 10.4 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period. Any Loan or group of Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of $1,500,000. Any such election must be made by Borrower Representative by 2:00 p.m. (New York time) on the 3rd Business Day prior to (1) the date of any proposed Revolving Loan which is to bear interest at LIBOR, (2) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (3) the date on which the Borrowers wish to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Rate Loan by 2:00 p.m. (New York time) on the 3rd Business Day prior to the end of the Interest Period with respect thereto, that LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period. Borrower Representative must make such election by notice to Agent in writing, including by Electronic Transmission, or by telephone (with written confirmation from the Borrower Representative on the same day). In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.6 or in a writing in any other form acceptable to Agent. No Loan shall be made, converted into or continued as a LIBOR Rate Loan, if the conditions to Loans and Letters of Credit in Section 2.2 are not met at the time of such proposed conversion or continuation and Agent or Required Lenders have determined not to make or continue any Loan as a LIBOR Rate Loan as a result thereof.

(b) Upon receipt of a Notice of Conversion/Continuation, Agent will promptly notify each Lender thereof. In addition, Agent will, with reasonable promptness, notify the Borrower Representative and the Lenders of each determination of LIBOR; provided that any failure to do so shall not relieve any Borrower of any liability hereunder or provide the basis for any claim against Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

(c) Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than seven (7) different Interest Periods in effect.

1.7 Optional Prepayments.

(a) The Borrowers may at any time upon at least two (2) Business Days’ (or such shorter period as is acceptable to Agent) prior notice by Borrower

Representative to Agent permanently reduce (but not terminate) the Aggregate Revolving Loan Commitment; provided that (1) such prepayments or reductions shall be in an amount greater than or equal to $100,000 and (2) the Revolving Loan Commitment shall not be reduced to an amount less than the sum (without duplication) of the aggregate outstanding principal balance of the Revolving Loans, the Swingline Loans, the Letter of Credit Obligations and L/C Reimbursement Obligations then outstanding. In addition, the Borrowers may at any time on at least ten (10) days’ prior written notice by Borrower Representative to Agent terminate the Aggregate Revolving Loan Commitment; provided, that upon such termination, all Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Section 7.4. Optional prepayments and reductions or terminations of the Aggregate Revolving Loan Commitment shall be without premium or penalty except as provided in Section 10.4. All reductions of the Aggregate Revolving Loan Commitment shall be allocated pro rata among all Lenders with a Revolving Loan Commitment. A permanent reduction of the Revolving Loan Commitment shall require a corresponding pro rata reduction in the L/C Sublimit.

(b) The notice of any such prepayment shall not thereafter be revocable by the Borrowers or Borrower Representative and Agent will promptly notify each Lender thereof and of such Lender’s Commitment Percentage of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein. Together with each prepayment under this Section 1.7, the Borrowers shall pay any amounts required pursuant to Section 10.4.

(c) Any Loan so prepaid may be reborrowed in accordance with and subject to the terms and conditions of this Agreement.

1.8 Mandatory Prepayments of Loans and Commitment Reductions.

(a) Revolving Loan. The Borrowers shall repay to the Lenders in full on the date specified in clause (a) of the definition of “Revolving Termination Date” the aggregate principal amount of the Revolving Loans, the L/C Reimbursement Obligations and the Swingline Loans outstanding on the Revolving Termination Date.

(b) Asset Dispositions; Events of Loss. If a Credit Party or any Subsidiary of a Credit Party shall at any time or from time to time:

(i) make a Disposition; or

(ii) suffer an Event of Loss;

and the aggregate amount of the Net Proceeds received by the Credit Parties and their Subsidiaries in connection with such Disposition or Event of Loss and all other Dispositions and Events of Loss occurring during the Fiscal Year exceeds $500,000, then (A) the Borrower Representative shall promptly notify Agent of such Disposition or

Event of Loss (including the amount of the Net Proceeds received by a Credit Party and/or such Subsidiary in respect thereof) and (B) promptly upon receipt by a Credit Party and/or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Borrowers shall deliver, or cause to be delivered, such excess Net Proceeds to Agent for application in accordance with subsection 1.8(d). Notwithstanding the foregoing, (y) Net Proceeds arising from an Event of Loss affecting the Mortgaged Property shall, to the extent such Net Proceeds arise from an insured Event of Loss, be subject to Section 4.15, and, to the extent such Net Proceeds arise from a Condemnation, Section 4.16, and (z) as to all other Net Proceeds received by the Credit Parties in connection with such Disposition or Event of Loss, provided no Default or Event of Default has occurred and is continuing, such prepayment shall not be required to the extent a Credit Party reinvests the Net Proceeds of such Disposition or Event of Loss in productive assets (other than Inventory) of a kind then used or usable in the business of a Credit Party, within one hundred eighty (180) days after the date of such Disposition or Event of Loss; provided that Borrower Representative notifies Agent of such Credit Party’s intent to reinvest and of the completion of such reinvestment at the time such proceeds are received and when such reinvestment occurs, respectively. Pending such reinvestment, the Net Proceeds shall be delivered to Agent, for distribution first, to the Swingline Lender as a prepayment of Swingline Loans (to the extent of Swingline Loans outstanding), but not as a permanent reduction of the Swingline Sublimit) and thereafter to the Lenders, as a prepayment of the Revolving Loans (to the extent of Revolving Loans then outstanding), but not as a permanent reduction of the Aggregate Revolving Loan Commitment. Any Loan so prepaid may be reborrowed in accordance with this Agreement.

(c) Issuance of Securities. Promptly upon the receipt by any Credit Party or any Subsidiary of any Credit Party of the Net Issuance Proceeds of the issuance of Stock or Stock Equivalents (including any capital contribution) or debt securities (other than Net Issuance Proceeds from the issuance of (i) debt securities in respect of Indebtedness permitted hereunder, and (ii) Excluded Equity Issuances), the Borrowers shall deliver, or cause to be delivered, to Agent an amount equal to such Net Issuance Proceeds, for application by Agent in accordance with subsection 1.8(d).

(d) Application of Payments. Subject to subsection 1.10(c), any payments received by Agent pursuant to subsection 1.8(b) (other than payments of Swingline Loans and Revolving Loans as set forth therein) or 1.8(c), shall be applied first to prepay outstanding Swingline Loans, second to prepay outstanding Revolving Loans without a permanent reduction of the Aggregate Revolving Loan Commitment, third to pay any other amounts owing constituting Obligations as Agent may elect in its sole discretion and fourth to the Borrowers. To the extent permitted by the foregoing sentence, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining. Together with each prepayment under this Section 1.8, the Borrowers shall pay any amounts required pursuant to Section 10.4.

(e) No Implied Consent. Provisions contained in this Section 1.8 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

1.9 Fees.

(a) Fees. The Borrowers shall pay to Agent, for Agent’s own account, fees in the amounts and at the times set forth in the Fee Letters.

(b) Unused Commitment Fee. The Borrowers shall pay to Agent a fee (the “Unused Commitment Fee”) for the account of each Lender in an amount equal to:

(i) the average daily balances of the Revolving Loan Commitment of such Lender during the preceding calendar month, less

(ii) the sum (without duplication) of (x) the average daily balance of all Revolving Loans held by such Lender, (y) the average daily amount of Letter of Credit Obligations held by such Lender and participations in L/C Reimbursement Obligations held by such Lender, and (z) in the case of the Swing Line Lender, the average daily balance of all outstanding Swingline Loans held by such Swing Line Lender, in each case, during the preceding calendar month; provided, in no event shall the amount computed pursuant to clauses (i) and (ii) be less than zero,

(iii) multiplied by three-eighths of one percent (0.375%) per annum.

The total fee paid by the Borrowers will be equal to the sum of all of the fees due to the Lenders, subject to subsection 1.11(e)(vi). Such fee shall be payable monthly in arrears on the first day of the calendar month following the date hereof and the first day of each calendar month thereafter. The Unused Commitment Fee provided in this subsection 1.9(b) shall accrue at all times from and after the execution and delivery of this Agreement. For purposes of this subsection 1.9(b), the Revolving Loan Commitment of any Non-Funding Lender shall be deemed to be zero.

(c) Letter of Credit Fee. The Borrowers agree to pay to Agent for the ratable benefit of the Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to Agent or Lenders hereunder or fees otherwise paid by the Borrowers, all reasonable costs and expenses, excluding all Taxes and Excluded Taxes, incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each calendar month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of the average daily undrawn face amount of all Letters of Credit issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to Letters of Credit; provided, however, at Agent’s or Required Lenders’ option, while an Event of Default exists (or automatically while an Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) exists), such rate shall be increased by two percent (2.00%) per annum. Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the first day of each calendar month and on the date on which all L/C Reimbursement Obligations have been discharged. In addition, the Borrowers shall pay to Agent, any L/C Issuer or any prospective L/C Issuer, as appropriate, on demand, such L/C Issuer’s or prospective L/C Issuer’s customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such L/C Issuer or prospective L/C Issuer in respect of the application for, and the issuance, negotiation, acceptance, amendment, transfer and payment of, each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

1.10 Payments by the Borrowers.

(a) All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. (New York time) on the date due. Any payment which is received by Agent later than 1:00 p.m. (New York time) may in Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Each Borrower and each other Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral during such pendency. Each Borrower hereby authorizes Agent and each Lender to make a Revolving Loan (which shall be a Base Rate Loan and which may be a Swingline Loan) to pay (i) interest, principal (including Swingline Loans), L/C Reimbursement Obligations, Agent fees, Unused Commitment Fees and Letter of Credit Fees, in each instance, on the date due, or (ii) after five (5) days’ prior notice to the Borrower Representative, other fees, costs or expenses (including Attorney Costs) payable by a Borrower or any of its Subsidiaries hereunder or under the other Loan Documents.

(b) Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through sixth below. Notwithstanding any provision herein to the contrary, all payments made by Credit Parties to Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of Lenders payable or reimbursable by the Borrowers under this Agreement;

third, to payment of all accrued unpaid interest on the Obligations and fees owed to Agent, Lenders and L/C Issuers;

fourth, to payment of principal of the Obligations (other than Bank Product Obligations), including, without limitation, L/C Reimbursement Obligations then due and payable, and cash collateralization of unmatured L/C Reimbursement Obligations to the extent not then due and payable);

fifth, to payment of any other amounts owing constituting Obligations (including Bank Product Obligations) and any Obligations under any Secured Rate Contract; and

sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above.

1.11 Payments by the Lenders to Agent; Settlement.

(a) Agent shall, on behalf of Lenders, disburse funds to the Borrowers for Loans requested in accordance with and subject to the terms and conditions of this Agreement. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Commitment Percentage of any Loan before Agent disburses same to the Borrowers. If Agent elects to require that each Lender make funds available to Agent prior to disbursement by Agent to the Borrowers, Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of the Loan requested by the

Borrower Representative no later than the Business Day prior to the scheduled Borrowing date applicable thereto, and each such Lender shall pay Agent such Lender’s Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Agent’s account, as set forth on Agent’s signature page hereto, no later than 1:00 p.m. (New York time) on such scheduled Borrowing date. Nothing in this subsection 1.11(a) or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of Section 1.11, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent, any Lender or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

(b) At least once each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Agent shall pay to each Lender such Lender’s Commitment Percentage (except as otherwise provided in subsection 1.1(b)(vi) and subsection 1.11(e)) of principal, interest and fees paid by the Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(c) Availability of Lender’s Commitment Percentage. Agent may assume that each Lender will make its Commitment Percentage of each Revolving Loan available to Agent on each Borrowing date. If such Commitment Percentage is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Commitment Percentage forthwith upon Agent’s demand, Agent shall promptly notify the Borrower Representative and the Borrowers shall promptly repay such amount to Agent. Nothing in this subsection 1.11(c) shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder. Without limiting the provisions of subsection 1.11(b), to the extent that Agent advances funds to the Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Lender.

(d) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(e) Non-Funding Lenders; Procedures.

(i) Responsibility. The failure of any Non-Funding Lender to make any Revolving Loan, Letter of Credit Obligation or any payment required by it, or to make any payment required by it hereunder, or to fund any purchase of any participation to be made or funded by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such loan, fund the purchase of any such participation, or make any other payment required hereunder on such date, and neither Agent nor, other than as expressly set forth herein, any Other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other payment required hereunder.

(ii) Reallocation. If any Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Letter of Credit Obligations (unless such Lender is the L/C Issuer that issued such Letter of Credit) and reimbursement obligations with respect to Swingline Loans shall, at Agent’s election at any time or upon any L/C Issuer’s or Swingline Lender’s, as applicable, written request delivered to Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Lenders that are not Non-Funding Lenders pro rata in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment (calculated as if the Non-Funding Lender’s Commitment Percentage was reduced to zero and each Other Lender’s Commitment Percentage had been increased proportionately), provided that no Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations, amounts of its participations in Swingline Loans and its pro rata share of unparticipated amounts in Swingline Loans to exceed its Revolving Loan Commitment.

(iii) Voting Rights. Notwithstanding anything set forth herein to the contrary, including Section 9.1, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to Section 9.1) for any voting or consent rights under or with respect to any Loan Document, provided that (A) the Commitment of a Non-Funding Lender may not be increased, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such Non-Funding Lender more adversely than Other Lenders, in each case without the consent of such Non-Funding Lender. Moreover, for the purposes of determining the Required Lenders, the Loans, Letter of Credit Obligations, and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(iv) Borrower Payments to a Non-Funding Lender. Agent shall be authorized to use all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties. Following such payment in full of the Aggregate Excess Funding Amount, Agent shall be entitled to hold such funds as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s unfunded Revolving Loan Commitment and to use such amount to pay such Non-Funding Lender’s funding obligations hereunder until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated. Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender. With respect to such Non-Funding Lender’s failure to fund Revolving Loans or purchase participations in Letters of Credit, Letter of Credit Obligations or L/C Reimbursement Obligations, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the Other Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Revolving Loans or Letter of Credit participation interests from the Other Lenders until such time as the aggregate amount of the Revolving Loans and participations in Letters of Credit, Letter of Credit Obligations and L/C Reimbursement Obligations are held by the Lenders in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment. Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans. In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (v) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to Agent, L/C Issuers, Swing Line Lender, and Other Lenders under the Loan Documents, including such Lender’s pro rata share of all Revolving Loans, Letter of Credit Obligations, L/C Reimbursement Obligations, Swing Line Loans, plus, without duplication, (B) all amounts of such Non-Funding Lender’s Commitment reallocated to Other Lenders pursuant to subsection 1.11(e)(ii).

(v) Cure. A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender (A) fully pays to Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Revolving Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender. Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi) Fees. A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrowers shall not be required to pay, such Lender’s portion of the Unused Commitment Fee during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof. In the event that any reallocation of Letter of Credit Obligations occurs pursuant to subsection 1.11(e)(ii), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all Lenders based on their pro rata share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any Other Lenders.

(f) Procedures. Agent is hereby authorized by each Credit Party and each other Secured Party to establish reasonable procedures (and to amend such procedures from time to time with reasonable prior notice to the Borrowers) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems.

1.12 Borrower Representative. Each Borrower hereby designates and appoints the Parent as its representative and agent on its behalf (the “Borrower Representative”) for the purposes of issuing Notices of Borrowings, Notices of Conversion/Continuation, L/C Requests and Swingline Requests, delivering certificates including Applicable Margin Certificates, Compliance Certificates and Borrowing Base Certificates, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

1.13 Eligible Credit Card Receivables. As used herein, the term “Eligible Credit Card Receivables” means all of the Credit Card Receivables of the Borrowers that arise in the Ordinary Course of Business of the Borrowers, which have been earned by performance, that are not excluded as ineligible by virtue of one or more of the criteria set forth below and are reflected as “Eligible Credit Card Receivables” in the most recent Borrowing Base Certificate delivered by the Borrower Representative to Agent. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Credit Card Receivables (including, without limitation, for estimates, chargeback or other accrued liabilities or offsets by credit card processors and amounts to adjust for material claims, offsets, defenses or counterclaims or other material disputes with an Account Debtor) from time to time in its Good Faith Discretion. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria, to establish new criteria and to adjust the applicable advance rate with respect to Eligible Credit Card Receivables, in its sole discretion, subject to the approval of the Required Lenders in the case of adjustments, new criteria or changes in the applicable advance rates which have the effect of making more credit available to the Borrowers. Eligible Credit Card receivables shall not include any of the following Credit Card Receivables of a Borrower:

(a) More Than 5 Days Old. Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(b) No Title/ Other Liens. Credit Card Receivables with respect to which such Borrower does not have good, valid and marketable title thereto, free and clear of any Lien;

(c) Unperfected. Credit Card Receivables that are not subject to a first priority security interest in favor of the Agent, as applicable, for its own benefit and the benefit of the other Lenders;

(d) Disputed. Credit Card Receivables which are disputed, or with respect to which a claim, counterclaim, offset or chargeback has been asserted, by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback);

(e) Repurchase Obligation. Credit Card Receivables as to which the credit card processor has the right under certain circumstances to require any Credit Party to repurchase such Accounts from such credit card processor;

(f) No Credit Card Agreement. Except as otherwise approved by the Agent, Credit Card Receivables as to which the Agent has not received an acceptable Credit Card Agreement;

(g) Doubtful Collectability. Credit Card Receivables due from credit card issuers or processors (other than Visa, Mastercard, American Express, Diners Club and Discover) which the Agent determines, in its sole discretion, to be unlikely to be collected; or

(h) Private Label Credit Cards. Except as otherwise approved by the Agent in its sole discretion, Credit Card Receivables arising from Private Label Credit Cards.

1.14 Eligible Inventory. As used herein, the term “Eligible Inventory” means all of the Inventory of the Borrowers that is not excluded as ineligible by virtue of one or more of the criteria set forth below and is reflected as “Eligible Inventory” or “Eligible In-Transit Inventory” in the most recent Borrowing Base Certificate delivered by the Borrower Representative to Agent. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its Good Faith Discretion. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory or Eligible In-Transit Inventory in its sole discretion, subject to the approval of Required Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available to the Borrowers. Eligible Inventory shall not include any of the following Inventory of a Borrower:

(a) Excess/Obsolete. Inventory that is excess, obsolete, unsaleable, shopworn, or seconds as determined by the Borrowers in the Ordinary Course of Business of the Borrowers and otherwise acceptable to Agent in its Good Faith Discretion;

(b) Damaged. Inventory that is damaged or unfit for sale;

(c) Locations < $50,000. Inventory that is located at any site if the aggregate book value of Inventory at any such location is less than $50,000;

(d) Consignment. Inventory that is placed on consignment;

(e) Off-Site. Inventory that (i) is not located on premises owned, leased or rented by a Borrower and set forth in Schedule 3.21 or (ii) is stored at a leased location, unless (y) a satisfactory landlord waiver has been delivered to Agent, or (z) Reserves satisfactory to Agent have been established in Agent’s Good Faith Discretion with respect thereto, (iii) is stored with a bailee or warehouseman unless (y) a satisfactory, acknowledged bailee letter has been received by Agent with respect thereto and (z) Reserves satisfactory to Agent have been established in Agent’s Good Faith Discretion with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a satisfactory mortgagee waiver has been delivered to Agent;

(f) In-Transit. Inventory that is in transit, except for Eligible In-Transit Inventory and Inventory in transit between domestic locations of the Borrowers as to which Agent’s Liens have been perfected at origin and destination;

(g) Restricted. Inventory subject to any licensing, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or disposition of that Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies);

(h) Packing/Shipping Materials. Inventory that consists of packing or shipping materials, or manufacturing supplies;

(i) Tooling. Inventory that consists of tooling or replacement parts;

(j) Display Items. Inventory that consists of display items;

(k) Returns. Inventory that consists of goods which have been returned by the buyer and not placed back into Inventory;

(l) Freight. Inventory that consists of any costs associated with “freight-in” charges;

(m) Hazardous Materials. Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(n) Un-insured. Inventory that is not covered by casualty insurance reasonably acceptable to Agent;

(o) Not Owned/Other Liens. Inventory that is not owned by a Borrower or is subject to Liens other than Permitted Liens described in subsections 5.1(b), (c), (d), (f) and (p) or rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure a Borrower’s performance with respect to that Inventory);

(p) Unperfected. Inventory that is not subject to a first priority Lien in favor of Agent on behalf of itself and the Secured Parties, except for Liens described in subsections 5.1(d) and (p) (subject to Reserves);

(q) Negotiable Document of Title. Inventory that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of Agent, on behalf of itself and the Secured Parties;

(r) Not Ordinary Course. Inventory (other than raw materials) that is not of a type held for sale in the Ordinary Course of Business of a Borrower;

(s) Shortfalls/Discrepancies. Inventory that is identified in the stock ledger of any Borrower as missing or with on-hand discrepancies; or

(t) Discontinued/Liquidation. Inventory that is identified in the stock ledger of any Borrower as (i) defective or (ii) no longer to be sold by any Borrower in their stores and, in each case (y) as determined by the Borrowers in the Ordinary Course of Business of the Borrowers and otherwise acceptable to Agent in its Good Faith Discretion and (z) subject to a liquidation sale.

1.15 Eligible Mortgaged Property. As used herein, the term “Eligible Mortgaged Property” means the Mortgaged Property; provided, however, that each of the following conditions must be satisfied or waived in writing by Agent before the Mortgaged Property shall be deemed to be “Eligible Mortgaged Property”:

(a) Agent shall have completed its due diligence with respect to the Mortgaged Property with results reasonably satisfactory to Agent;

(b) Agent shall have received from Borrower Representative a duly executed and completed updated Borrowing Base Certificate, which shall reflect the appraised fair market value of the Mortgaged Property and otherwise be in form and substance reasonably satisfactory to Agent; and

(c) Agent shall have received each of the items described in clauses (i) through (ix) below (collectively, the “Mortgaged Property Deliverables”), and all such items shall be in form and substance reasonably satisfactory to Agent:

(i) a copy of a fair market value appraisal of the Mortgaged Property prepared by an independent real estate appraiser reasonably satisfactory to Agent in conformance with FIRREA appraisal requirements, if applicable;

(ii) a flood hazard determination certificate with respect to the Mortgaged Property and, if the Mortgaged Property is located in a Special Flood Hazard Area, Federal Flood Insurance as required by subsection 4.6(a);

(iii) a Phase I Environmental Site Assessment with respect to the Mortgaged Property conducted by an independent environmental assessment company reasonably satisfactory to Agent, together with any other environmental reports, inspections or assessments as may be reasonably requested by Agent, and Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance reasonably satisfactory to Agent, authorizing Agent to rely on such reports;

(iv) a fully executed Mortgage, and evidence that such Mortgage has been recorded in all places to the extent necessary to create a valid,

enforceable and perfected first priority Lien (subject only to the Permitted Liens described in subsection 5.1(c), (g) or (o)) on the Mortgaged Property in favor of Agent;

(v) an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the Mortgaged Property, free and clear of all defects, encumbrances and Liens (other than the Permitted Liens described in subsection 5.1(c), (g) or (o));

(vi) an A.L.T.A. survey of the Mortgaged Property, certified to Agent by a licensed surveyor sufficient to allow the issuer of the A.L.T.A lender’s title insurance policy to issue such policy without a general survey exception;

(vii) evidence in form and substance reasonably satisfactory to Agent that the Mortgaged Property and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any governmental authority have been issued; provided that if title insurance with respect to the Mortgaged Property described in clause (v) above does not include a Zoning 3.1 (with parking) endorsement because such an endorsement is not available in the state where the Mortgaged Property is located, then Borrowers shall furnish to Agent a zoning letter from the applicable municipal agency with respect to the Mortgaged Property or a zoning report that verifies the zoning classification of the Mortgaged Property and the Mortgaged Property’s compliance with such zoning classification (the “Zoning Report”);

(viii) a current engineering report or architect’s certificate with respect to the Mortgaged Property, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards (the “Property Condition Report”, whether one or more);

(ix) an opinion of Troutman Sanders LLP counsel for the Credit Parties regarding the Mortgage on the Mortgaged Property and related matters as Agent may request, addressed to Agent and otherwise in form and substance reasonably satisfactory to Agent; and

(x) an opinion of Pennsylvania local counsel for the Credit Parties regarding the Mortgage on the Mortgaged Property and related matters as Agent may request, addressed to Agent and otherwise in form and substance reasonably satisfactory to Agent.

Notwithstanding the foregoing, Agent shall have the right to establish, modify, or eliminate Reserves against the Eligible Mortgaged Property from time to time in its sole discretion. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to the Eligible Mortgaged Property in its sole discretion, subject to the approval of Required Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available to the Borrowers.

ARTICLE II.

CONDITIONS PRECEDENT

2.1 Conditions of Initial Loans. The obligation of each Lender to make its initial Loans and of each L/C Issuer to Issue, or cause to be Issued, the initial Letters of Credit hereunder is subject to satisfaction of the following conditions in a manner satisfactory to Agent:

(a) Loan Documents. Agent shall have received on or before the Closing Date all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit 2.1, each in form and substance reasonably satisfactory to Agent;

(b) Excess Availability. After giving effect to the consummation of the Related Transactions and payment of all costs and expenses in connection therewith, Excess Availability shall be not less than $5,500,000;

(c) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Agent shall have received a fully executed pay-off letter reasonably satisfactory to Agent confirming that all indebtedness owing by any Credit Party to Prior Lender will be repaid in full from the proceeds of the initial Loans and all Liens upon any of the Property of the Credit Parties or any of their Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender (other than the Rollover Letters of Credit) shall have been cash collateralized or supported by a Letter of Credit issued pursuant hereto, as mutually agreed upon by Agent, the Borrowers and Prior Lender;

(d) Approvals. Agent shall have received reasonably satisfactory evidence that the Credit Parties have obtained all consents and approvals of all Persons including all requisite Governmental Authorities, required to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions;

(e) JLP Daisy Consent Letter. Agent shall have received the fully executed JLP Daisy Consent Letter in form and substance reasonably satisfactory to Agent;

(f) Due Diligence. Agent shall have completed its business and legal due diligence with respect to each Credit Party (including satisfactory review of all material contracts and all pending or threatened litigation or proceedings in any court or before any arbitrator or Governmental Authority and background checks on the Borrowers and each of their respective management, Subsidiaries and Affiliates) and the results thereof shall be acceptable to Agent in its reasonable discretion;

(g) Field Examination; Inventory Appraisal. Agent shall have received (i) a reasonably satisfactory field examination conducted by an examiner reasonably acceptable to Agent of the Credit Parties’ respective business, operations, financial condition and assets and upon which Agent is entitled to rely and (ii) a reasonably acceptable Inventory appraisal prepared by an appraiser reasonably satisfactory to Agent and upon which Agent is entitled to rely;

(h) Capital Structure. The ownership, capital, corporate, tax, organizational and legal structure of the Credit Parties after giving effect to the Related Transactions shall be reasonably satisfactory to Agent;

(i) Material Adverse Effect. As of the Closing Date, there will have been since January 29, 2011, no Material Adverse Effect;

(j) [Intentionally omitted];

(k) Insurance. Agent shall have received such insurance information required by Section 4.6;

(l) Absence of Litigation. There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that has or would reasonably be expected to have a Material Adverse Effect or any of the transactions contemplated hereby or thereby or that seeks to challenge, enjoin or prevent the transactions contemplated by this Agreement or the Loan Documents;

(m) Projections. Agent shall have received, each in form and substance reasonably satisfactory to Agent, projections of the Credit Parties (and their Subsidiaries’) consolidated and consolidating financial performance for the three (3) year period beginning on January 30, 2011 on a quarterly basis, and including projected Excess Availability on a monthly basis for the first year thereafter;

(n) Solvency. Agent shall have received a solvency certificate from the chief financial officer, or such other officer acceptable to Agent, of the Borrower Representative certifying that after giving effect to the consummation of the Related Transactions, the Credit Parties, taken as a whole, are Solvent, and such certificate shall be in form and substance reasonably satisfactory to Agent; and

(o) Payment of Fees. The Borrowers shall have paid the fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the fees specified in the Closing Date Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date to the extent required by this Agreement.

2.2 Conditions to All Borrowings. Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date), and Agent or Required Lenders have determined not to make such Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect as of such date;

(b) any Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation), and Agent or Required Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

(c) after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), the aggregate outstanding amount of the Revolving Loans would exceed the Maximum Revolving Loan Amount (except as provided in subsection 1.1(a)).

The request by Borrower Representative and acceptance by the Borrowers of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents.

2.3 Conditions Precedent to Each Facilities Increase.

(a) Certain Documents. Agent shall have received on or prior to the Facilities Increase Date for such Facilities Increase each of the following, each dated such Facilities Increase Date unless otherwise indicated or agreed to by Agent, in form and substance satisfactory to Agent:

(i) written commitments duly executed by existing Lenders or Eligible Assignees in an aggregate amount equal to the amount of the proposed Facilities Increase (as agreed between Borrower Representative and Agent but in any case not to exceed, in the aggregate for all such Facilities Increases, the maximum amount set forth in the Facilities Increase Notice) and, in the case of each such Eligible Assignee, an assumption agreement in form and substance satisfactory to Agent and duly executed by the Borrowers, Agent and such Eligible Assignee;

(ii) an amendment to this Agreement (including to Schedule 1.1(a)), effective as of the Facilities Increase Date and executed by the Credit Parties and Agent, to the extent necessary to implement the terms and conditions of the Facilities Increase (including interest rates, fees and scheduled repayment dates and maturity), as agreed to by the Credit Parties and Agent but, which, in any case, except for interest, fees, scheduled repayment dates and maturity, shall not be applied materially differently to the Facilities Increase and the existing credit facilities provided hereunder;

(iii) for the account of each Lender or Eligible Assignee participating in such Facilities Increase having requested the same by notice to Agent and the Borrower received by each at least three (3) Business Days prior to the Facilities Increase Date (or such later date as may be agreed by Borrower Representative), Revolving Notes conforming to the requirements set forth in Section 1.2;

(iv) for each Credit Party executing any Loan Document as part of such Facilities Increase, a certificate of the secretary or other officer of such Credit Party in charge of maintaining books and records of such Credit Party certifying as to the resolutions of such Credit Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each document executed as part of such Facilities Increase to which such Credit Party is a party;

(v) duly executed opinions of counsel to the Credit Parties, each addressed to Agent, the L/C Issuers and the Lenders and addressing such matters pertaining to such Facilities Increase as Agent may reasonably request; and

(vi) such other documents as Agent may reasonably request or as any Lender participating in such Facilities Increase may require as a condition to its commitment in such Facilities Increase.

(b) Fee and Expenses. There shall have been paid to Agent, for the account of Agent, the Arranger, any Lender (including any Person becoming a Lender as part of such Facilities Increase on such Facilities Increase Date) or any L/C Issuer, as the case may be, all fees and expenses due and payable on or before the Facilities Increase Date for such Facilities Increase.

(c) Conditions to Extensions of Credit. As of the Facilities Increase Date for such Facilities Increase, (i) the conditions precedent set forth in Section 2.2 shall have been satisfied both before and after giving effect to such Facilities Increase and (ii) such Facilities Increase shall be made on the terms and conditions set forth in Section 1.1(d).

(d) Yield Maintenance. As of the Facilities Increase Date for such Facilities Increase, (i) the “all-in yield” (after taking into account commissions and related fees, costs and expenses) to the Lenders participating in such Facilities Increase in the Aggregate Revolving Loan Commitments shall not exceed such all-in yield (on a marked-to-market basis) for the Aggregate Revolving Loan Commitments (after giving effect to any increase in the Applicable Margin applicable to Revolving Loans that becomes effective on the Facilities Increase Date) and (ii) the weighted average life of any facility modified or added as part of such Facilities Increase shall not be shorter than the weighted average life for the corresponding facility prior to giving effect to such modification or, in the case of a new facility, the existing facility of the type of, and most similar to, such new facility.

2.4 Determinations of Initial Borrowing Conditions. For purposes of determining compliance with the conditions specified in Sections 2.1 and 2.3, each Lender shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Lender unless, prior to the Closing Date (or, as the case may be, the corresponding Facilities Increase Date), Agent receives notice from such Lender specifying such Lender’s objections and such Lender has not made available its pro rata share of any Borrowing scheduled to be made on the Closing Date (or, as the case may be, the corresponding Facilities Increase Date).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, represent and warrant to Agent and each Lender that the following are, and after giving effect to the Related Transactions will be, true, correct and complete:

3.1 Corporate Existence and Power. Each Credit Party and each of their respective Subsidiaries:

(a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals required to own its assets, carry on its business and execute, deliver, and perform its obligations under the Loan Documents;

(c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Credit Parties of this Agreement, and by each Credit Party and each of their respective Subsidiaries of any other Loan Document to which such Person is party are within such Credit Party’s and its Subsidiaries corporate and similar powers and, at the time of execution thereof, have been duly authorized by all necessary action, and do not and will not:

(a) contravene the terms of any of that Person’s Organization Documents;

(b) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(c) violate any Requirement of Law in any material respect.

3.3 Governmental Authorization.

(a) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Agreement, any other Loan Document except (i) for recordings and filings in connection with the Liens granted to Agent under the Collateral Documents and (ii) those obtained or made on or prior to the Closing Date.

(b) To the knowledge of each Credit Party, (i) the Mortgaged Property is in compliance in all material respects with all applicable zoning and building requirements and (ii) the Mortgaged Property does not constitute, in whole or in part, a legally non-conforming use under applicable law.

3.4 Binding Effect. This Agreement and each other Loan Document to which any Credit Party or any Subsidiary of any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5 Litigation. Except as specifically disclosed in Schedule 3.5, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

(a) purport to affect or pertain to this Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b) would reasonably be expected to result in equitable relief or monetary judgment(s), individually or in the aggregate, in excess of $500,000.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. As of the Closing Date, no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

3.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of Agent’s Liens on the Collateral or the consummation of the Related Transactions. No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

3.7 ERISA Compliance. Schedule 3.7 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies (excluding, solely for this purpose, plan document or operational failures that (i) are eligible for correction under EPCRS, (ii) are promptly corrected under EPCRS and (iii) do not or are not reasonably expected to result in Liabilities in excess of $500,000) and has received a favorable opinion letter or determination letter from the IRS to the effect that the form of such Benefit Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such letter was filed by the end of such Benefit Plan’s applicable remedial amendment cycle under Revenue Procedure 2005-66 (or such successor promulgation), is currently being processed by the IRS or the deadline for filing such an application has not expired. Except for those that would not reasonably be expected to result in Liabilities in excess of $500,000 in the aggregate, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur or has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

3.8 Use of Proceeds; Margin Regulations. No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Schedule 3.8 contains a description of the Credit Parties’ sources and uses of funds on the Closing Date, including any Loans and Letters of Credit made or issued on the Closing Date and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

3.9 Ownership of Property; Liens. As of the Closing Date, the Real Estate listed in Schedule 3.9 constitutes all of the Real Estate of each Credit Party and each of their respective Subsidiaries. Each of the Credit Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses. As of the Closing Date, none of the Real Estate which is owned by any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens. As of the Closing Date, Schedule 3.9 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, all material Permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.10 Taxes. All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. As of the Closing Date, except as set forth on Schedule 3.10, no Tax Return is under audit or examination by any Governmental Authority, and no notice of any audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

3.11 Financial Condition.

(a) Each of (i) the audited consolidated balance sheet of Parent and its Subsidiaries dated January 29, 2011, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date and (ii) the unaudited interim consolidated balance sheet of Parent and its Subsidiaries dated April 30, 2011, and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the three (3) fiscal months then ended, in each case, as attached hereto as Schedule 3.11(a):

(x) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

(y) present fairly in all material respects the consolidated financial condition of the Parent and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby.

(b) [Intentionally omitted].

(c) Since January 29, 2011 there has been no Material Adverse Effect.

(d) The Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

(e) All financial performance projections delivered to Agent, including the financial performance projections delivered on or before the Closing Date, represent the Borrowers’ best good faith estimate of future financial performance and are based on assumptions believed by the Borrowers to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results.

3.12 Environmental Matters. Except as set forth in Schedule 3.12 or for those that would not, in the aggregate, reasonably be expected to result in Material Environmental Liabilities, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate currently owned, or to the knowledge of any Credit Party previously owned, or previously or currently leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Laws, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (e) all Real Estate currently owned, or to the knowledge of any Credit Party previously owned, or previously or currently leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary of each Credit Party is free of contamination by any Hazardous Materials, and (f) no Credit Party and no Subsidiary of any Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or other Environmental Laws. Each Credit Party has made available to Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, control or otherwise available to the Credit Parties.

3.13 Regulated Entities. None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an “investment company” within the meaning of the

Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

3.14 Solvency. Both before and after giving effect to (a) the Loans made and Letters of Credit Issued on or prior to the date this representation and warranty is made or remade, (b) the disbursement of the proceeds of such Loans to or as directed by Borrower Representative, (c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, both the Credit Parties taken as a whole and each Borrower individually are Solvent.

3.15 Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.15, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

3.16 Intellectual Property. As of the Closing Date, Schedule 3.16 sets forth a true and complete list of the following Intellectual Property each Credit Party owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered in the name of any Credit Party or subject to applications for registration by any Credit Party, (ii) Internet Domain Names and (iii) material Intellectual Property and material Software, separately identifying, in the case of material Intellectual Property, that owned and licensed to such Credit Party and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by such Credit Party with respect thereto. Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.17 Brokers’ Fees; Transaction Fees. Except for fees payable to Agent and Lenders, none of the Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18 Insurance. Schedule 3.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, including issuers. Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where such Person operates.

3.19 Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 3.19, as of the Closing Date, no Credit Party and no Subsidiary of any Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Borrowers and Subsidiaries of the Borrowers, those in favor of Agent, for the benefit of the Secured Parties. All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All of the issued and outstanding Stock of each Credit Party (other than Parent) and each Subsidiary of each Credit Party is owned by each of the Persons and in the amounts set forth in Schedule 3.19. Except as set forth in Schedule 3.19, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries. Set forth in Schedule 3.19 is a true and complete organizational chart of Parent and its Subsidiaries, which the Credit Parties shall update upon notice to Agent promptly following the incorporation, organization or formation of any Subsidiary.

3.20 Jurisdiction of Organization; Chief Executive Office. Schedule 3.20 lists each Credit Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Credit Party’s chief executive office or sole place of business, in each case as of the Closing Date, and such Schedule 3.20 also lists all jurisdictions of organization and legal names of such Credit Party for the five years preceding the Closing Date.

3.21 Locations of Inventory, Equipment and Books and Records. Each Credit Party’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed in Schedule 3.21 (which Schedule 3.21 shall be promptly updated by the Credit Parties upon notice to Agent as permanent Collateral locations change).

3.22 Deposit Accounts and Other Accounts. Schedule 3.22 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.23 Government Contracts. As of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.24 [Intentionally omitted].

3.25 Bonding; Licenses. Except as set forth in Schedule 3.25, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

3.26 Full Disclosure. None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to Agent or the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.27 Foreign Assets Control Regulations and Anti-Money Laundering. Each Credit Party and each Subsidiary of each Credit Party is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.28 Patriot Act. The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

3.29 Physical Condition of Mortgaged Property. To the knowledge of each Credit Party, (a) the Mortgaged Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects (reasonable wear and tear excepted); and (b) there exists no structural or other material defects or damages in the Mortgaged Property, whether latent or otherwise. No Credit Party has received written notice from any insurance company or bonding company of any defects or inadequacies in the Mortgaged Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

3.30 Access. The Mortgaged Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Mortgaged Property are located in the public right-of-way abutting the Mortgaged Property, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Mortgaged Property. All roads necessary for the full utilization of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities

3.31 Inactive Subsidiaries. As of the Closing Date, no Inactive Subsidiary has assets with a fair market value of equal to or greater than $1,000.

3.32 Business of Certain Subsidiaries. (a) DACCS, Inc. does not engage in any business other than the issuance of gift cards and gift certificates to be honored by the other Credit Parties, and (b) as of the Closing Date, dELiA*s Brand LLC (i) does not engage in any business other than the licensing to the Credit Parties and other Persons of the Intellectual Property registered in the name of dELiA*s Brand LLC disclosed on Schedule 3.16, (ii) owns no Property other than the Intellectual Property registered in the name of dELiA*s Brand LLC disclosed on Schedule 3.16 and (iii) licenses the Intellectual Property registered in the name of dELiA*s Brand LLC disclosed on Schedule 3.16 in the Ordinary Course of Business.

ARTICLE IV.

AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

4.1 Financial Statements. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). The Borrowers shall deliver to Agent and each Lender by Electronic Transmission and in detail reasonably satisfactory to Agent and the Required Lenders:

(a) as soon as available, but not later than ninety (90) days after the end of each Fiscal Year, a copy of the audited consolidated balance sheets of Parent and its Subsidiaries as at the end of such year and the related (i) consolidating statements of income or operations and (ii) consolidated statements of shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any “Big Four” or other nationally-recognized independent public accounting firm reasonably acceptable to Agent (provided that Agent acknowledges that BDO USA, LLP is acceptable to Agent as of the Closing Date) which report shall (y) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (z) not include any explanatory paragraph expressing substantial doubt as to going concern status;

(b) as soon as available, but not later than forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, a copy of the unaudited consolidated balance sheets of Parent and its Subsidiaries, and the related (i) consolidating statements of income and (ii) consolidated statements of shareholders’ equity and cash flows as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, all certified on behalf of the Borrowers by an appropriate Responsible Officer of the Borrower Representative as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Parent and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures; and

(c) as soon as available, but not later than thirty (30) days after the end of each of the first two fiscal months of each Fiscal Quarter, a copy of the unaudited consolidated balance sheets of Parent and its Subsidiaries, and the related (i) consolidating statements of income and (ii) consolidated statements of shareholders’ equity and cash flows as of the end of such fiscal month and for the portion of the Fiscal Year then ended, all certified on behalf of the Borrowers by an appropriate Responsible Officer of the Borrower Representative as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Parent and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

4.2 Appraisals; Certificates; Other Information. The Borrowers shall furnish to Agent and each Lender by Electronic Transmission, or shall, or shall cause each of the Credit Parties to, permit and enable Agent to:

(a) together with each delivery of financial statements pursuant to (i) subsections 4.1(a) and 4.1(b), a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of the Borrower Representative, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the Fiscal Quarter and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements), and (ii) subsections 4.1(a), 4.1(b) and 4.1(c) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to subsection 4.2(k) and discussing the reasons for any significant variations;

(b) concurrently with the delivery of the financial statements referred to in subsections 4.1(a), 4.1(b) and 4.1(c) above, a fully and properly completed Compliance Certificate in the form of Exhibit 4.2(b), certified on behalf of the Borrowers by a Responsible Officer of the Borrower Representative;

(c) promptly after the same are sent, copies of all financial statements and reports which any Credit Party sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d) as soon as available and in any event (i) within ten (10) days after the end of each fiscal month, (ii) during any time following an Excess Availability Trigger Event and continuing thereafter until such time as an Excess Availability Cure Event occurs, one (1) Business Day after the end of each calendar week, or (iii) at such other times as Agent may reasonably request from time to time so long as an Event of Default has occurred and is continuing, a Borrowing Base Certificate, certified on behalf of the Borrowers by a Responsible Officer of the Borrower Representative, setting forth the Borrowing Base as at the end of the most-recently ended fiscal month or week, as applicable, or as at such other date as Agent may reasonably require;

(e) concurrently with the delivery of the Borrowing Base Certificate, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(f) concurrently with the delivery of each Borrowing Base Certificate, a Credit Card Receivables summary aging report accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(g) [Intentionally omitted];

(h) [Intentionally omitted];

(i) to Agent, at the time of delivery of each of the monthly and quarterly financial statements delivered pursuant to subsection 4.1(b) or 4.1(c), as applicable:

(i) a reconciliation of the most recent Borrowing Base Certificate, general ledger and month-end Credit Card Receivables aging of the Borrowers to the Borrowers’ general ledger and monthly financial statements delivered pursuant to subsection 4.1(b) or quarterly financial statements delivered pursuant to subsection 4.1(c), as applicable, in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii) a reconciliation of the perpetual inventory by location to the Borrowers’ most recent Borrowing Base Certificate, general ledger and monthly financial statements delivered pursuant to subsection 4.1(b) or quarterly financial statements delivered pursuant to subsection 4.1(c), as applicable, in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iii) a reconciliation of the outstanding Loans as set forth in the monthly loan account statement provided by Agent to the Borrowers’ general ledger and monthly financial statements delivered pursuant to subsection 4.1(b) or quarterly financial statements delivered pursuant to subsection 4.1(c), as applicable, in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(j) at the time of delivery of each of the quarterly financial statements delivered pursuant to subsection 4.1(b), (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940 or any similar state or municipal law; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in each case entered into or filed in the prior Fiscal Quarter;

(k) as soon as available and in any event no later than thirty (30) days after the last day of each Fiscal Year of the Borrowers, projections of the Credit Parties

(and their Subsidiaries’) consolidated and consolidating financial performance and Excess Availability for the forthcoming three (3) Fiscal Years on a year by year basis, and for the forthcoming Fiscal Year on a month by month basis;

(l) promptly upon receipt thereof, copies of any reports submitted by the certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Credit Party made by such accountants, including any comment letters submitted by such accountants to management of any Credit Party in connection with their services;

(m) upon Agent’s request from time to time, obtain appraisals in form and substance and from appraisers satisfactory to Agent stating the then Net Orderly Liquidation Value, or such other value as determined by Agent, of all or any portion of the Inventory of any Credit Party or any Subsidiary of any Credit Party; provided that, notwithstanding any provision herein to the contrary, the Credit Parties shall be obligated to reimburse Agent for the expenses of (i) except as provided in clauses (ii) or (iii) below (if applicable), two such appraisals per year, (ii) during any time following an Excess Availability Trigger Event and continuing thereafter until such time as an Excess Availability Cure Event occurs, three such appraisals per year or (iii) so long as an Event of Default has occurred and is continuing, all such appraisals as may be reasonably requested by Agent;

(n) upon Agent’s request from time to time, to obtain appraisals in form and substance and from independent real estate appraisers satisfactory to Agent stating the fair market value, or such other value as determined by Agent (for example, replacement cost for purposes of Flood Insurance), of the Mortgaged Property, including any appraisal required to comply with FIRREA; provided that, notwithstanding any provision herein to the contrary, the Credit Parties shall be obligated to reimburse Agent for the expenses of (i) except as provided in clause (ii) below (if applicable), one such appraisal per year or (ii) so long as an Event of Default has occurred and is continuing, all such appraisals as may be reasonably requested by Agent;

(o) as soon as available and in any event no later than the three (3) Business Days after the last day of each Fiscal Quarter of Borrowers (commencing with the Fiscal Quarter ending July 30, 2011, an Applicable Margin Certificate for such Fiscal Quarter, certified on behalf of the Borrowers by a Responsible Officer of the Borrower Representative, and

(p) promptly, such additional business, financial, corporate affairs, perfection certificates and other information as Agent may from time to time reasonably request.

4.3 Notices. The Borrowers shall notify promptly Agent and each Lender of each of the following (and in no event later than five (5) Business Days after a Responsible Officer becoming aware thereof):

(a) the occurrence or existence of any Default or Event of Default, or any event or circumstance that foreseeably will become a Default or Event of Default;

(b) any breach or non-performance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in Liabilities in excess of $500,000;

(d) the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party (i) in which the amount of damages claimed is $500,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document;

(e) (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, would reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Credit Party of notification that any Property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in Material Environmental Liabilities;

(f) (i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA, or intent to terminate any Title IV Plan, a copy of such notice (ii) promptly, and in any event within ten (10) days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, and (iii) promptly, and in any event within ten (10) days after any officer of any ERISA Affiliate knows or has reason to know that an ERISA Event will or has occurred, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto;

(g) any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to Agent and Lenders pursuant to this Agreement;

(h) any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary of any Credit Party;

(i) any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party or any Subsidiary of any Credit Party if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j) the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent (other than issuances by the Parent of Stock or Stock Equivalents not requiring a mandatory prepayment hereunder); and

(k) (i) the creation, or filing with the IRS or the State of New York, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any income or franchise or other material taxes with respect to any Tax Affiliate, (ii) the creation, or filing with any other Governmental Authority of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any material income, franchise or other taxes with respect to any Tax Affiliate and (iii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise.

Each notice pursuant to this Section 4.3 shall be in electronic form accompanied by a statement by a Responsible Officer of the Borrower Representative, on behalf of the Borrowers, setting forth details of the occurrence referred to therein, and stating what action the Borrowers or other Person proposes to take with respect thereto and at what time. Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

4.4 Preservation of Corporate Existence, Etc. Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except, with respect to the Borrowers’ Subsidiaries, in connection with transactions permitted by Section 5.3;

(b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 5.3 and sales of assets permitted by Section 5.2 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c) use its commercially reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it;

(d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e) conduct its business and affairs without infringement of any Intellectual Property of any other Person which infringement would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.5 Maintenance of Property.

(a) Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall promptly make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) Each Credit Party shall observe and comply in all material respects with all Requirements of Law applicable to the ownership, use and operation of the Mortgaged Property.

4.6 Insurance.

(a) Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the Property and businesses of the Credit Parties and such Subsidiaries with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrowers) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties, (ii) with respect to the Mortgaged Property, maintain or cause to be maintained in full force and effect, in addition to the policies required under clause (i), the insurance policies and coverages described on Schedule 3.18, subject to changes in policies and coverages based upon the availability of insurance for Persons engaged in ownership and operation of properties similar to the Mortgaged Property and (iii) cause all such insurance relating to any property or business of any Credit Party to name Agent as additional insured or loss payee, as appropriate. All policies of insurance on real and personal property of the Credit Parties will contain an endorsement, in form and substance acceptable to Agent, showing loss payable to Agent (Form CP 1218 or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Agent, will provide that the insurance companies will give Agent at least twenty (20) days’ prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of the Credit Parties or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage. Each Credit Party shall deliver to Agent, within ten (10) days of receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage with respect to the Mortgaged Property. Each Credit Party shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder directly to Agent. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash subject to the Credit Parties’ right to reinvest certain proceeds from an Event of Loss as set forth in subsection 1.8(b) hereof. Agent reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance in its reasonable discretion. Notwithstanding the requirement in subsection (i) above, Federal Flood Insurance shall not be required for (x) Real Estate not located in a Special Flood Hazard Area, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.

(b) If the Credit Parties fail to provide Agent with evidence of the insurance coverage required by this Agreement at least ten (10) days prior to the expiration or cancellation of any existing insurance coverage, Agent may purchase insurance at the Credit Parties’ expense to protect Agent’s and Lenders’ interests in the

Credit Parties’ and their Subsidiaries’ properties. This insurance may, but need not, protect the Credit Parties’ and their Subsidiaries’ interests. The coverage that Agent purchases may not pay any claim that any Credit Party or any Subsidiary of any Credit Party makes or any claim that is made against such Credit Party or any Subsidiary in connection with said Property. The Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that there has been obtained insurance as required by this Agreement. If Agent purchases insurance, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Borrowers may be able to obtain on their own.

(c) The Credit Parties appoint Agent as their attorney-in-fact to settle or adjust all property damage claims under its casualty insurance policies at all times that any Obligations or Letters of Credit are outstanding; provided, that such power of attorney shall only be exercised so long as an Event of Default has occurred and is continuing or if the casualty claim exceeds $1,000,000. Agent shall have no duty to exercise such power of attorney, but may do so at its discretion.

(d) In addition to the foregoing, the Credit Parties shall comply with each of the requirements set forth on Schedule 4.6(d).

(e) Agent agrees that the types, amounts and providers of insurance maintained by the Credit Parties on the Closing Date are acceptable as of the Closing Date.

4.7 Payment of Obligations. Such Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

(a) all tax liabilities, assessments and governmental charges or levies upon it or its Property, unless (i) the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person; and (ii) the aggregate Liabilities secured by such Lien do not exceed $25,000;

(b) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained herein, in any other Loan Documents and/or in any instrument or agreement evidencing such Indebtedness;

(d) the performance of all obligations under any Contractual Obligation to such Credit Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e) payments to the extent necessary to avoid the imposition of a Lien with respect to, or the involuntary termination of any underfunded Benefit Plan.

4.8 Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.9 Inspection of Property and Books and Records. Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times during the continuance thereof): (a) provide access to such property to Agent and any of its Related Persons, as frequently as Agent determines to be appropriate; and (b) permit Agent and any of its Related Persons to conduct field examinations, audit, inspect and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party’s books and records, and evaluate and make physical verifications of the Inventory and other Collateral in any manner and through any medium that Agent considers advisable, in each instance, at the Credit Parties’ expense; provided that, notwithstanding any provision herein to the contrary, the Credit Parties shall be obligated to reimburse Agent for the expenses of (i) except as provided in clauses (ii) or (iii) below (if applicable), two such field examinations, audits and inspections per year, (ii) during any time following an Excess Availability Trigger Event and continuing thereafter until such time as an Excess Availability Cure Event occurs, three such field examinations, audits and inspections per year or (iii) so long as an Event of Default has occurred and is continuing, all such field examinations, audits and inspections as may be reasonably requested by Agent. Any Lender may accompany Agent or its Related Persons in connection with any inspection at such Lender’s expense.

4.10 Use of Proceeds. The Borrowers shall use the proceeds of the Loans solely as follows: (a) first, to refinance on the Closing Date, Prior Indebtedness and then, (b) to pay costs and expenses of the Related Transactions and costs and expenses required to be paid pursuant to Section 2.1, and (c) for working capital, capital expenditures and other general corporate purposes of the Borrowers and their Subsidiaries not in contravention of any Requirement of Law and not in violation of this Agreement.

4.11 Cash Management Systems.

(a) Each Credit Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements providing for “springing” cash dominion with respect to each deposit, securities, commodity or similar account maintained by such Person (other than (i) any payroll account so long as such payroll account is a zero balance account and withholding tax and fiduciary accounts, (ii) deposit accounts into which Credit Card Receivables are funded by any credit card issuer or any credit card processor so long as all amounts deposited into such deposit accounts sweep on a daily basis into a deposit account of a Credit Party that is subject to a Control Agreement providing for “springing” cash dominion and (iii) store deposit accounts so long as (A) all amounts deposited into such store deposit accounts in excess of $500 for each such store deposit account sweep on a weekly basis into a deposit account of a Credit Party that is subject to a Control Agreement providing for “springing” cash dominion and (B) the Credit Parties’ cash management system is otherwise acceptable to Agent) as of or after the Closing Date. In addition, at Agent’s request, each Credit Party will enter into Control Agreements providing for “springing” cash dominion over disbursement accounts as of the Closing Date, except as set forth in the preceding sentence.

(b) With respect to accounts subject to “springing” Control Agreements, Agent shall not deliver to the relevant depository, securities intermediary or commodities intermediary a notice or other instruction which provides for exclusive control over such account by Agent unless and until a Full Cash Dominion Event has occurred and is continuing; provided, however, that a Full Cash Dominion Event shall be deemed to be continuing if a Full Cash Dominion Event has occurred and been discontinued on four (4) occasions during the term of this Agreement.

(c) The Credit Parties shall not maintain cash on deposit in disbursement accounts in excess of outstanding checks and wire transfers payable from such accounts and amounts necessary to meet minimum balance requirements.

4.12 Landlord Agreements. Each Credit Party shall use commercially reasonable efforts to obtain a landlord agreement or bailee or mortgagee waivers, as applicable, from the lessor of any distribution center or each leased property located in the state of Pennsylvania, Virginia or Washington or such other state as Agent may require, bailee in possession of any Collateral or mortgagee of any owned property with respect to each location where any Collateral is stored or located, which agreement shall be reasonably satisfactory in form and substance to Agent; provided, however, that the failure to obtain such landlord agreements for such locations, notwithstanding the Credit Parties’ commercially reasonable efforts to obtain the same, will not be an Event of Default hereunder; provided, further that Agent may establish Reserves with respect to such locations as set forth herein.

4.13 Further Assurances.

(a) Each Credit Party shall ensure that all written information, exhibits and reports furnished to Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b) Promptly upon request by Agent and, in respect of any Person that is an Inactive Subsidiary as of the Closing Date, within thirty (30) days after the date on which such Person ceases to be an Inactive Subsidiary pursuant to the definition of “Inactive Subsidiary,” the Credit Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents and (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby. Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Credit Parties shall cause each of their Domestic Subsidiaries (other than (x) Domestic Subsidiaries owned indirectly through a Foreign Subsidiary and (y) Inactive Subsidiaries that have not ceased to be “Inactive Subsidiaries” pursuant to the definition herein of such term) and, to the extent no 956 Impact exists, Foreign Subsidiaries, and Domestic Subsidiaries owned indirectly through a Foreign Subsidiary, to guaranty the Obligations and to cause each such Subsidiary to grant to Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary’s Property (other than Excluded Property as defined in the Guaranty and Security Agreement) to secure such guaranty. Furthermore and except as otherwise approved in writing by Required Lenders, each Credit Party shall, and shall cause each of its Domestic Subsidiaries (other than (x) Domestic Subsidiaries owned indirectly through a Foreign Subsidiary and (y) Inactive Subsidiaries that have not ceased to be “Inactive Subsidiaries” pursuant to the definition herein of such term) to, pledge all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) and First Tier Foreign Subsidiaries (provided that with respect to any First Tier Foreign Subsidiary, if a 956 Impact exists such pledge shall be limited to sixty-five percent (65%) of such Foreign Subsidiary’s outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of such Foreign Subsidiary’s outstanding non-voting Stock and Stock Equivalents) and to the extent no 956 Impact exists, each of its Foreign Subsidiaries to pledge all of the Stock and Stock Equivalent of each of its Subsidiaries, in each instance, to Agent, for the benefit of the Secured Parties, to secure the Obligations. In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank. In the event any Credit Party or any Domestic Subsidiary (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) or, to the extent no 956 Impact exists, any Foreign Subsidiary, or any Domestic Subsidiary owned indirectly through a Foreign Subsidiary, of any Credit Party acquires any Real Estate with a fair market value in excess of $250,000, simultaneously with such acquisition, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Agent, (v) an appraisal complying with FIRREA, (w) within forty-five (45) days of receipt of notice from Agent that Real Estate is located in a Special Flood Hazard Area, Federal Flood Insurance as required by subsection 4.6(a), (x) a fully executed Mortgage, in form and substance reasonably satisfactory to Agent together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to Agent, in form and substance and in an amount reasonably satisfactory to Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens, (y) then current A.L.T.A. surveys, certified to Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (z) an environmental site assessment prepared by a qualified firm reasonably acceptable to Agent, in form and substance satisfactory to Agent. A “956 Impact” will be deemed to exist to the extent the issuance of a guaranty by, grant of a Lien by, or pledge of greater than two-thirds of the voting Stock and Stock Equivalents of, a Foreign Subsidiary, would result in material incremental income tax liability as a result of the application of Section 956 of the Code, taking into account actual anticipated repatriation of funds, foreign tax credits and other relevant factors. In addition to the obligations set forth in subsections 4.6(a) and 4.13(b)(w), within forty-five (45) days after written notice from Agent to Credit Parties that any Real Estate is located in a Special Flood Hazard Area, Credit Parties shall satisfy the Federal Flood Insurance requirements of subsection 4.6(a).

4.14 Environmental Matters. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance if the non-compliance is directly or indirectly attributed to a Credit Party or its Subsidiary) or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability. Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or any Subsidiary of any Credit Party or that there exist any Environmental Liabilities, then each Credit Party shall, promptly upon receipt of request from Agent, cause the performance of, and allow Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.

4.15 Use and Application of Insurance Proceeds – Mortgaged Property.

(a) Notice; Repair Obligation. If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Credit Parties shall give prompt notice thereof to Agent. Following the occurrence of a Casualty, Credit Parties, regardless of whether insurance proceeds are available, shall either (i) proceed promptly to restore, repair, replace or rebuild the Mortgaged Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, in accordance with all applicable Requirements of Law or (ii) direct Agent to apply the proceeds to prepay the Loans in accordance with clause (b) below.

(b) Application of Insurance Proceeds. If Net Proceeds arise from a Casualty to the Mortgaged Property:

(i) if the loss is less than or equal to the Restoration Threshold, Agent shall disburse the Net Proceeds for use in connection with the restoration of the Mortgaged Property, provided (A) no Event of Default has occurred and is continuing and (B) the Credit Party who owns the Mortgaged Property promptly commences and is diligently pursuing restoration of the Mortgaged Property;

(ii) if the loss exceeds the Restoration Threshold but is not more than 25% of the replacement value of the improvements, Agent shall disburse the Net Proceeds for use in connection with the restoration of the Mortgaged Property provided that (A) at all times during such restoration no Event of Default has occurred and is continuing; (B) Agent reasonably determines throughout the restoration that there are sufficient funds available to restore and repair the Mortgaged Property to a condition approved by Agent, in its reasonable discretion; (C) Agent determines, in its reasonable discretion, that restoration and repair of the Mortgaged Property to a condition approved by Agent, in its reasonable discretion, will be completed within nine (9) months after the date of loss or casualty and in any event at least ninety (90) days prior to the Revolving Termination Date; (D) the Credit Parties promptly commence and are diligently pursuing restoration of the Mortgaged Property; and (E) the Mortgaged Property after the restoration will be in compliance with and permitted under all Requirements of Law, including zoning, building and land use laws, rules, regulations and ordinances; and

(iii) if the conditions set forth in (i) and (ii) above are not satisfied or the loss exceeds the maximum amount specified in subsection 4.15(b)(ii), (A) if no Event of Default exists hereunder, in Agent’s reasonable discretion, Agent may apply the Net Proceeds Agent receives as a prepayment of the Loan pursuant to subsection 1.8(d), or allow all or a portion of such Net Proceeds to be used for the restoration of the Mortgaged Property and (B) if an Event of Default exists hereunder, Agent shall apply the Net Proceeds Agent receives as a prepayment of the Loan pursuant to subsection 1.8(g), unless the Required Lenders otherwise consent in writing to allow all or a portion of the proceeds to be used for the restoration of the Mortgaged Property.

(c) Disbursement of Insurance Proceeds. Net Proceeds that are available for restoration pursuant to subsection 4.15(b) will be disbursed by Agent on receipt of reasonably satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, invoices, lien waivers and architects’ certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances (including appropriate retainages to ensure that all work is completed in a workmanlike manner) and may, at the discretion of Agent, be remitted directly to applicable third parties.

4.16 Condemnation. The Credit Parties shall promptly give Agent written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Mortgaged Property (a “Condemnation”) and shall deliver to Agent copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, the Credit Parties, to the extent any award or compensation (an “Award”) is made, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable Requirements of Law. Agent may participate in any such proceeding (for itself and on behalf of the Lenders) and the Credit Parties will deliver to Agent all instruments necessary or required by Agent to permit such participation. Without Agent’s prior consent, the Credit Parties (a) shall not agree to any Award, and (b) shall not take any action or fail to take any action which would cause the Award to be determined. All Awards for the taking or purchase in lieu of condemnation of the Mortgaged Property or any part thereof are hereby assigned to and shall be paid to Agent. Agent is hereby irrevocably appointed as the Borrowers’ attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Award and to make any compromise or settlement in connection with any such Condemnation and to give proper receipts and acquittances therefor, and in Agent’s sole discretion to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of the Mortgaged Property; provided, however, if the Award is less than or equal to $100,000 and Borrowers request that such proceeds be used for nonstructural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such Condemnation, Agent will apply the Award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Event of Default. Borrowers, upon request by Agent, shall execute all instruments requested to confirm the assignment of the Awards to Agent, free and clear of all liens, charges or encumbrances. Anything herein to the contrary notwithstanding, if an Event of Default exists, Agent is authorized to adjust such Award without the consent of Borrowers and to collect such Award in the name of Agent (on behalf of itself and the Lenders) and Borrowers.

4.17 Post Closing Obligations. Each Credit Party shall, and shall cause each of its Subsidiaries to deliver to Agent each of the following as soon as practicable and in any event within the time periods set forth below (subject to any extensions or waivers as may be granted by Agent in its sole discretion):

(a) on or prior to the date that is thirty (30) days after the Closing Date, evidence in form and substance reasonably satisfactory to Agent of the termination of the investment account maintained by dELiA*s, Inc. at J.P. Morgan Asset Management identified as account number 50012120;

(b) on or prior to the date that is thirty (30) days after the Closing Date, evidence in form and substance reasonably satisfactory to Agent that GFLA, Inc., a California corporation, shall have been merged with and into Parent;

(c) [Intentionally omitted];

(d) on or prior the date that is sixty (60) days after the Closing Date, evidence in form and substance satisfactory to the Agent of the termination of each of the Liens set forth on Schedule 4.17(d) hereto; and

(e) on or prior to the date that is ninety (90) days after the Closing Date, evidence in form and substance reasonably satisfactory to Agent that the Credit Parties have established and implemented an asbestos-containing materials operations and maintenance plan with respect to the Mortgaged Property.

ARTICLE V.

NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

5.1 Limitation on Liens. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by subsection 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by subsection 5.5(c);

(b) any Lien created under any Loan Document;

(c) Liens for taxes, fees, assessments or other governmental charges (i) which are not past due or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7;

(d) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business which are not past due or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f) Liens consisting of judgment or judicial attachment liens (other than for payment of taxes, assessments or other governmental charges), provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Credit Parties and their Subsidiaries not exceeding $500,000;

(g) easements, rights-of-way, zoning and other recorded covenants, conditions, restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(h) Liens on any Property acquired or held by any Credit Party or any Subsidiary of any Credit Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under subsection 5.5(d); provided that (i) any such Lien attaches to such Property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

(i) Liens securing Capital Lease Obligations permitted under subsection 5.5(d);

(j) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

(k) non-exclusive licenses and sublicenses of Intellectual Property granted by a Credit Party and leases or subleases (by a Credit Party as lessor or sublessor) to third parties in the Ordinary Course of Business not interfering with the business of the Credit Parties or any of their Subsidiaries;

(l) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under 4-208 of the Uniform Commercial Code;

(m) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(n) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(o) with respect to the Mortgaged Property, any Lien or other encumbrance existing on the Closing Date, disclosed in Agent’s policy of title insurance covering the Mortgaged Property and acceptable to Agent;

(p) any Lien upon any Trademark of any Credit Party created in connection with the Master License Agreement to secure Indebtedness under the Master License Agreement;

(q) with respect to the Mortgaged Property, any Lien or other encumbrance existing on the Closing Date and disclosed in Agent’s policy of title insurance covering such Mortgaged Property;

(r) Liens on cash and Cash Equivalents securing the Indebtedness permitted under subsection 5.5(g) with respect to the letters of credit described thereunder; provided that the aggregate amount secured by such Liens with respect to any such letter of credit shall not exceed an amount equal to one hundred five percent (105%) of the maximum amount then available to be drawn under such letter of credit; and

(s) Liens on cash and Cash Equivalents securing the Indebtedness permitted under subsection 5.5(h); provided that such cash collateral shall not exceed $1,050,000 at any time.

5.2 Disposition of Assets. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a) dispositions to any Person other than an Affiliate of a Credit Party of inventory, or worn-out or surplus equipment, having a book value not exceeding $100,000 in the aggregate for all Credit Parties in any Fiscal Year, all in the Ordinary Course of Business;

(b) dispositions (other than of (i) the Stock of any Subsidiary of any Credit Party or (ii) any Accounts of any Credit Party) not otherwise permitted hereunder which are made for fair market value and the mandatory prepayment in the amount of the Net Proceeds of such disposition is made if and to the extent required by Section 1.8; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 95% of the aggregate sales price from such disposition shall be paid in cash and (iii) the aggregate fair market value of all assets so sold by the Credit Parties and their Subsidiaries, together, shall not exceed in any Fiscal Year $250,000;

(c) dispositions of Cash Equivalents;

(d) transactions permitted under Section 5.1(k);

(e) dispositions of Inventory to buyers in the Ordinary Course of Business of the Credit Parties;

(f) (i) dispositions of Property by any Inactive Subsidiary to another Credit Party in connection with the liquidation or dissolution of such Inactive Subsidiary and (ii) the liquidation of any Inactive Subsidiary; provided that, in each case all of the proceeds, if any, of any such liquidation or dissolution shall be paid to a Credit Party;

(g) dispositions of Intellectual Property of any Credit Party as such Credit Party determines in its reasonable business judgment and in the best interests of its business is no longer material to the business of the Credit Parties but solely to the extent that such disposition under this clause (g) does not adversely affect Agent’s ability to exercise its rights under this Agreement or any other Loan Document, including, without limitation, in connection with any completion or manufacture of, or sale or other disposition of, any Inventory of any Credit Party bearing any such Intellectual Property in accordance with the terms of this Agreement or any other Loan Document;

(h) dispositions to salvage companies of worn-out, shop-worn, surplus or other similar items of Inventory in the Ordinary Course of Business of the Borrowers;

(i) closings of stores in the Ordinary Course of Business of the Credit Parties; provided that the Credit Parties shall not sell or otherwise dispose of more than (i) seven (7) stores in any Fiscal Year and (ii) twenty (20) stores in the aggregate during the term of this Agreement, in each case (y) except upon the prior written consent of Agent or (z) unless such sales or other dispositions are conducted by a liquidator or under the supervision of a consultant (as acceptable to Agent) and pursuant to liquidation or consulting arrangements acceptable to Agent; and

(j) disposition of the Mortgaged Property; provided that (i) no Event of Default shall exist at the time of any disposition or shall result from such disposition, (ii) such disposition is made for no less than seventy five percent (75%) of the Appraised Value of the Mortgaged Property, (iii) not less than 100% of the aggregate sales price from such disposition shall be paid in immediately available funds and (iv) promptly upon receipt by a Credit Party of the Net Proceeds of such disposition, the Borrowers shall deliver, or cause to be delivered, such Net Proceeds to Agent for application in accordance with subsection 1.8(d).

5.3 Consolidations and Mergers. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except upon not less than five (5) Business Days prior written notice to Agent, (a) any Subsidiary of a Borrower may merge with, or dissolve or liquidate into, a Borrower or a Wholly-Owned Subsidiary of a Borrower which is a Domestic Subsidiary, provided that such Borrower or such Wholly-Owned Subsidiary which is a Domestic Subsidiary shall be the continuing or surviving entity and all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent shall have been completed, (b) any Foreign Subsidiary may merge with or dissolve or liquidate into another Foreign Subsidiary provided if a First Tier Foreign Subsidiary is a constituent entity in such merger, dissolution or liquidation, such First Tier Foreign Subsidiary shall be the continuing or surviving entity and (c) any Inactive Subsidiary may liquidate or be dissolved in accordance with subsection 5.2(f).

5.4 Acquisitions; Loans and Investments. No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (iii) make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including a Borrower, any Affiliate of a Borrower or any Subsidiary of a Borrower (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a) Investments in cash and Cash Equivalents;

(b) extensions of credit by any Borrower to any other Credit Party; provided, that: (i) if any Credit Party executes and delivers to any Borrower a note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing by such Credit Party to that Borrower, that Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations; (ii) each Borrower shall accurately record all intercompany transactions on its books and records; and (iii) at the time any such intercompany loan or advance is made by any Borrower to any other Credit Party and after giving effect thereto, each such Borrower shall be Solvent;

(c) Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to subsection 5.2(b);

(d) Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

(e) Investments existing on the Closing Date and set forth in Schedule 5.4;

(f) loans or advances to employees permitted under Section 5.6;

(g) re-acquisition of the Intellectual Property that is the subject of the Master License Agreement; provided that (i) no Event of Default shall exist at the time of such re-acquisition or shall result from such re-acquisition, (ii) not less than 100% of the aggregate purchase price for the re-acquisition of such rights shall be paid with balance sheet cash and (iii) the sum of (y) the amount of cash and Cash Equivalents (other than any restricted cash and Credit Card Receivables) that would be included on a consolidated balance sheet of Parent and its Subsidiaries and (z) the Excess Availability, after giving pro forma effect to such re-acquisition, for the twelve (12) month period immediately succeeding such re-acquisition, as if such re-acquisition was made on the first day of such twelve (12) month period, shall be not less than $20,000,000; and

(h) re-acquisition of the “dELiA*s Domain” (under and as defined in the Media Services Agreement); provided that (i) no Event of Default shall exist at the time of such re-acquisition or shall result from such re-acquisition, (ii) not less than 100% of the aggregate purchase price for the re-acquisition of such rights shall be paid with balance sheet cash and (iii) the sum of (y) the amount of cash and Cash Equivalents (other than any restricted cash and Credit Card Receivables) that would be included on a consolidated balance sheet of Parent and its Subsidiaries and (z) the Excess Availability, after giving pro forma effect to such re-acquisition, for the twelve (12) month period immediately succeeding such re-acquisition, as if such re-acquisition was made on the first day of such twelve (12) month period, shall be not less than $20,000,000.

5.5 Limitation on Indebtedness. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness consisting of Contingent Obligations described in clause (a) of the definition thereof and permitted pursuant to Section 5.9;

(c) Indebtedness existing on the Closing Date and set forth in Schedule 5.5 including Permitted Refinancings thereof;

(d) Indebtedness not to exceed $500,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h) and Permitted Refinancings thereof;

(e) unsecured intercompany Indebtedness permitted pursuant to subsection 5.4(b);

(f) Indebtedness under the Master License Agreement;

(g) Reimbursement obligations owed by any of the Credit Parties with respect to any letter of credit issued for the account of any Credit Party; provided that (i) such Indebtedness shall be secured only by cash collateral in accordance with subsection 5.1(r), (ii) such Credit Party shall have made an L/C Request for a Letter of Credit comparable to such letter of credit in accordance with the terms of this Agreement and (y) GE Capital and all other L/C Issuers have elected not to Issue such Letter of Credit pursuant to subsection 1.1(b) on or prior to the date that is seven (7) days following receipt by Agent of such L/C Request or (z) such Letter of Credit is not acceptable to the beneficiary and (iii) the aggregate amount of such reimbursement obligations for all such letters of credit shall not exceed at any time the L/C Sublimit less the sum (without duplication) of the aggregate outstanding principal balance of the Letter of Credit Obligations and L/C Reimbursement Obligations then outstanding;

(h) Reimbursement obligations owed by any of the Credit Parties with respect to the Existing Letters of Credit; provided that the aggregate amount available to draw under the Existing Letters of Credit does not exceed $1,050,000 at any one time;

(i) Indebtedness consisting of redemption obligations owed by any of the Credit Parties in respect of restricted stock awards to directors and officers to the extent the redemption price does not exceed $10,000 in the aggregate at any time; and

(j) other unsecured Indebtedness owing to Persons that are not Affiliates of the Credit Parties not exceeding $1,000,000 in the aggregate at any time outstanding.

5.6 Employee Loans and Transactions with Affiliates. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of a Borrower or of any such Subsidiary, except:

(a) as expressly permitted by this Agreement;

(b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of a Borrower or such Subsidiary and which are disclosed in writing to Agent;

(c) loans or advances to employees of Credit Parties for travel, entertainment and relocation expenses and other ordinary business purposes in the Ordinary Course of Business not to exceed $250,000 in the aggregate outstanding at any time; and

(d) non-cash loans or advances made by Borrowers to employees of Credit Parties that are simultaneously used by such Persons to purchase Stock or Stock Equivalents of Borrowers.

All such transactions existing as of the Closing Date are described in Schedule 5.6.

5.7 [Intentionally omitted].

5.8 Margin Stock; Use of Proceeds. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9 Contingent Obligations. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a) endorsements for collection or deposit in the Ordinary Course of Business;

(b) Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation with Agent’s prior written consent;

(c) Contingent Obligations of the Credit Parties and their Subsidiaries existing as of the Closing Date and listed in Schedule 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(d) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(e) Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder and (ii) purchasers in connection with dispositions permitted under subsection 5.2(b);

(f) Contingent Obligations arising under Letters of Credit;

(g) Contingent Obligations arising under guarantees made in the Ordinary Course of Business of obligations of any Credit Party, which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guarantee shall be subordinated to the same extent; and

(h) other Contingent Obligations not exceeding $500,000 in the aggregate at any time outstanding.

5.10 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, result in Liabilities in excess of $500,000. No Credit Party shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

5.11 Restricted Payments. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent or (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding (the items described in clauses (i) and (ii) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of a Borrower may declare and pay dividends to a Borrower or any Wholly-Owned Subsidiary of a Borrower, and except further that:

(a) Parent may declare and make dividend payments or other distributions payable solely in its Stock or Stock Equivalents; and

(b) Parent may redeem from its officers, directors and employees Stock and Stock Equivalents provided all of the following conditions are satisfied:

(i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii) the aggregate Restricted Payments permitted (x) in any Fiscal Year of the Borrowers shall not exceed $200,000 and (y) during the term of this Agreement shall not exceed $1,000,000; and

(iii) after giving effect to such Restricted Payment, Excess Availability is not less than $5,000,000.

5.12 Change in Business.

(a) No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any line of business that is different from those lines of business carried on by it on the date hereof unless such new line of business is substantially similar or reasonably related thereto.

(b) DACCS, Inc. shall not engage in any line of business other than as described in subsection 3.32(a).

5.13 Change in Structure. Except as expressly permitted under Section 5.3, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, make any material changes in its equity capital structure or amend any of its Organization Documents in any material respect and, in each case, in any respect adverse to Agent or Lenders.

5.14 Changes in Accounting, Name or Jurisdiction of Organization. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party or of any consolidated Subsidiary of any Credit Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without at least twenty (20) days’ prior written notice to Agent and the acknowledgement of Agent that all actions required by Agent, including those to continue the perfection of its Liens, have been completed.

5.15 Amendments to Material Agreements. No Credit Party shall and no Credit Party shall permit any of its Subsidiaries, to (i) amend, supplement, waive or otherwise modify any provision of any Material Agreement in a manner adverse to Agent or Lenders or which would reasonably be expected to have a Material Adverse Effect, or (ii) take or fail to take any action under any Material Agreement that would reasonably be expected to have a Material Adverse Effect.

5.16 No Negative Pledges. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees or make other payments and distributions to a Borrower or any other Credit Party. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, whether now owned or hereafter acquired except (i) under the Loan Documents, (ii) in connection with any document or instrument governing Liens permitted pursuant to subsections 5.1(h) and 5.1(i) provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens, (iii) customary restrictions in leases, subleases, licenses and sublicenses otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto and (iv) customary provisions restricting assignment of any agreement entered into in the Ordinary Course of Business of the Credit Parties.

5.17 OFAC; Patriot Act. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Sections 3.27 and 3.28.

5.18 Sale-Leasebacks. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.19 Hazardous Materials. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Environmental

Liabilities or otherwise adversely affect the value or marketability of any Real Estate (whether or not owned by any Credit Party or any Subsidiary of any Credit Party).

5.20 Prepayments of Other Indebtedness. No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (a) the Obligations, (b) Indebtedness secured by Liens permitted pursuant to subsections 5.1(h) and 5.1(i) if the asset securing such Indebtedness has been sold or otherwise disposed of in a transaction permitted hereunder, (c) a Permitted Refinancing of Indebtedness permitted under subsection 5.5(c) or (d), (d) prepayments of other Indebtedness so long as the amounts prepaid do not exceed $250,000 in the aggregate, (e) prepayment of intercompany Indebtedness owed by any Credit Party to another Credit Party, (f) in connection with the transaction permitted by subsection 5.4(g), and (g) in connection with the transaction permitted by subsection 5.4(h).

ARTICLE VI.

[INTENTIONALLY OMITTED]

ARTICLE VII.

EVENTS OF DEFAULT

7.1 Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of, or interest on, any Loan, including after maturity of the Loans, or to pay any L/C Reimbursement Obligation or (ii) to pay within three (3) Business Days after the same shall become due, any fee or any other amount payable hereunder or pursuant to any other Loan Document;

(b) Representation or Warranty. (i) Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made or (ii) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (A) inadvertent, immaterial errors not exceeding $150,000 in the aggregate in any Borrowing Base Certificate and (B) errors understating the Borrowing Base;

(c) Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of subsection 4.2(a), 4.2(b), 4.2(d),

4.3(a) or 9.10(d), Section 4.1, 4.6, 4.9, 4.10, 4.11, 4.15 or 4.16 or Article V or the Fee Letters;

(d) Other Defaults. Any Credit Party or Subsidiary of any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of fifteen (15) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower Representative by Agent or Required Lenders;

(e) Cross-Default. Any Credit Party or any Subsidiary of any Credit Party (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation (other than Contingent Obligations owing by one Credit Party with respect to the obligations of another Credit Party permitted hereunder or earnouts permitted hereunder), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

(f) Insolvency; Voluntary Proceedings. A Borrower, individually, ceases or fails, or the Credit Parties and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Credit Party or any Subsidiary of any Credit Party: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary of any Credit Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against any such Person’s Properties with a value in excess of $500,000 individually or in the aggregate and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party or Subsidiary of any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) any Credit Party or any Subsidiary of any Credit Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or (iv) any Credit Party takes any action for the purpose of preparing for or effecting or authorizing any of the foregoing;

(h) Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries involving in the aggregate a liability of $500,000 or more (excluding amounts covered by insurance to the extent the relevant independent third party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(i) Non-Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(j) Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party party thereto or any Credit Party or any Subsidiary of any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens;

(k) Change of Control. There shall occur any Change of Control;

(l) Material Agreements. Any default or breach by any Borrower occurs and is continuing under any of the Material Agreements or any of the Material Agreements shall be terminated for any reason, except as permitted under subsection 5.4(g); or

(m) Post Closing Obligations. The failure to satisfy the post closing obligations set forth in Section 4.17 within the time periods set forth in such Section.

7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, Agent may, and shall at the request of the Required Lenders:

(a) declare all or any portion of the Commitment of each Lender to make Loans or of the L/C Issuer to issue Letters of Credit to be suspended or terminated, whereupon such Commitments shall forthwith be suspended or terminated;

(b) declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection 7.1(f) or 7.1(g) above (in the case of clause (i) of subsection 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans and the obligation of the L/C Issuer to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Agent, any Lender or the L/C Issuer.

7.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

7.4 Cash Collateral for Letters of Credit. If an Event of Default has occurred and is continuing, this Agreement (or the Revolving Loan Commitment) shall be terminated for any reason or if otherwise required by the terms hereof, Agent may, and upon request of Required Lenders, shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2), and the Borrowers shall thereupon deliver to Agent, to be held for the benefit of the L/C Issuer, Agent and the Lenders entitled thereto, an amount of cash equal to 105% of the amount of L/C Reimbursement Obligations as additional collateral security for Obligations. Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Credit Parties’ Obligations. The remaining balance of the cash collateral will be returned to the Borrowers when all Letters of Credit have been terminated or discharged, all Commitments have been terminated and all Obligations have been paid in full in cash.

ARTICLE VIII.

THE AGENT

8.1 Appointment and Duties.

(a) Appointment of Agent. Each Lender and each L/C Issuer hereby appoints GE Capital (together with any successor Agent pursuant to Section 8.9) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.

(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in subsection 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in subsection 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for Agent, the Lenders and the L/C Issuers for purposes of the perfection of Liens with respect to any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender and L/C

Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c) Limited Duties. Under the Loan Documents, Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in subsection 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

8.2 Binding Effect. Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3 Use of Discretion.

(a) Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law;

(b) Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity; and

(c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with the Loan Documents for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (i) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) each of the L/C Issuer and the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.11 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Section 7.2 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 9.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

8.4 Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article VIII to the extent provided by Agent.

8.5 Reliance and Liability.

(a) Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case in good faith believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b) None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan

Document, and each Secured Party, each Borrower and each other Credit Party hereby waive and shall not assert (and the Borrowers shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent:

(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii) shall not be responsible to any Lender, L/C Issuer or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Lender, L/C Issuer or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower Representative, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer and each Borrower hereby waives and agrees not to assert (and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(c) Each Lender and L/C Issuer (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Credit Parties and (ii) agrees that it shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”). Each Lender and L/C Issuer further acknowledges that any Agent Report (i) is provided to the Lenders and L/C Issuers solely as a courtesy, without consideration, and based upon the understanding that such Lender or L/C Issuer will not rely on such Agent Report, (ii) was prepared by Agent or its Related Persons based upon information provided by the Credit Parties solely for Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Credit Parties. Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (w) any existing or proposed financing, (x) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (y) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (z) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d) Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender or L/C Issuer receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s or L/C Issuer’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender or L/C Issuer any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report. Each Lender and L/C Issuer releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender or L/C Issuer having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender or L/C Issuer arising out of such Lender’s or L/C Issuer’s access to any Agent Report or any discussion of its contents.

8.6 Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders.

8.7 Lender Credit Decision.

(a) Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders or L/C Issuers, Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Agent or any of its Related Persons.

(b) If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Credit Parties upon request therefor by Agent or the Credit Parties. Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates.

8.8 Expenses; Indemnities; Withholding.

(a) Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c) To the extent required by any applicable law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under this Section 8.8(c).

8.9 Resignation of Agent or L/C Issuer.

(a) Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower Representative, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9. If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, within thirty (30) days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of the Borrowers, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b) Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

(c) Any L/C Issuer may refuse to issue a Letter of Credit in its sole discretion.

8.10 Release of Collateral or Guarantors. Each Lender and L/C Issuer hereby consents to the release and hereby directs Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a) any Subsidiary of a Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b) any Lien held by Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any property subject to a Lien permitted hereunder in reliance upon subsection 5.1(h) or 5.1(i) and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Revolving Loan Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations under the Loan Documents and all Obligations arising under Secured Rate Contracts, that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral in the case of any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit), in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than L/C Reimbursement Obligations) as to which no claim has been asserted) and (D) to the extent requested by Agent, receipt by Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to Agent.

Each Lender and L/C Issuer hereby directs Agent, and Agent hereby agrees, upon receipt of at least five (5) Business Days’ advance notice from the Borrower Representative, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 8.10.

8.11 Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance acceptable to Agent) this Article VIII and Sections 9.3, 9.9, 9.10, 9.11, 9.17, 9.24 and 10.1 (and, solely with respect to L/C Issuers, subsection 1.1(b)) and the decisions and actions of Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of Agent, the Lenders and the L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

ARTICLE IX.

MISCELLANEOUS

9.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrowers, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent and the Required Lenders (or by Agent with the consent of the Required Lenders) and the Borrowers, do any of the following:

(i) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to subsection 7.2(a));

(ii) postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Lenders (or any of them) or L/C Issuer hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.8 (other than scheduled installments under subsection 1.8(a)) may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(iii) reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document, including L/C Reimbursement Obligations;

(iv) amend or modify subsection 1.10(c);

(v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(vi) amend this Section 9.1 or the definition of Required Lenders or any provision providing for consent or other action by all Lenders; or

(vii) discharge any Credit Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (v), (vi) and (vii).

(b) No amendment, waiver or consent shall, unless in writing and signed by Agent, the Swingline Lender or the L/C Issuer, as the case may be, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of Agent, the Swingline Lender or the L/C Issuer, as applicable, under this Agreement or any other Loan Document. No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, shall be effective without the written consent of such Secured Swap Provider or, in the case of a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, GE Capital.

(c) No amendment or waiver shall, unless signed by Agent and Required Lenders (or by Agent with the consent of Required Lenders): (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of L/C Issuer to issue any Letter of Credit) in Section 2.2; (ii) amend or waive non-compliance with any provision of subsection 1.1(a)(ii); (iii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of any L/C Issuer to issue any Letter of Credit) in Section 2.2; (iv) amend or waive this subsection 9.1(c) or the definitions of the terms used in this subsection 9.1(c) insofar as the definitions affect the substance of this subsection 9.1(c); (v) amend or modify the definitions of Eligible Credit Card Receivables, Eligible Inventory, Eligible Mortgaged Property or Borrowing Base, including any increase in the percentage advance rates in the definition of Borrowing Base, in a manner which would increase the availability of credit under the Revolving Loan; or (vi) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder.

(d) Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to this Section 9.1) for any voting or consent rights under or with respect to any Loan Document, except that a Non-Funding Lender shall be treated as an “affected Lender” for purposes of Section 9.1(a)(i) and 9.1(a)(iii) solely with respect to an increase in such Non-Funding Lender’s Commitments, a reduction of the principal amount owed to such Non-Funding Lender or, unless such Non-Funding Lender is treated the same as the Other Lenders holding Loans of the same type, a reduction in the interest rates applicable to the Loans held by such Non-Funding Lender. Moreover, for the purposes of determining the Required Lenders, the Loans and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(e) Notwithstanding anything to the contrary contained in this Section 9.1, (x) Borrowers may amend Schedules 3.19 and 3.21 upon notice to Agent, (y) Agent may amend Schedule 1.1(a) to reflect Sales entered into pursuant to Section 9.9, and (z) Agent and Borrowers may amend or modify this Agreement and any other Loan Document to (1) cure any ambiguity, omission, defect or inconsistency therein, or (2) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional property for the benefit of the Secured Parties or join additional Persons as Credit Parties; provided that no Credit Card Receivables or Inventory of such Person shall be included as Eligible Credit Card Receivables or Eligible Inventory until a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto has been completed to the satisfaction of Agent, including the establishment of Reserves required in Agent’s Good Faith Discretion.

(f) Notwithstanding anything to the contrary contained in this Section 9.1, Agent may amend Schedule 1.1(a) to reflect a Facilities Increase in accordance with Section 1.1(d) and to reflect assignments entered into pursuant to Section 9.9.

(g) Notwithstanding anything to the contrary contained herein, any amendment necessary to implement the terms of a Facilities Increase in accordance with the terms hereof shall be deemed effective once executed and delivered by each of the Credit Parties and Agent.

9.2 Notices.

(a) Addresses. All notices and other communications (“Communications”) required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein. With respect to Communications by Agent to any Lender or any Lender to Agent, such Communications shall be (i) addressed to the address set forth on the applicable signature page hereto, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-code fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to Agent prior to such posting, (iii) posted to any other E-System approved by or set up by or at the direction of Agent or (iv) addressed to such other address as shall be notified in writing (A) in the case of Agent and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrower Representative and Agent. Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower Representative, and (z) if receipt of such transmission is acknowledged by Agent. With respect to Communications by Agent or any Lender to any Borrower or the Borrower Representative, such Communications shall not be made by Intralinks® and shall be addressed to (1) the address set forth on the applicable signature page hereto or (ii) such other address as shall be notified in writing to the other parties hereto.

(b) Effectiveness. (i) All Communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (A) if delivered by hand, upon personal delivery, (B) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (C) if delivered by mail, three (3) Business Days after deposit in the mail, (D) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (E) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Article I shall be effective until received by Agent.

(ii) The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(c) Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

9.3 Electronic Transmissions.

(a) Authorization. Subject to the provisions of subsection 9.2(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) Signatures. Subject to the provisions of subsection 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 9.2 and this Section 9.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.

(d) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of each Borrower, each other Credit Party executing this Agreement and each Secured Party agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party, any Affiliate of any Credit Party, Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

9.5 Costs and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Agent or Required Lenders, shall be at the expense of such Credit Party, and neither Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, the Borrowers agree to pay or reimburse upon written demand (a) Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons (but only to the extent Agent or its Affiliates are required to reimburse such Related Persons), in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of Agent, the cost of environmental audits, Collateral audits (subject to the applicable limitations set forth in Section 4.9) and appraisals, background checks and similar expenses, (b) Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Agent for its examiners), (c) each of Agent, its Related Persons, and L/C Issuer for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, Obligation or Related Transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including Attorney Costs and (d) fees and disbursements of Attorney Costs of one law firm on behalf of all Lenders (other than Agent) incurred in connection with any of the matters referred to in clause (c) above.

9.6 Indemnity.

(a) Each Credit Party agrees to indemnify, hold harmless and defend Agent, each Lender, each L/C Issuer and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee or from such Indemnitee’s breach of its obligations under this Agreement, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each of each Borrower and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any

Related Person of any Credit Party or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee; provided that, in the event of any conflict between the terms of this subsection 9.6(b) and the Environmental Indemnity Agreement, the terms of the Environmental Indemnity Agreement shall govern.

9.7 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from a Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9, and provided further that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

9.9 Assignments and Participations; Binding Effect.

(a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, the other Credit Parties signatory hereto and Agent and when Agent shall have been notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of the Borrowers, the other Credit Parties hereto (in each case except for Article VIII), Agent, each Lender and each L/C Issuer receiving the benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 8.9), none of the Borrowers, any other Credit Party, any L/C Issuer or Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b) Right to Assign. Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans and Letters of Credit) to any of the following Persons (each, an “Eligible Assignee”) (i) any existing Lender (other than a Non-Funding Lender), (ii) any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender) or (iii) any other Person (which in no event shall be a Competitor of any Borrower) acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent and, with respect to Sales of Revolving Loan Commitments, each L/C Issuer that is a Lender and, as long as no Event of Default is continuing, the Borrower Representative (which acceptances shall be deemed to have been given unless an objection is delivered to Agent within five (5) Business Days after notice of a proposed sale is delivered to Borrower Representative); provided, however, that (v) such Sales must be ratable among the obligations owing to and owed by such Lender with respect to the Revolving Loans, (w) for each Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Commitments and Letter of Credit Obligations subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of the Borrower Representative (to the extent required) and Agent, (x) such Sales shall be effective only upon the acknowledgement in writing of such Sale by Agent, (y) interest accrued prior to and through the date of any such Sale may not be assigned, and (z) such Sales by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lender shall be subject to Agent’s prior written consent in all instances, unless in connection with such Sale, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in subsection 1.11(e)(v). Agent’s refusal to accept a Sale to a Credit Party, an Affiliate of a Credit Party, a holder of Subordinated Debt or an Affiliate of such a holder, or to any Person that would be a Non-Funding Lender, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable.

(c) Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by Agent). Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of subsection 9.9(b), upon Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d) Effectiveness. Subject to the recording of an Assignment by Agent in the Register pursuant to subsection 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e) Grant of Security Interests. In addition to the other rights provided in this Section 9.9, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (i) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (ii) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f) Participants and SPVs. In addition to the other rights provided in this Section 9.9, each Lender may, (x) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from Agent or the Borrowers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and the Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, but, with respect to Section 10.1, only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to subsection 10.1(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of subsection 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (vi) of subsection 9.1(a). No party hereto shall institute (and each Borrower shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

9.10 Non-Public Information; Confidentiality.

(a) Non-Public Information. Agent, each Lender and L/C Issuer acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b) Confidential Information. Each Lender, L/C Issuer and Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with the Borrower Representative’s consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent, as the case may be, or to any Person that any L/C Issuer causes to issue Letters of Credit hereunder, who shall be advised of the confidential nature of such information and instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein) or participants, direct or contractual counterparties to any Secured Rate Contracts and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern.

(c) Tombstones. Each Credit Party consents to the publication by Agent or any Lender of any press releases, advertising or other promotional materials (including, without limitation, via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark. Agent or such Lender shall provide a draft of any such advertising material to Borrowers for review and comment prior to the publication thereof.

(d) Press Release and Related Matters. No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated herein or therein to which GE Capital or any of its Affiliates is party without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital.

(e) Distribution of Materials to Lenders and L/C Issuers. The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders and the L/C Issuers by posting such Borrower Materials on an E-System. The Credit Parties authorize Agent to download copies of their logos from its website and post copies thereof on an E-System.

9.11 Set-off; Sharing of Payments.

(a) Right of Setoff. During the continuance of any Event of Default, each of Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of the Borrowers or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. No Lender or L/C Issuer shall exercise any such right of setoff without the prior consent of Agent or Required Lenders. Each of Agent, each Lender and each L/C Issuer agrees promptly to notify the Borrower Representative and Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that Agent, the Lenders, the L/C Issuer, their Affiliates and the other Secured Parties, may have.

(b) Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 9.9 or Article X and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrowers, applied to repay the Obligations in accordance herewith);

provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation. If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in subsection 1.11(e).

9.12 Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14 Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15 Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16 Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to Credit Parties, Agent, each Lender and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or Agent merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the L/C Issuers party hereto, Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18 Governing Law and Jurisdiction.

(a) Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST).

(b) Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF AGENT TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT AGENT DETERMINES THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS. THE PARTIES HERETO (AND, TO THE EXTENT SET FORTH IN ANY OTHER LOAN DOCUMENT, EACH OTHER CREDIT PARTY) HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO

THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.

(c) Service of Process. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH ANY LOAN DOCUMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWERS SPECIFIED HEREIN (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN). EACH CREDIT PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(d) Non-Exclusive Jurisdiction. NOTHING CONTAINED IN THIS SECTION 9.18 SHALL AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

9.19 Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.20 Entire Agreement; Release; Survival.

(a) THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY L/C ISSUER OR ANY OF THEIR

RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTERS. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENT OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b) Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of each Borrower and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) (i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 9.20, Sections 9.5 (Costs and Expenses) and 9.6 (Indemnity) and Articles VIII (Agent) and X (Taxes, Yield Protection and Illegality) and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the termination of the Commitments and the payment in full of all other Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21 Patriot Act. Each Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

9.22 Replacement of Lender. Within forty-five (45) days after: (i) receipt by the Borrower Representative of written notice and demand from any Lender that is not Agent or an Affiliate of Agent (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.6; or (ii) any failure by any Lender (other than Agent or an Affiliate of Agent) to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrowers may, at their option, notify Agent and such Affected Lender (or such non-consenting Lender) of the Borrowers’ intention to obtain, at the Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such non-consenting Lender), which Replacement Lender shall be reasonably satisfactory to Agent. In the event the Borrowers obtain a Replacement Lender within forty-five (45) days following notice of its intention to do so, the Affected Lender (or such non-consenting Lender) shall sell and assign its Loans and Commitments to such Replacement Lender, at par, provided that the Borrowers have reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.9 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 9.22, the Borrowers shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrowers, the Replacement Lender and Agent, shall be effective for purposes of this Section 9.22 and Section 9.9. Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender, Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender at any time with three (3) Business Days’ prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par. Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

9.23 Joint and Several. The obligations of the Credit Parties hereunder and under the other Loan Documents are joint and several. Without limiting the generality of the foregoing, reference is hereby made to Article II of the Guaranty and Security Agreement, to which the obligations of Borrower and the other Credit Parties are subject.

9.24 Creditor-Debtor Relationship. The relationship between Agent, each Lender and the L/C Issuer, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

9.25 Actions in Concert. Notwithstanding anything contained herein to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against any Credit Party arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

ARTICLE X.

TAXES, YIELD PROTECTION AND ILLEGALITY

10.1 Taxes.

(a) Except as otherwise provided in this Section 10.1, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding Excluded Taxes, the “Taxes”).

(b) If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 10.1), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within thirty (30) days after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

(c) In addition, the Borrowers agree to pay, and authorize Agent to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). For the avoidance of doubt, Other Taxes shall not include any Taxes that are Excluded Taxes. The Swingline Lender may, without any need for notice, demand or consent from the Borrowers or the Borrower Representative, by making funds available to Agent in the amount equal to any such payment, make a Swingline Loan to the Borrowers in such amount, the proceeds of which shall be used by Agent in whole to make such payment. Within 30 days after the date of any payment of Other Taxes by any

Credit Party, the Borrowers shall furnish to Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Agent.

(d) Without duplication of any amounts paid pursuant to Sections 10.1(a), 10.1(b) and 10.1(c), the Borrowers shall reimburse and indemnify, within thirty (30) days after receipt of demand therefor (with copy to Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower Representative with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, Agent and such Secured Party may use any reasonable averaging and attribution methods.

(e) Any Lender claiming any additional amounts payable pursuant to this Section 10.1 shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f)

(i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower Representative or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the

Borrowers within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless the Borrower Representative and Agent have received forms or other documents reasonably satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii) Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f)(ii) and (D) from time to time if requested by the Borrower Representative or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form. Unless the Borrower Representative and Agent have received forms or other documents reasonably satisfactory to them indicating that payment under any Loan Document to or for a U.S. Lender Party are not subject to United States withholding tax, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(iii) Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to Agent.

(iv) If a payment made to a Non-U.S. Lender Party would be subject to United States federal withholding tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to Agent and Borrower Representative any documentation under any Requirement of Law or reasonably requested by Agent or Borrower Representative sufficient for Agent or Borrower Representative to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with such applicable reporting requirements.

(g) The Borrowers shall not be liable to any Lender to the extent such liability is caused by the breach by such Lender of its obligations under this Section 10.1.

(h) If Agent or any Lender determines, in its sole discretion, that it has received a refund (whether by way of direct payment, offset or credit) of any Taxes or

Other Taxes as to which it has been indemnified by a Borrower or with respect to which Borrower has been paid additional amounts pursuant to Section 10.1, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 10.1 with respect to Taxes or Other Taxes giving rise to such refund), net of all related out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, within ten (10) days following the request of Agent or such Lender, agrees to repay the amount paid over to such Borrower to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 10.1(h) shall not be construed to require Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Borrower or any other Person.

10.2 Illegality. If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Lender to the Borrowers through Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exists.

(a) Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

(b) If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, the Borrower Representative may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

(c) Before giving any notice to Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

10.3 Increased Costs and Reduction of Return.

(a) If any Lender or L/C Issuer shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, there shall be any increase in the cost to such Lender or L/C Issuer of agreeing to make or making, funding or maintaining any LIBOR Rate Loans or of issuing or maintaining any Letter of Credit, then the Borrowers shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender or L/C Issuer (with a copy of such demand to Agent), pay to Agent for the account of such Lender or L/C Issuer, additional amounts as are sufficient to compensate such Lender or L/C Issuer for such increased costs; provided, that the Borrowers shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection 10.3(a) for any increased costs incurred more than ninety (90) days prior to the date that such Lender or L/C Issuer notifies the Borrower Representative, in writing of the increased costs and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender or L/C Issuer shall have determined that:

(i) the introduction of any Capital Adequacy Regulation;

(ii) any change in any Capital Adequacy Regulation;

(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv) compliance by such Lender or L/C Issuer (or its Lending Office) or any entity controlling the Lender or L/C Issuer, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or L/C Issuer or any entity controlling such Lender or L/C Issuer and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s or L/C Issuer’s contracted return on capital) reasonably determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender or L/C Issuer (with a copy to Agent), the Borrowers shall pay to such Lender or L/C Issuer, from time to time as specified by such Lender or L/C Issuer, additional amounts sufficient to compensate such Lender or L/C Issuer (or the entity controlling the Lender or L/C Issuer) for such increase; provided, that the Borrowers shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection

10.3(b) for any amounts incurred more than ninety (90) days prior to the date that such Lender or L/C Issuer notifies the Borrower Representative, in writing of the amounts and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c) Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in a Requirement of Law under clause (a) above and/or a change in Capital Adequacy Regulation under clause (b) above, as applicable, regardless of the date enacted, adopted or issued.

(d) This Section 10.3 shall not apply with respect to Taxes or Other Taxes covered by Section 10.1 or the imposition of, or any change in the rate of, any Excluded Taxes.

10.4 Funding Losses. The Borrowers agree to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrowers to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

(b) the failure of the Borrowers to borrow, continue or convert a Loan after the Borrower Representative has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c) the failure of the Borrowers to make any prepayment after the Borrowers have given a notice in accordance with Section 1.7;

(d) the prepayment (including pursuant to Section 1.8) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

(e) the conversion pursuant to Section 1.6 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in clauses (d) and (e) above, such Lender shall have notified Agent of any such expense within two (2) Business Days of the date on which such expense was incurred. Solely for purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 10.4 and under subsection 10.3(a): each

LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

10.5 Inability to Determine Rates. If Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR applicable pursuant to subsection 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, Agent will forthwith give notice of such determination to the Borrower Representative and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until Agent revokes such notice in writing. Upon receipt of such notice, the Borrower Representative may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower Representative does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower Representative, in the amount specified in the applicable notice submitted by the Borrower Representative, but such Loans shall be made, converted or continued as Base Rate Loans.

10.6 Reserves on LIBOR Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the Borrower Representative shall have received at least fifteen (15) days’ prior written notice (with a copy to Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

10.7 Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower Representative (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

ARTICLE XI.

DEFINITIONS

11.1 Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Affected Lender”	9.22
“Agent Report”	8.5(c)
“Aggregate Excess Funding Amount”	1.11(e)
“Agreement”	Preamble
“Award”	4.16
“Borrower” and “Borrowers”	Preamble
“Borrower Materials”	9.10(e)
“Borrower Representative”	1.12
“Casualty”	4.15(a)
“Communications”	9.2(a)
“Condemnation”	4.16
“Eligible Assignee”	9.9(b)
“Eligible Credit Card Receivables”	1.13
“Eligible Inventory”	1.14
“Eligible Mortgaged Property”	1.15
“Event of Default”	7.1
“Facilities Increase”	1.1(d)
“Facilities Increase Date”	1.1(d)
“Fixed Charge Coverage Ratio”	Exhibit 4.2(b)
“GE Capital”	Preamble
“Indemnified Matters”	9.6
“Indemnitee”	9.6
“Intercompany Notes”	5.4
“Investments”	5.4
“L/C Reimbursement Agreement”	1.1(b)
“L/C Reimbursement Date”	1.1(b)
“L/C Request”	1.1(b)
“L/C Sublimit”	1.1(b)
“Lender” and “Lenders”	Preamble
“Letter of Credit Fee”	1.9(c)
“Maximum Revolving Loan Amount”	1.1(a)
“Maximum Lawful Rate”	1.3(d)
“Mortgaged Property Deliverables”	1.15(c)
“MNPI”	9.10(a)
“956 Impact”	4.13(b)
“Notice of Conversion/Continuation”	1.6(a)
“OFAC”	3.27
“Option Right”	7.1(k)

“Other Lender”	1.11(e)(i)
“Other Taxes”	10.1(c)
“Overadvance”	1.1(a)
“Parent”	Preamble
“Permitted Liens”	5.1
“Property Condition Report”	1.15(c)
“Register”	1.4(b)
“Restricted Payments”	5.11
“Replacement Lender”	9.22
“Revolving Loan Commitment”	1.1(a)
“Revolving Loan” and “Revolving Loans”	1.1(a)
“Sale”	9.9(b)
“SDN List”	3.27
“Settlement Date”	1.11(b)
“Swingline Request”	1.1(c)
“Tax Returns”	3.10
“Taxes”	10.1(a)
“Unused Commitment Fee”	1.9(b)
“Zoning Report”	1.15(c)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Credit Parties, including, without limitation, the unpaid portion of the obligation of a customer of a Credit Party in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by a Credit Party, as stated on the respective invoice of a Credit Party, net of any credits, rebates or offsets owed to such customer.

“Account Debtor” means the customer of a Credit Party who is obligated on or under an Account.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of a Borrower, or (c) a merger or consolidation or any other combination with another Person.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of (i)

ten percent (10%) or more or (ii) solely for purposes of Sections 3.27, 3.28 and 9.10(d), fifteen percent (15%) or more, of the Stock (either directly or through ownership of Stock Equivalents) of a Person shall for the purposes of this Agreement, be deemed to be an Affiliate of the other Person. Notwithstanding the foregoing, neither Agent nor any Lender shall be deemed an “Affiliate” of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents.

“Agent” means GE Capital in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall initially be in the amount of $25,000,000, as such amount may be reduced or increased from time to time pursuant to this Agreement.

“Applicable Margin” means:

(a) for the period commencing on the Closing Date through and including November 26, 2011 and (i) with respect to Revolving Loans and Swingline Loans (y) if a Base Rate Loan, one and three-quarters of one percent (1.75%) per annum and (z) if a LIBOR Rate Loan, two and three-quarters of one percent (2.75%) per annum, and (ii) with respect to L/C Reimbursement Obligations and any Letter of Credit Fee, one and three-quarters of one percent (1.75%) per annum; provided that the Applicable Margin may be adjusted prospectively on each of July 31, 2011 and October 30, 2011 as determined by Average Excess Availability during the Fiscal Quarter immediately preceding such date of determination to the Applicable Margin set forth in Level III of the table below, but in no event during such period shall the Applicable Margin be adjusted down to the Applicable Margin set forth in Level I of the table below; and

(b) on November 26 2011, the Applicable Margin shall be adjusted (up or down) prospectively as determined by Average Excess Availability during the Fiscal Quarter ending October 29, 2011, and thereafter, the Applicable Margin shall be adjusted (up or down) prospectively on a quarterly basis as determined by Average Excess Availability during the Fiscal Quarter immediately preceding such date of determination, commencing on January 29, 2012. Adjustments in Applicable Margins shall be determined by reference to the table below:

Level	Average Excess Availability	LIBOR Rate Margin	Base Rate Margin	Letter of Credit Margin
I	Greater than $12,000,000	2.50%	1.50%	1.50%
II	Less than or equal to $12,000,000, but greater than $8,000,000	2.75%	1.75%	1.75%

III	Less than or equal to $8,000,000	3.00%	2.00%	2.00%

The Applicable Margin shall be adjusted from time to time based upon Average Excess Availability as shown in the Applicable Margin Certificates delivered to Agent from time to time pursuant to subsection 4.2(o). If the Applicable Margin Certificate delivered for a Fiscal Quarter indicates that the Applicable Margin shall increase or decrease during the following Fiscal Quarter, then on the first day of such following Fiscal Quarter the Applicable Margin shall be adjusted in accordance therewith; provided, however, that if Borrowers shall fail to deliver the Applicable Margin Certificate for a Fiscal Quarter by the date required pursuant to subsection 4.2(o), then, at Agent’s election, effective as of the first day of the Fiscal Quarter following the end of the Fiscal Quarter for which such Applicable Margin Certificate was to have been delivered, and continuing through the first day of the calendar month following the date (if ever) when such Applicable Margin Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin specified in the pricing table set forth above. Notwithstanding anything herein to the contrary, Swingline Loans may not be LIBOR Rate Loans.

In the event that any Applicable Margin Certificate delivered pursuant to subsection 4.2(o) is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a higher Applicable Margin for any Fiscal Quarter than the Applicable Margin applied for that period, then (i) the Applicable Margin for such Fiscal Quarter shall be determined based on the corrected Applicable Margin Certificate and (ii) the Borrowers shall immediately pay to Agent the accrued additional interest owing as a result of such increased Applicable Margin for that period. This paragraph shall not limit the rights of Agent or the Lenders with respect to subsection 1.3(c) and Article VII hereof, and shall survive the termination of this Agreement until the payment in full in cash of the aggregate outstanding principal balance of the Loans.

Furthermore, solely for purposes of adjusting the Applicable Margin in clauses (a) and (b) set forth above, the Mortgaged Property shall be included in the calculation of Average Excess Availability from the Closing Date until the date that is sixty (60) days after the Closing Date regardless of whether the Mortgaged Property Deliverables have been delivered to Agent; provided, however, that if Borrowers do not deliver the Mortgaged Property Deliverables to Agent on or before the date that is sixty (60) days after the Closing Date, the Mortgaged Property shall not be included in the calculation of Average Excess Availability from and after the date that is sixty (60) days after the Closing Date until such time (if any) as Borrowers deliver the Mortgaged Property Deliverables to Agent.

“Applicable Margin Certificate” means a certificate of the Borrowers in substantially the form of Exhibit 4.2(o) hereto, duly completed as of the applicable date under subsection 4.2(o).

“Appraised Value” means, with respect to the Mortgaged Property, the appraised fair market value of such Real Estate as set forth in the most recent written appraisal report prepared by an independent real estate appraiser reasonably satisfactory to Agent and delivered to Agent, which appraisal report shall be in form and substance satisfactory to Agent and shall be in conformance with FIRREA appraisal requirements, if applicable.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9), accepted by Agent, substantially in the form of Exhibit 11.1(a) or any other form approved by Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Average Excess Availability” means, with respect to any Fiscal Quarter, the average daily Excess Availability for such Fiscal Quarter.

“Bank Product Obligations” means all obligations, liabilities, Indebtedness, contingent reimbursement obligations, fees and expenses owing by any Credit Party to GE Capital or any of its Affiliates, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, under or with respect to any of the following: (i) credit cards, credit card processing services, debit cards, or purchase cards, (ii) wire transfer services, (iii) cash management accounts or services, and (iv) any loan, lease or financial accommodation or any other services or credit facilities. Notwithstanding anything herein to the contrary, Bank Product Obligations shall not include any of the Obligations described in clause (a) of the definition of “Obligations” in this Agreement.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (x) LIBOR calculated for each such day based on an Interest Period of three months determined two (2) Business Days prior to such day, and (y) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Federal Funds Rate or LIBOR for an Interest Period of three months.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrowing” means a borrowing hereunder consisting of Loans made to or for the benefit of the Borrowers on the same day by the Lenders pursuant to Article I.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a) 85% of the book value of Eligible Credit Card Receivables at such time;

(b) 85% of the Eligible Inventory, multiplied by the NOLV Factor; and

(c) following the delivery to Agent of the Mortgaged Property Deliverables, at all times (i) prior to the FCCR Trigger Date, 30% of the Appraised Value of the Mortgaged Property and (ii) on and after the FCCR Trigger Date, 50% of the Appraised Value of the Mortgaged Property;

in each case less Reserves established by Agent at such time in its Good Faith Discretion.

Notwithstanding the foregoing, the component of the Borrowing Base described in clause (c) above shall at no time comprise more than 30% of the Borrowing Base.

“Borrowing Base Certificate” means a certificate of the Borrower Representative, on behalf of each Credit Party, in substantially the form of Exhibit 11.1(b) hereto, duly completed as of a date acceptable to Agent in its sole discretion.

“Business Day” means any day other than a Saturday, Sunday or other day on which federal reserve banks are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, a day on which dealings are carried on in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Capital Lease Obligations” means all monetary obligations of any Credit Party or any Subsidiary of any Credit Party under any Capital Leases.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq. (1980)).

“Change of Control” means the occurrence of any of the following: (a) any person shall become the legal or beneficial owner of, or shall have acquired, pursuant to any Contractual Obligation or otherwise, control over the voting rights of 35% or more of the issued and outstanding Voting Stock of the Parent; (b) the first day on which a majority of the members of the board of directors of the Parent are not Continuing Directors; or (c) the Parent shall cease to own and control legally and beneficially all of the economic and voting rights associated with all classes of the outstanding Stock of the other Credit Parties. For purpose of this definition, the following terms shall have the following meanings: (x) “person” means any “person” as such term is used in the United States

Securities Exchange Act of 1934, as amended, including any partnership, limited partnership, syndicate or group of persons that is deemed to be a “person” for purposes of Sections 13(d) and 14(d)(2) of such Securities Exchange Act, (y) “beneficial owner” means any “beneficial owner” under and as defined in Rules 13d-3 and 13d-5 of the United States Securities and Exchange Commission under such Securities Exchange Act; provided, however, that any person shall be deemed to be the beneficial owner of all Voting Stock that such person has the right to acquire, whether such right is exercisable immediately or with the passage of time and (z) “continuing director” means, at any date of determination, each individual member of the board of directors of the Parent who (i) has been a member of such board in the period of twelve (12) successive calendar months last ended prior to such date or (ii) whose nomination for election or appointment by the stockholders of the Parent was approved by a vote of at least two thirds of the directors who were continuing directors at the time of such nomination.

“Closing Date” means May 26, 2011.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Credit Party and any other Person who has granted a Lien to Agent, in or upon which a Lien is granted or purported to be granted or now or hereafter exists in favor of any Lender or Agent for the benefit of Agent, Lenders and other Secured Parties, whether under this Agreement or under any other documents executed by any such Persons and delivered to Agent.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the Mortgages, each Control Agreement, and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party or any other Person pledging or granting a lien on Collateral or guaranteeing the payment and performance of the Obligations, and any Lender or Agent for the benefit of Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender or Agent for the benefit of Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Commitment” means, for each Lender, its Revolving Loan Commitment.

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Loan Commitment divided by the Aggregate Revolving Loan Commitment; provided that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the principal amount of the Loans held by such Lender, divided by the aggregate principal amount of the Loans held by all Lenders.

“Competitor” means each of the Persons that is an actual competitor of the Borrowers and that has been designated as such in writing by the Borrower Representative and provided to Agent and the Lenders.

“Compliance Certificate” means a certificate of the Borrower Representative, on behalf of each Credit Party, in substantially the form of Exhibit 4.2(b) hereto, duly completed as of the applicable date under subsection 4.2(b).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Continuing Directors” means, as of any date of determination, those members of the board of directors of the Parent, each of whom (a) was a member of such board of directors on the Closing Date or (b) was nominated for election or elected to such board of directors with the approval of a majority of the then Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control Agreement” means a tri-party deposit account, securities account or commodities account control agreement by and among the applicable Credit Party, Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance satisfactory to Agent and in any event providing to Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC.

“Conversion Date” means any date on which the Borrowers convert a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Card Agreements” shall mean all agreements or notices, each in form and substance reasonably satisfactory to Agent, now or hereafter entered into by any Borrower with any credit card issuer or any credit card processor, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, without limitation, any agreements or notices entered into in connection with any Private Label Credit Cards; provided that any such credit card agreement or notice shall provide, among other things, that each such credit card processor shall transfer all proceeds due with respect to credit card charges for sales (net of expenses and chargebacks of the credit card issuer or processor) by the applicable Borrower received by it (or other amounts payable by such credit card processor) into a designated concentration account on a daily basis, or on such other basis as Agent may agree in writing in the exercise of its Good Faith Discretion.

“Credit Card Receivables” shall mean, collectively, all present and future rights of any Borrower to payment from (a) any major credit card issuer or major credit card processor arising from sales of goods or rendition of services to customers who have purchased such goods or services from such Borrower using a credit or debit card, (b) any major credit card issuer or major credit card processor in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services by such Borrower to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any major credit card issuer or major credit card processor under the Credit Card Agreements or otherwise and (c) the issuers of Private Label Credit Cards.

“Credit Parties” means each Borrower and each other Person (i) which executes a guaranty of the Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iii) all of the Stock of which (other than the Parent) is pledged to Agent for the benefit of the Secured Parties.

“CWA” means the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under subsections 5.2(a), 5.2(c), 5.2(d), 5.2(e), 5.2(g) and 5.2(h) and (b) the sale or transfer by a Borrower or any Subsidiary of a Borrower of any Stock or Stock Equivalent issued by any Subsidiary of a Borrower and held by such transferor Person.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service acceptable to Agent.

“Eligible In-Transit Inventory” means all finished goods Inventory owned by a Borrower, which Inventory is in transit in the U.S. to one of such Borrower’s facilities and which Inventory (a) has been paid for by such Borrower or is in the control of such Borrower’s carrier or agent, (b) is fully insured, (c) is subject to a first priority perfected security interest in and lien upon such goods in favor of Agent (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrower), (d) is evidenced or deliverable pursuant to Documents that have been delivered to Agent or an agent acting on its behalf or designating Agent as Consignee, (e) is in transit for no longer than seven (7) days before delivery to one of such Borrower’s facilities and (f) otherwise meets the criteria for “Eligible Inventory” hereunder.

“Environmental Indemnity Agreement” means that certain Hazardous Materials Indemnity Agreement dated of even date hereof in favor of Agent (for itself and on behalf of the Lenders) executed by Borrowers and each of the other Credit Parties with respect to the Mortgaged Property.

“Environmental Laws” means all present and future Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements, environmental transfer of ownership, notification or approval statutes, CERCLA, RCRA and CWA.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“EPCRS” means the Employee Plans Compliance Resolution System, as described in Revenue Procedure 2008-50, or such successor Benefit Plan correction program.

“Equipment” means all “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) the occurrence of a reportable event described in Section 4043(b) or Section 4043(c) of ERISA with respect to a Title IV Plan or Multiemployer Plan, unless the 30-day notice requirement has been duly waived under the applicable regulations; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the receipt by any ERISA Affiliate of notice of the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the receipt by any ERISA Affiliate of notice of the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution of any ERISA Affiliate to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder (excluding, solely for purposes of this clause (i), plan document or operational failures that are eligible for correction under EPCRS and are promptly corrected pursuant to EPCRS); (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) receipt by any ERISA Affiliate of notice that a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; (l) receipt by any ERISA Affiliate of notice of the institution of proceedings by the PBGC to terminate or appoint a trustee or administrator in respect of any Multiemployer Plan; and (m) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or

Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excess Availability” means, as of any date of determination, (a) the lesser of (i) the Borrowing Base in effect at such time and (ii) the Aggregate Revolving Loan Commitment then in effect, less (b) the sum (without duplication) of (i) the aggregate amount of Letter of Credit Obligations at such time, (ii) the outstanding Swingline Loans at such time and (iii) the outstanding Revolving Loans at such time.

“Excess Availability Cure Event” means the date upon which Borrowers have Excess Availability equal to or greater than twenty percent (20%) of the Borrowing Base for a period of thirty (30) consecutive days following the occurrence and continuance of an Excess Availability Trigger Event.

“Excess Availability Trigger Event” means, at any time after the Closing Date, the failure of Borrowers to have Excess Availability of equal to or greater than twenty percent (20%) of the Borrowing Base then in effect.

“Excluded Equity Issuance” means Net Issuance Proceeds resulting from the issuance of (a) Stock or Stock Equivalents by the Parent to management, employees or directors of a Credit Party under any employee stock option or stock purchase plan or other employee benefits plan in existence from time to time, (b) Stock or Stock Equivalents by a Wholly-Owned Subsidiary of any Borrower to such Borrower or another Wholly-Owned Subsidiary of such Borrower constituting an Investment permitted hereunder, (c) Stock or Stock Equivalents by a Wholly-Owned Subsidiary of the Parent to Parent or another Wholly-Owned Subsidiary of the Parent constituting an Investment permitted hereunder and (d) Stock or Stock Equivalents by a Foreign Subsidiary of such Foreign Subsidiary to qualify directors where required pursuant to a Requirement of Law or to satisfy other requirements of applicable law, in each instance, with respect to the ownership of Stock of Foreign Subsidiaries.

“Excluded Tax” means with respect to any Secured Party (a) taxes measured by gross income, net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (b) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Secured Party” under this Agreement in the capacity under which such Person makes a claim under Section 10.1(b) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.22) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 10.1(b); (c) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to Section 10.1(f), and (d) in the case of a Non-U.S Lender Party, any United States federal withholding taxes imposed on amounts payable to such Non-U.S. Lender Party as a result of such Non-U.S. Lender Party’s failure to comply with FATCA to establish a complete exemption from withholding thereunder.

“Existing Letters of Credit” means each of the letters of credit issued by Wells Fargo Bank, N.A. prior to the Closing Date and described by date of issuance, letter of credit number, undrawn amount and date of expiry on Schedule ELC hereto, including any modifications, extensions or renewals of any Existing Letter of Credit.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Facilities Increase Notice” means a notice from the Borrower Representative to Agent requesting a Facilities Increase, which may include any proposed term and condition for such proposed Facilities Increase but shall include, in any event, the amount of such proposed Facilities Increase.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Code, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“FCCR Trigger Date” means the date upon which Borrowers have delivered to Agent a Compliance Certificate pursuant to subsection 4.2(b) demonstrating that Borrowers’ Fixed Charge Coverage Ratio (as calculated pursuant to Exhibit 4.2(b)) for the most recently ended four (4) Fiscal Quarters is greater than or equal to 1.10:1.00.

“Federal Flood Insurance” means Federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letters” means (a) the Closing Date Fee Letter and (b) any additional fee letter entered into as part of a Facilities Increase and executed by, among others, Borrowers and Agent.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Final Availability Date” means the earlier of the Revolving Termination Date and one (1) Business Day prior to the date specified in clause (a) of the definition of Revolving Termination Date.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary held directly by a Credit Party or indirectly by a Credit Party through one or more Domestic Subsidiaries.

“Fiscal Quarter” means any of the quarterly accounting periods of the Credit Parties, ending on the Saturday nearest the last day of each of April, July, October and January of each year.

“Fiscal Year” means any of the annual accounting periods of the Credit Parties ending on the Saturday nearest to the 31st day of January of each year.

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines. Flood Insurance shall be in an amount equal to the full, unpaid balance of the Loans and any prior liens on the Real Estate up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Agent, with deductibles not to exceed $50,000.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the Code.

“Full Cash Dominion Event” means, (i) the occurrence and continuance of an Event of Default or (ii) the occurrence and continuance of an Excess Availability Trigger Event, but in the case of clause (ii) only until such time as an Excess Availability Cure Event occurs.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 11.3 hereof.

“GECFI” means GE Capital Financial Inc.

“Gift Card/Gift Certificate Reserves” means Reserves established by Agent in an amount equal to, (i) at all times that the amount of cash and Cash Equivalents (other than restricted cash and Credit Card Receivables) that would be included on a consolidated balance sheet of Parent and its Subsidiaries is greater than $5,000,000, fifty percent (50%) of the aggregate face value of the gift cards and gift certificates of the Borrowers outstanding as of any date of determination issued during the twelve (12) month period immediately preceding such date of determination entitling the holder thereof to use all or a portion of the gift card or gift certificate, as applicable, to pay all or a portion of the purchase price for any Inventory and (ii) at all times that the amount of cash and Cash Equivalents (other than restricted cash and Credit Card Receivables) that would be included on a consolidated balance sheet of Parent and its Subsidiaries is equal to or less than $5,000,000, fifty percent (50%) of the aggregate face value of all of the gift cards or gift certificates of the Borrowers outstanding as of any date of determination entitling the holder thereof to use all or a portion of the gift card or gift certificate, as applicable, to pay all or a portion of the purchase price for any Inventory.

“Good Faith Discretion” means a determination made in good faith by Agent and in the exercise of Agent’s reasonable business judgment.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of even date herewith, in form and substance reasonably acceptable to Agent and the Borrowers, made by the Credit Parties in favor of Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time.

“Hazardous Materials” means any substance, material or waste that is regulated or otherwise gives rise to liability under any Environmental Law, including but not limited to any “Hazardous Waste” as defined by RCRA, any “Hazardous Substance” as defined under CERCLA, any contaminant, pollutant, petroleum or any fraction thereof, asbestos, asbestos containing material, polychlorinated biphenyls, mold, and radioactive substances or any other substance that is toxic, ignitable, reactive, corrosive, caustic, or dangerous.

“Inactive Subsidiary”, individually, and “Inactive Subsidiaries”, collectively, means each of the Persons listed on Schedule B; provided, however, that each such Person shall cease to be an “Inactive Subsidiary” hereunder if such Person has at any time on or after the Closing Date assets with an aggregate fair market value of equal to or greater than $1,000.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Revolving Termination Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan (other than a LIBOR Rate Loan having an Interest Period of six (6) months) the last day of each Interest Period applicable to such Loan, (b) with respect to any LIBOR Rate Loan having an Interest Period of six (6) months, the last day of each three (3) month interval and, without duplication, the last day of such Interest Period, and (c) with respect to Base Rate Loans (including Swingline Loans) the first day of each month.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower Representative in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(a) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Credit Parties, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Credit Party’s custody or possession, including inventory on the premises of others and items in transit.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property, including the Master License Agreement and the Media Services Agreement.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.

“JLP Daisy Consent Letter” means that certain Consent Letter, dated as of even date herewith, by dELiA*s Brand LLC and JLP Daisy LLC in favor of Agent, and acknowledged by each of the Credit Parties.

“L/C Issuer” means any Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case, reasonably acceptable to Agent, in such Person’s capacity as an issuer of Letters of Credit hereunder; provided that GE Capital shall Issue only commercial Letters of Credit hereunder and GECFI shall Issue only standby Letters of Credit hereunder.

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrowers to the L/C Issuer thereof or to Agent, as and when matured, to pay all amounts drawn under such Letter of Credit.

“Lender” means, collectively, (a) each Lender with a Revolving Loan Commitment (or if the Revolving Loan Commitments have terminated, who hold Revolving Loans or participations in Swingline Loans) or (b) any other financial institution or other Person that becomes a party hereto in connection with a Facilities Increase by execution of an assumption agreement in connection with such Facilities Increase.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower Representative and Agent.

“Letter of Credit” means documentary or standby letters of credit issued for the account of the Borrowers by L/C Issuers, and bankers’ acceptances issued by a Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of the Borrowers or the Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in subsection 1.1(b) with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for each Interest Period, the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

“LIBOR Rate Loan” means a Loan that bears interest based on LIBOR.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease.

“Loan” means an extension of credit by a Lender to the Borrowers pursuant to Article I, and may be a Base Rate Loan or a LIBOR Rate Loan.

“Loan Documents” means this Agreement, the Notes, the Fee Letters, the Collateral Documents, the Master Agreement for Standby Letters of Credit, the Master Agreement for Documentary Letters of Credit and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Master License Agreement” means that certain Master License Agreement, dated as of February 24, 2003, between dELiA*s Brand LLC and JLP Daisy LLC.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, condition (financial or otherwise) or prospects of any Credit Party or the Credit Parties and their Subsidiaries taken as a whole; (b) a material impairment of the ability of any Credit Party, any Subsidiary of any Credit Party or any other Person (other than Agent or Lenders) to perform in any material respect its obligations under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to the Lenders or to Agent for the benefit of the Secured Parties under any of the Collateral Documents.

“Material Agreement” means the Master License Agreement, the Media Services Agreement and any Environmental Indemnity Agreement.

“Material Environmental Liabilities” means Environmental Liabilities exceeding $500,000 in the aggregate.

“Media Services Agreement” means that certain Amended and Restated Media Services Agreement, dated as of November 8, 2010, between Alloy, Inc. and the Parent.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate.

“Mortgaged Property” means all of the Real Estate located at 348-350 West Poplar Street, Hanover, Pennsylvania 17331 owned by dELiA*s Distribution Company.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a Federal insurance program.

“Net Issuance Proceeds” means, in respect of any issuance of debt or equity, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of a Borrower.

“Net Orderly Liquidation Value” means the cash proceeds of Inventory which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, operating expenses and retrieval and related costs), as determined pursuant to the most recent third-party appraisal of such Inventory delivered to Agent by an appraiser reasonably acceptable to Agent.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition and insurance proceeds and condemnation and similar awards received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to a Borrower or any Affiliate of a Borrower, (ii) sale, use or other transaction taxes paid or payable as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (b) in the event of an Event of Loss, (i) so long as no Event of Default has occurred and is continuing, all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“NOLV Factor” means, as of the date of the appraisal of Inventory most recently received by Agent, the quotient of the Net Orderly Liquidation Value of Inventory divided by the book value of Inventory, expressed as a percentage. The NOLV Factor will be increased or reduced promptly upon receipt by Agent of each updated appraisal.

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Agent has not received a revocation in writing), to a Borrower, Agent, any Lender, or the L/C Issuer or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, (d) any Lender that has (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for clause (d), and Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents, or (e) failed to provide Agent, within three (3) Business Days following Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender under clauses (a), (b), (c) or (d) above.

“Non-U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” means any Revolving Note or the Swingline Note, and “Notes” means all such Notes.

“Notice of Borrowing” means a notice given by the Borrower Representative to Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(c) hereto.

“Obligations” means (a) all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, Agent, any L/C Issuer, any Secured Swap Provider or any other Person required to be indemnified, that arises under any Loan Document or any Secured Rate Contract, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and (b) all Bank Product Obligations.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness permitted under subsection 5.5(c) or 5.5(d) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms no less favorable to the Credit Parties, taken as a whole, than those of the Indebtedness being refinanced or extended.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Pledged Collateral” has the meaning specified in the Guaranty and Security Agreement and shall include any other Collateral required to be delivered to Agent pursuant to the terms of any Collateral Document.

“Prior Indebtedness” means the Indebtedness and obligations specified in Schedule 11.1 hereto.

“Prior Lender” means Wells Fargo Retail Finance LLC.

“Private Label Credit Card” shall mean a credit card that bears any Borrower’s trademark and/or logo and is issued by a third party which takes the credit risk as to customers on a full recourse basis and makes payments to such Borrower in a manner similar to other major credit card issuers and where any indebtedness owed by such Borrower to such third party is on an unsecured basis.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq. (1976)).

“Real Estate” means any real estate owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Related Transactions” means the making of the initial Loans hereunder on the Closing Date, the issuance of the initial Letters of Credit hereunder on the Closing Date (if any), and the repayment in full of the Prior Indebtedness on the Closing Date

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary of each Credit Party.

“Remedial Action” means all actions required under Environmental Laws to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the Aggregate Revolving Loan Commitment then in effect or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate outstanding principal amount of Loans (other than Swingline Loans), the aggregate outstanding Letter of Credit Obligations, the aggregate amount of participations in Swingline Loans and the aggregate outstanding principal amount of unparticipated portions of Swingline Loans.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserves” means, with respect to the Borrowing Base (a) reserves established by Agent from time to time against Eligible Credit Card Receivables pursuant to Section 1.13, Eligible Inventory pursuant to Section 1.14 and Eligible Mortgaged Property pursuant to Section 1.15, (b) Gift Card/Gift Certificate Reserves and (c) such other reserves against Eligible Credit Card Receivables, Eligible Inventory, Eligible Mortgaged Property or Excess Availability that Agent may, in its Good Faith Discretion and without duplication, establish from time to time. Without limiting the generality of the foregoing, Agent may establish Reserves (a) to reflect events, conditions, contingencies or risks which, as determined by the Agent, adversely affect, or could reasonably be expected to adversely affect, any of (i) the Collateral or its value or (ii) the Liens and other rights of Agent or any Lender in such Collateral (including the enforceability, perfection and priority thereof), (b) to reflect Agent’s belief that any Borrowing Base Certificate or other collateral report or financial information furnished by or on behalf of any Credit Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect, (c) to reflect reductions in Eligible Credit Card Receivables, Eligible Inventory or Eligible Mortgaged Property since the delivery of the most recently delivered Borrowing Base Certificate, (d) to reflect amounts owing by any Credit Party to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, (e) to reflect Obligations (including anticipated termination amounts) under any Secured Rate Contracts, (f) to reflect out-of-pocket costs necessary to gain access to, preserve, sell or otherwise dispose of the Collateral or collect the Obligations or to conduct an Insolvency Proceeding with respect to any Credit Party, (g) to reflect rent and other charges payable to any lessor in such amounts as Agent shall determine in respect of any leased store, distribution center, warehouse or other Collateral location unless, with respect to any such leased location, the Credit Parties have delivered to Agent a landlord agreement from the lessor with respect to such locations described in Section 4.12 of this Agreement which landlord agreement is satisfactory in form and substance to Agent, (h) to reflect Bank Product Obligations or (i) to reflect accrued and unpaid interest, fees and expenses under this Agreement.

“Responsible Officer” means the chief executive officer or the president of a Borrower or Borrower Representative, as applicable, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of a Borrower or Borrower Representative, as applicable, or any other officer having substantially the same authority and responsibility.

“Restoration Threshold” means as of any date, the lesser of (a) two and one half of one percent (2.5%) of the replacement value of the improvements at the Mortgaged Property as of such date, and (b) $250,000.

“Revolving Note” means a promissory note of the Borrowers payable to a Lender in substantially the form of Exhibit 11.1(d) hereto, evidencing Indebtedness of the Borrowers under the Revolving Loan Commitment of such Lender.

“Revolving Termination Date” means the earlier to occur of: (a) May 26, 2016; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

“Rollover Letters of Credit” means each of the letters of credit issued by Wells Fargo Bank, N.A. prior to the Closing Date and described by date of issuance, letter of credit number, undrawn amount and date of expiry on Schedule RLC hereto, including any modifications, extensions or renewals of any Rollover Letter of Credit.

“Secured Party” means Agent, each Lender, each L/C Issuer, each other Indemnitee and each other holder of any Obligation of a Credit Party including each Secured Swap Provider.

“Secured Rate Contract” means any Rate Contract between a Borrower and the counterparty thereto, which (i) has been provided or arranged by GE Capital or an Affiliate of GE Capital, or (ii) Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with a Borrower, or (ii) a Person with whom Borrower has entered into a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, and any assignee thereof.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Swingline Lender” means, each in its capacity as Swingline Lender hereunder, GE Capital or, upon the resignation of GE Capital as Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of Agent (or, if there is no such successor Agent, the Required Lenders) and the Borrowers, to act as the Swingline Lender hereunder.

“Swingline Loan” has the meaning specified in clause (i) of subsection 1.1(c).

“Swingline Note” means a promissory note of the Borrowers payable to the Swingline Lender, in substantially the form of Exhibit 11.1(e) hereto, evidencing the Indebtedness of the Borrowers to the Swingline Lender resulting from the Swingline Loans made to the Borrowers by the Swingline Lender.

“Swingline Request” has the meaning specified in clause (ii) of subsection 1.1(c).

“Swingline Sublimit” means $5,000,000.

“Tax Affiliate” means, (a) each Borrower and its Subsidiaries and (b) any Affiliate of a Borrower with which such Borrower files or is required to file tax returns on a consolidated, combined, unitary or similar group basis.

“Title IV Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Transfer of Liability for Letters of Credit” means that certain Transfer of Liability for Letters of Credit, dated as of even date herewith, by and among Agent, GE Capital Financial, Inc., Wells Fargo Bank, N.A. and each of the Credit Parties party thereto.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) one hundred percent (100%) of the Stock and Stock Equivalents, at the time as of which any determination is being made, is owned, beneficially and of record, by any Credit Party, or by one or more of the other Wholly-Owned Subsidiaries, or both.

11.2 Other Interpretive Provisions

.

(a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

(d) Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e) Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

11.3 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Parent shall be given effect for purposes of measuring compliance with any provision of Article V unless the Borrowers, Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”

11.4 Payments. Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party or any L/C Issuer. Any such determination or redetermination by Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

DELIA*S DISTRIBUTION COMPANY

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	CFO and Treasurer
FEIN:	23-2909076

ALLOY MERCHANDISE, LLC

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	CFO and Treasurer
FEIN:	27-0037639

DELIA*S OPERATING COMPANY

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	CFO and Treasurer
FEIN:	13-3953765

DELIA*S RETAIL COMPANY

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	CFO and Treasurer
FEIN:	23-2920036

CREDIT AGREEMENT

SIGNATURE PAGE

BORROWER REPRESENTATIVE:

DELIA*S, INC.

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	CFO and Treasurer
FEIN:	20-3397172

Address for notices:
dELiA*s, Inc.
50 W. 23rd Street
New York, New York 10010
Attn: General Counsel
Facsimile: 212-590-6310

Address for wire transfers:

CREDIT AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

OTHER CREDIT PARTIES:

AMG DIRECT, LLC

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	CFO and Treasurer

DELIA*S GROUP INC.

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	CFO and Treasurer

DELIA*S BRAND LLC

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	CFO and Treasurer

DACCS, INC.

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	CFO and Treasurer

DELIA*S ASSETS CORP.

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	CFO and Treasurer

Address for notices:

Attn:
Facsimile:

CREDIT AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, an L/C Issuer and Swingline Lender

By:	/s/ Mark Forti
Name:	Mark Forti
Title:	Duly Authorized Signatory

Address for Notices:

General Electric Capital Corporation
777 Long Ridge Road, Building A
Stamford, CT 06927
Attn: dELiA*s Account Manager
Facsimile: (203) 585-2647

With copies to:

General Electric Capital Corporation
10 Riverview Drive
Danbury, CT 06810
Attn: Jill Zellmer
Facsimile: (203) 749-4562

General Electric Capital Corporation
201 Merritt 7
Norwalk, CT 06851
Attn: John Pistocchi
Facsimile: (203) 956-4003

McGuireWoods LLP
1230 Peachtree Street N.E.
Atlanta, GA 30309-3534
Attention: Hilary P. Jordan, Esq.
Facsimile (404) 443-5690

Address for payments:

ABA No. 021-001-033
Account Number 50286174
Deutsche Bank Trust Company Americas
New York, New York
Account Name: General Electric Capital Corporation
Reference: CFK1596/dELiA’s, Inc.

CREDIT AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written

GE CAPITAL FINANCIAL INC., as a Lender

By:	/s/ Woodrow Broaders, Jr.
Name:	Woodrow Broaders, Jr.
Title:	Duly Authorized Signatory

Address for notices:
GE Capital Financial Inc. c/o
General Electric Capital Corporation
777 Long Ridge Road, Building A
Stamford, CT 06927
Attn: dELiA*s Account Manager
Facsimile: (203) 585-2647

With copies to:
GE Capital Financial Inc.
6510 Millrock Drive, Suite 200
Salt Lake City, Utah 84121
Attn: Chief Financial Officer

McGuireWoods LLP
1230 Peachtree Street N.E.
Atlanta, GA 30309-3534
Attention: Hilary P. Jordan, Esq.
Facsimile (404) 443-5690

Lending office:
GE Capital Financial Inc.
c/o General Electric Capital Corporation
201 Merritt Seven
Norwalk, CT 06851
Attn: dELiA*s Account Manager Facsimile:

With a copy to:
GE Capital Financial Inc.
6510 Millrock Drive, Suite 200
Salt Lake City, Utah 84121
Attn: Chief Financial Officer

CREDIT AGREEMENT

SIGNATURE PAGE

Schedule 1.1(a)

Revolving Loan Commitments

GE Capital Financial Inc. - $25,000,000

SCHEDULE A

Borrowers

Organizational identification numbers and federal identification numbers of each Borrower are as follows:

Organizational ID# Federal ID#

dELiA*s, Inc. (DE) 3764172 20-3397172

dELiA*s Distribution Company (DE) 2765579 23-2909076

Alloy Merchandise, LLC (DE) 3588203 27-0037639

dELiA*s Operating Company (DE) 2765574 13-3953765

dELiA*s Retail Company (DE) 2785335 23-2920036

SCHEDULE B Inactive Subsidiaries

Name Jurisdiction of Incorporation or Formation

OG Restructuring,

Inc. CT

Skate Direct, LLC DE

DC

Restructuring, LLC DE

GFLA,Inc. CA

OnTap.com, Inc. NJ

iTurf Finance Company DE

SBH Restructuring Corp. DE

Sreeeml, Inc. DE

dELiA*s Foreign Sales Corporation Barbados

TSI Soccer Restructuring Corp. NC

dELiA*s Properties, Inc. DE

TSI Retail

Company DE

Droog, Inc. DE

dELiA*s Delaware Company, Inc. DE

TSI Promotional Company DE

dELiA*s Japan

Company DE

SCHEDULE ELC

LC Number Issued Date Expiration Date Amount

102692 11/24/10 5/31/11 S 1,000,000

**SCHEDULE RLC**

| LC Number | Issued Date | Expiration Date | Amount |
|---|---|---|---|
| 417370 | 10/30/01 | 9/26/11 | $ 600,000 |
| 417371 | 10/30/01 | 11/30/11 | $ 4,250,000 |
| 900622 | 08/09/04 | 09/25/11 | $ 300,000 |
| 902794 | 08/09/06 | 03/31/12 | $ 1,799,527 |
| 906617 | 10/08/10 | 06/26/11 | $ 125,000 |
| 102803 | 03/16/11 | 12/31/11 | $ 200,000 |
| 102804 | 04/08/11 | 08/31/11 | $ 171,091 |

SCHEDULE 3.5 Litigation

None

SCHEDULE 3.7 ERISA

dELiA*s, Inc. 401(K) Profit Sharing Plan

Empire Medical Plan (2 Plans)

Gerber (Stop Loss)

Delta Dental

VSP (Vision)

Liberty Mutual (Life Insurance, AD&D, and LTD)

SCHEDULE 3.8

Closing Date Sources and Uses; Funds Flow Memorandum

No Revolving Loans will be made on the Closing Date.

SCHEDULE 3.9

Owned Real Estate

Distribution Center

348 Poplar Street

Hanover, PA 17331 (York County)

Leased Real Estate (Non-Store)

Location Landlord Landlord Address

Corporate Office

50 West 23rd Street

New York, NY 100 10 TTMC as nominee for 50 West 23rd Street B LLC TTMC as nominee for 50 West 23rd Street c/o Two Trees Management Co. LLC 45 Main Street Suite 602 Brooklyn, NY 11201

Call Center 780 Brooksedge Plaza Drive Westerville, OH 43081 Partners at Brooksedge 150 East Broad Street Columbus, OH 432 15

STORE LISTING

EFFECTIVE APRIL 22, 2011

												|	STORE	HOURS	|
STORE # /NAME	ADDRESS 1	ADDRESS 2	CITY	ST.	ZIP	PHONE 1		PHONE 2		FAX		SUN	MON-THU	FRI	SAT	TYPE	GROUP	DIST	EAS	*
201 The Westchester	125 Westchester Ave	Suite 3060	White Plains	NY	10601	(914	) 682- 3085	(914	) 682- 3096	(914	) 682- 3274	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	520	S/G
202 Willowbrook Mall	2165 Willowbrook Mall		Wayne	NJ	07470	(973	) 256- 2088	(973	) 256- 0552	(973	) 256- 4431	11A - 7P	10A - 9:30P	10A - 9:30P	10A-9:30P	Proto	*	530	X/ W
203 Hawthorn Center	816A Hawthorn Center		Vemon Hills	IL	60061	(847	) 549- 9673	(847	) 549- 1553	(847	) 549- 9718	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	610	x/w
207 Menlo Park Mall	100 Menlo Park Road	Suite 1230A	Edison	NJ	08837	(732	)516-0511	(732	) 516- 0512	(732	) 516- 0513	11A-7P	10A - 9:30P	10A - 9:30P	10A - 9:30P	Hybrid	*	530	S/G
210 Natick Collection	1245 Worcester Street	Space 2146	Natrick	MA	01760	(508	) 647- 9357	(508	) 647- 3182	(508	) 647- 9358	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	510	X/ W
211 Providence Place	127 Providence Place	Space B- 215	Providence	RI	02903	(401	)270-4615	(401	) 270- 4616	(401	) 270- 4617	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	510	S/G
212 Oxford Valley Mall	2300 East Lincoln Hwy	Suite 164	Langhorne	PA	19047	(215	) 891- 1640	(215	) 891- 1641	(215	) 891- 1642	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	540	S/G
215 Towson Town Center	825 Dulaney Valley Rd	Space 1045	Towson	MD	21204	(410	) 339- 4650	(410	) 296- 1980	(410	) 296- 0842	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	540	X/ W
216 The Plaza at King of Prussia	160 N. Gulph Road	Suite 1024	King of Prussia	PA	19406	(610	) 878- 9477	(610	) 878- 9027	(610	) 878- 9186	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	540	S/G
218 Walt Whitman Mall	160 Walt Whitman Road	Space 1067	Huntington Station	NY	11746	(631	) 271- 6176	(631	) 271- 1794	(631	) 271- 8625	11A-7P	10A - 9:30P	10A - 9:30P	10A - 9:30P	Hybrid	*	520	S/G
219 Woodfield Shopping Center	5 Woodfield Shopping Center	Space L301	Schaumburg	IL	60173	(847	) 969- 0296	(847	) 969- 0295	(847	) 969- 0297	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	610	X/ W
229 Roosevelt Field Mall	630 Old Country Rd	Space 1034	Garden City	NY	11530	(516	) 747- 0930	(516	) 747- 0976	(516	) 248- 1343	11A-7P	10A - 9:30P	10A - 9:30P	10A - 9:30P	Proto	*	520	X/ W
231 Quakerbridge Mall	212 Quakerbridge Mall	Space D12	Lawrenceville	NJ	08648	(609	) 936- 0616	(609	) 936- 0663	(609	) 936- 0661	11A - 6P	10A-9:30P	10A - 9:30P	10A - 9:30P	Hybrid	*	540	S/G
232 Tysons Corner Center	1961 Chain Bridge Road	Space E80	McLean	VA	22102	(703	)827-5740	(703	) 827- 5794	(703	) 827- 5790	11A - 7P	10A - 9:30P	10A - 9:30P	10A - 9:30P	Hybrid	*	540	S/G
233 Bridgewater Commons	400 Commons Way	Space 3395	Bridgewater		08807	(908	)541-0100	(908	) 541- 0330	(908	) 541- 1300	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	530	S/G
240 Mayfair Mall	2500 North Mayfair Road	Space 870	Wauwatosa	Wl	53226	(414	) 302- 6608	(414	) 302- 5932	(414	) 302- 5998	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	630	S/G
241 Lehigh Valley Mall	110 Lehigh Valley Mall		Whitehall	PA	18052	(610	) 266- 5866	(610	) 266- 2935	(610	) 266- 3995	11A-6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	540	S/G
242 The Mall at Robinson	100 Robinson Center Drive	Space 2410	Pittsburgh	PA	15205	(412	) 490- 4938	(412	) 490- 5261	(412	) 490- 4993	11A - 6P	10A - 9P	10A - 9:30P	10A - 9:30P	Hybrid	*	620	S/G
245 Oak Park Mall	11689 West 95th Street	Space 128	Overland Park	KS	66214	(913	) 495- 5544	(913	) 495- 5533	(913	) 495- 5533	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	660	S/G
250 Crossgates Mall	1 Crossgates Mall Road	Space B- 105	Alabny	NY	12203	(518	) 218- 0708	(518	) 218- 1004	(518	) 869- 2548	11A - 6P	10A - 9:30P	10A - 9:30P	10A - 9:30P	Hybrid	*	620	S/G
251 The Parks at Arlington	3811 5. Cooper Street	Space 1410	Artington	TX	76015	(817	) 472- 7250	(817	)472-7215	(817	) 466- 7134	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	650	S/G
256 Easton Town Center	136 Easton Town Center	Space C- 102	Columbus	OH	43219	(614	) 478- 2976	(614	) 478- 3132	(614	) 478- 3196	12P - 6P	10A - 9P	10A - 10P	10A - 10P	Proto	*	620	X/ W
257 Wolfchase Galleria	2760 N. Germantown Parkway	Space 2210	Memphis	TN	38133	(901	) 380- 3440	(901	) 380- 3334	(901	) 380- 3334	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	550	S/G
258 Galleria @ Houston	5015 Westheimer Road	Space 3170	Houston	TX	77056	(713	)627-1500	(713	) 627- 1501	(713	) 627- 1501	11A - 7P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	650	S/G
259 Ridgedale Center	12621 Wayzata Blvd	Space 2040	Minnetonka	MN	55305	(952	) 545- 0805	(952	) 545- 0806	(952	) 546- 1007	12P-6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	630	S/G
260 Riverchase Galleria	2000 Riverchase Galleria	Space 276A	Hoover	AL	35244	(205	) 682- 9696	(205	) 682- 9699	(205	) 682- 2969	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	550	S/G
261 Florida Hall	8001 S. Orange Blossom Trail	Space 1274B	Orlando	FL	32809	(407	) 852- 6654	(407	) 852- 1370	(407	) 852- 1370	12P-6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	570	S/G
262 Town Center at Boca Raton	6000 Glades Road	Suite 1030	Boca Raton	FL	33431	(561	) 394.5839	(561	) 394- 5836	(561	) 362- 7494	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	570	S/G
265 Mail of Georgia	3333 Buford Drive	Space 1026	Buford	GA	30519	(678	) 714- 5944	(678	) 714- 5945	(678	) 714- 9099	12P-6P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	550	S/G
266 Crabtree Valley Mall	4325 Glenwood Avenue	Suite 2113	Raleigh	NC	27612	(919	) 781- 9981	(919	) 781- 9643	(919	) 781- 0645	12P-7P	10A - 9P	10A - 9P	10A - 9P	Hybrid	*	560	S/G
267 Short Pump Town Center	11800 West Broad St.	Suite 2032	Richmond	VA	23233	(804	) 364- 3721	(804	) 364- 1741	(804	) 360- 9250	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	560	X/ W
268 Coastal Grand*	2000 Coastal Grand Circle	Suite 400	Myrtle Beach	SC	29577	(843	) 839- 3740	(843	) 839- 3741	(843	) 839- 4744	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	550	X/ W
269 Montgomery Mall	130 Montgomery Mall		North Wales	PA	19454	(215	) 393- 8241	(215	) 393- 8242	(215	) 393- 8245	11A-6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	540	X/ W

UPDATED 4/21/11

COMMUNICATIONS DIARY / STORE LISTING

STORE LISTING

EFFECTIVE APRIL 22, 2011

															|	STORE	HOURS	| |
	STORE	# / NAME	ADDRESS 1	ADDRESS 2		CITY	ST.	ZIP	phone 1		phone 2		FAX		SUN	MON-THU	FRI	SAT	TYPE	GROUP	DIST	EAS	*
270	Deptford Mall		1750 Deptford Center Rd.	Suite 2066		Deptford	NJ	08096	(856	) 845- 0725	(856	) 845- 7451	(856	) 845- 5813	11A - 7P	10A - 9:30P	10A - 10P	10A - 10P	Proto	*	540	x/w
271	Twelve Oaks		27666 Novi Road	Space CI75		Novi	MI	48377	(248	) 349- 4151	(248	) 349- 4163	(248	) 349- 4229	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	610	x/w
272	Southpark Mall		4400 Sharon Road	Suite K06		Charlotte	NC	28211	(704	) 365- 1654	(704	) 365- 1652	(704	) 365- 1656	12:30P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	560	x/w
273	Northlake Mall		6801 Northlake Mall Drive	Suite 159/157		Charlotte	NC	28216	(704	) 921- 2466	(704	) 921- 1690	(704	) 921- 4789	I2P - 6P	10A-9P	10A - 9P	10A - 9P	Proto	*	560	x/w
274	Mall of America	*	270 North Avenue			Bloomington	MN	55625	(952	) 854- 1865	(952	) 854- 1869	(952	) 854- 1766	11A - 7P	10A - 9:30P	10A - 9:30P	10A - 9:30P	Proto	*	630	x/w
275	The Mall at Wellington Green		10300 West Forest Hill Blvd	Suite 172		Wellington	FL	33414	(561	) 333- 9061	(561	) 333- 9096	(561	) 333- 9151	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	570	x/w
276	Hamilton Mall		4403 Black Horse Pike	Suite 2042A		Mays Landing	NJ	08330	(609	) 569- 7961	(609	) 641- 4638	(609	) 484- 3173	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	530	x/w
277	The Town Center at Cobb		400 Ernest Barrett Parkway	Space Y06A		Kennesaw	GA	30144	(770	) 590- 1810	(770	) 590- 1829	(770	) 590- 1908	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	550	x/w
278	Northpark Center		8687 North Central Expressway	Suite 2104		Dallas	TX	75225	(214	) 363- 9369	(214	) 363- 9607	(214	) 363- 9674	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	650	x/w
279	Southlake Town Square		331 Grand Avenue East			Southlake	TX	76092	(817	) 251- 8362	(817	) 251- 8417	(817	) 251- 8461	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	650	x/w
280	Firewheel Town Center		490 Cedar Sage Drive	Space 101		Garland	TX	75040	(972	) 496- 3084	(972	) 496- 3143	(972	) 496- 3216	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	650	x/w
281	Pheasant Lane Mall		310 Daniel Webster Highway	Space	£2118	Nashua	NH	03060	(603	) 888- 4092	(603	) 888- 6312	(603	) 888- 3140	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	510	x/w
282	Connecticut Post		1201 Boston Post Rd	Space 2424		Milford	CT	06460	(203	) 783- 1629	(203	) 783- 1671	(203	) 783- 1685	11A - 6P	10A - 9:30P	10A - 9:30P	10A - 9:30P	Proto	*	520	x/w
283	Clay Terrace		14511 Clay Terrace Blvd	Space 100		Camel	IN	46032	(317	) 587- 1930	(317	) 587- 1942	(317	) 587- 1943	11A- 5P	10A - 9P	10A - 9P	10A - 9P	Proto	*	660	x/w
284	The Shops at Willowbend		6121 W. Park Blvd	Space A- 113		Piano	TX	75093	(972	) 202- 8901	(972	) 202- 8601	(972	) 202- 8590	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	650	x/w
285	Galleria @ Ft. Lauderdale		2368 East Sunrise Blvd	Space A- 08		Ft. Lauderdale	FL	33304	(954	) 564- 8780	(954	) 564- 8771	(954	) 564- 8773	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto		570	x/w
286	The Greene		81 Chestnut St.	Space B- 118		Beavercreek	OH	45440	(937	) 431- 5357	(937	) 431- 5358	(937	) 431- 5359	12P - 6P	10A - 9P	10A - 10P	10A - 10P	Proto	*	620	x/w
287	Staten Island Mall		2655 Richmond Ave	Space 2165		Staten Island	NY	10314	(718	) 983- 0215	(718	) 983- 0287	(718	) 983- 0438	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	530	x/w
288	Annapolis Mall		1516 Annapolis Mall			Annapolis	MD	21401	(410	) 266- 6488	(410	) 266- 3661	(410	) 897- 1008	11A - 7P	10A - 9P	10A - 9P	10A - 9P	Proto	*	540	x/w
289	Bayshore Mall		5770 North Bayshore Drive	Space O- 112		Glendale	WI	53217	(414	) 332- 9200	(414	) 332- 9201	(414	) 332- 9203	11A-6P	10A - 9P	10A - 10P	10A - 10P	Proto	*	630	x/w
290	Marketplace Mall		261 Miracle Mile Drive	Space A- 10		Rochester	NY	14623	(585	)292-5320	(585	) 292- 5322	(585	)292-0244	11A - 6P	10A - 9:30P	10A - 9:30P	10A - 9:30P	Proto	*	620	x/w
291	The Avenue Carriage Crossing		4670 Merchants Park Circle	Suite 626		Collierville	TN	38017	(901	) 854- 8737	(901	) 854- 8941	(901	) 854- 8796	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	550	x/w
292	Palisades Center		2740 Palisades Center Drive	Space C201		West Nyack	NY	10994	(845	) 358- 3631	(845	) 358- 3783	(845	) 358- 3892	11A - 7P	10A - 9:30P	10A - 9:30P	10A - 930P	Proto	*	520	x/w
293	Coastland Center		1718 9th Street North	Space A0008		Naples	FL	34102	(239	) 659- 6444	(239	) 659- 6445	(239	) 659- 0331	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	570	x/w
294	Circle Center		49 West Maryland St.	Space G15A		Indianapolis	IN	46204	(317	) 237- 4112	(317	) 237- 4129	(317	) 237- 4130	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	660	x/w
295	Holyoke Mall		50 Holyoke St.	Space H208		Holyoke	MA	01041	{413	) 534- 0913	(413	) 536- 2031	(413	) 536- 2042	11A - 6P	20A - 9:30P	10A - 9:30P	10A - 9:30P	Proto	*	520	x/w
296	Hanes Mall		3320 Silas Creek Parkway	Space 416		Winston- Salem	NC	27103	(336	) 659- 1888	(336	) 768- 2160	(336	) 659- 0490	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	560	x/w
297	Sarasota Square		8201 South Tamiami Trail North	Space A- 19		Sarasota	FL	34238	(941	) 925- 0530	(941	) 925- 0234	(941	) 925- 0504	12P - 5:30P	10:A - 9P	10A - 9P	10A - 9P	Proto	*	570	x/w
298	Jordan Creek Town Center		101 Jordan Creek Parkway	Space 12565		West Des Moines	IA	50266	(515	) 327- 2090	(515	) 327- 2091	(515	) 327- 2092	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	660	x/w
299	The Avenues		10300 Southside Boulevard	Space 2125		Jacksonville	FL	32256	(904	) 363- 2034	(904	) 363- 6965	(904	) 363- 6954	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	570	x/w
301	Independence Center		2092 Independence Center	Space K04A		Independence	MO	64057	(816	) 795- 1210	(816	) 795- 1217	(816	) 795- 7669	12P - 6P	10A - 9P	10A - 9P	10A 9P	Proto	*	660	x/w
302	St. Clair Square		209 St. Clair Square	Space 209		Fairview Heights	IL	62208	(618	) 624- 3513	(618	) 624- 3514	(618	) 624- 3531	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	660	x/w
303	Promenade @ Bolingbrook	**	627 East Boughton Road	Suite 105		Bolingbrook	IL	60440	(630	) 783- 2491	(630	) 783- 2492	(630	) 783- 2471	11A - 6P	10A - 9P	10A -9P	10A - 9P	Proto	*	610	x/w

UPDATED 4/21/11

COMMUNICATIONS DIARY/ STORE LISTING

STORE LISTING

EFFECTIVE APRIL 22, 2011

															|	STORE	HOURS
	STORE	# / NAME	ADDRESS 1	ADDRESS 2		CITY	ST.	ZIP	PHONE 1		PHONE 2		FAX		SUN	MON-THU	FRI	SAT	TYPE	GROUP	DIST	EAS	*
304	Shops @ Sunset Place		5701 Sunset Drive	Suite 126		South Miami	FL	33143	(786	) 268- 7630	(786	) 268- 7631	(786	) 268- 7632	11A - 9P	11A - 10P	11A - 11P	11A-11P	Proto	*	570	x/w
305	Charleston Town Center		2015 Charleston Town Center	Space 2015		Charleston	WV	25312	(304	) 344- 1093	(304	) 344- 1431	(304	) 344- 1519	12:30P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto		560	x/w
306	Chesterfield Mall		43 Chesterfield Mall	Space 156		Chesterfield	MO	63017	(636	) 536- 4316	(636	) 536- 4178	(636	) 536- 4418	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	660	x/w
307	Polaris Fashion Place		1500 Polaris Parkway	Space 2178		Columbus	OH	43240	(614	) 781- 1374	(614	) 781 - 1382	(614	) 781- 1386	12P - 6P	10A - 9P	10A - 9:30P	10A - 9:30P	Proto	*	620	x/w
308	Columbians Centre		100 Columbiana Circle	Space 1420		Columbia	SC	29212	(803	) 407- 6734	(803	) 407- 5827	(803	) 407- 0757	1:30P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	560	x/w
309	Walden Galleria		1 Walden Galleria	Space TH102		Cheektowaga	NY	14225	(716	) 681- 3573	(716	) 681- 3782	(716	) 681- 3920	10A - 7P	10A - 9:30P	10A - 9:30P	10A - 9:30P	Proto	*	620	x/w
311	Coconut Point		23106 Fashion Drive	Space W13		Estero	FL	33928	(239	) 390- 1878	(239	) 390- 2290	(239	) 390- 2423	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	570	x/w
313	Zona Rosa		7101 NW 86th Terrace	Space A- 107		Kansas City	MO	64153	(816	) 746- 4938	(816	) 746- 4953	(816	) 746- 4980	12P - 6P	10A - 9P	10A - 10P	10A - 10P	Proto	*	660	x/w
315	The Shops at Highland Village		1700 Cottonwood Creek	Suite 150		Highland Village	TX	75077	(972	) 317- 4302	(972	) 317- 4656	(972	) 317- 7191	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	650	x/w
316	Southlake 2		1975 Southlake Mall	UNIT	# D0-408	Merrillville	IN	46410	(219	) 791- 0560	(219	) 791- 0609	(219	) 791- 0885	11A - 6P	10:30A - 9P	10:30A - 9P	10A - 9P	Proto	*	610	x/w
318	The Shoppes at Buckland Hills		194 Buckland Hills Drive	Space 1150		Manchester	CT	06040	(860	) 648- 9084	(860	) 648- 9218	(860	) 648- 9634	12P - 6P	10A - 9P	10A - 9P	10A-9P	Proto	*	510	x/w
319	The Avenue Murfreesboro		2615 Medical Center Parkway	Suite 1360		Murfreesboro	TN	37129	(615	) 895- 5097	(615	) 895- 5067	(615	) 896- 0415	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	550	x/w
320	Mall at Partridge Creek	*	17420 Hall Road	Space 147		Clinton Township	MI	48038	(586	) 228- 1862	(586	) 228- 1893	(586	) 228- 1932	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	610	x/w
321	Lakeline Mall		11200 Lakeline Mall Drive	Space CD1		Cedar Park	TX	78613	(512	) 258- 5590	(512	) 258- 5947	(512	) 258- 1723	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	650	x/w
322	Emerald Square		999 S. Washington Street	Space 144		North Attleboro	MA	02760	(508	) 699- 9537	(508	) 699- 9541	(508	) 695- 4021	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	510	x/w
323	North Point		2164 North Point Circle			Alpharetta	GA	30022	(770	) 475- 0369	(770	) 569- 4976	(770	) 475- 0278	12P - 7P	10A - 9P	10A - 9P	10A - 9P	Proto	*	550	x/w
324	South Park Center		428 South Park Center			Strongsville	OH	44136	(440	) 238- 0741	(440	) 238- 0882	(440	) 238- 1374	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	620	x/w
325	The Mall in Columbia		10300 Little Patuxent Parkway	Space 2610		Columbia	MD	21044	(410	) 740- 7162	(410	) 740- 7462	(410	) 730- 6719	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	540	x/w
326	Westroads Mall		10000 California Street	Suite 3208		Omaha	NC	68114	(402	) 393- 0046	(402	) 393- 2603	(402	) 393- 7718	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	660	x/w
328	Bumsville Center		2053 Burnsville Center			Burnsville	MN	55306	(952	) 898- 2007	(952	) 898- 5142	(952	) 898- 7159	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	630	x/w
331	The Shops at Fallen Timbers		2200 Maple Street	Space 460		Maumee	OH	43537	(419	) 878- 2604	(419	) 878- 3548	(419	) 878- 3711	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	610	x/w
332	Beachwood Place		26300 Cedar Road	Space 2095		Beachwood	OH	44122	(216	) 378- 2903	(216	) 378- 2904	(216	) 378- 9316	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	620	x/w
333	Orchard Town Center	*	14647 Delaware Street	Suite 700		Westminster	CO	80023	(303	) 460- 0990	(303	) 450- 1685	(303	) 450- 1777	11A - 6P	11A-8P	10A - 9P	10A - 9P	Proto	*	640	x/w
334	Southcenter Mall		2606 Southcenter			Tukwila	WA	98188	(206	) 243- 1692	(206	) 243- 6983	(206	) 243- 3186	11A - 7P	10A - 9P	10A - 9P	10A - 9P	Proto	*	640	x/w
335	Yorktown Center		205A Yorktown Mall			Lombard	IL	60148	(630	) 495- 5760	(630	) 495- 5962	(630	) 495- 6150	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	610	x/w
336	Burlington MaII		75 Middlesex Turnpike	Space 1025B		Burlington	HA	01803	(781	) 221- 8573	(781	)272-1732	(781	) 272- 0826	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	510	x/w
338	Streets of Brentwood	**	2535 Sand Creek Road	Ste 128, Bldg C		Brentwood	CA	94513	(925	) 513- 7966	(925	) 513- 8128	(925	) 513- 9346	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	640	x/w
339	Galleria @ Roseville		1151 Galleria Blvd	Suite 2170		Roseville	CA	95678	(916	) 774- 1680	(916	) 774- 1682	(916	) 774- 1683	11A - 7P	10A - 9P	10A - 9P	10A - 9P	Proto	*	640	x/w
340	La Plaza Mall		2200 South 10th Street	Space F15A		McAllen	TX	78503	(956	) 630- 3661	(956	) 630- 3220	(956	) 630- 3470	11A - 7P	10A - 9P	10A - 9P	10A - 9P	Proto	*	650	x/w
341	Mall of Louisiana		6401 Bluebonnet Blvd	Space 1104		Baton Rouge	LA	70836	(225	) 766- 6704	(225	) 766- 6702	(225	) 766- 6289	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	650	x/w
342	Fox Valley Mall		2428 Fox Valley Center	Space B9A		Aurora	IL	60504	(630	) 585- 5863	(630	) 585- 5872	(630	) 585- 7068	11A - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	610	x/w
343	The Mall at Rockingham		99 Rockingham Park Blvd	Space W245		Salem	NH	03079	(603	) 870- 9004	(603	) 870- 9005	(603	) 870- 9016	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	510	x/w
344	Northshore MALL		210 Andover Street	Space W108A		Peabody	MA	01960	(978	) 531- 6438	(978	) 531- 6436	(978	) 531- 6481	12P - 6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	510	x/w

UPDATED 4/21/11

COMMUNICATIONS DIARY/ STORE

EFFECTIVE APRIL 22, 2011

														|	STORE	HOURS	|
	STORE	# / NAME	ADDRESS 1	ADDRESS 2	CITY	ST.	ZIP	PHONE 1		PHONE 2		FAX		SUN	MON-THU	FRI	SAT	TYPE	GROUP	DIST	EAS	*
345	The Maine Mall		364 Maine Mall Road	Space 5171	South Portland	ME	04106	(207	) 253- 1666	(207	) 253- 1677	(207	) 253- 1680	11A-6P	10A - 9P	10A - 9P	10A - 9P	Proto	*	510	x/w
348	Beltis Fair Mall		1 Beltis Fair Parkway	Space 330	Beltingham	WA	98226	(360	) 756- 6766	(360	) 756- 5082	(360	) 756- 5108	11P-6P	10A-9P	10A - 9P	10A - 9P	Proto	*	640	x/w
350	Smith Haven Mall		450 Smith Haven Mall	Space D03B	Lake Grove	NY	11755	(631	) 265- 2012	(631	) 265- 2347	(631	) 265- 0867	11A-6P	10A - 9:30P	10A - 9:30P	10A - 9:30P	Proto	*	520	x/w
351	Livingston Mall		112 Eisenhower Parkway	Space 1021A	Livingston	NJ	07039	(973	) 994- 1761	(973	) 994- 1797	(973	) 535- 1013	11A-6P	10A - 9P	10A - 9P	10A - 9:30P	Proto	*	530	x/w
352	Fox River Mall		4301 W. Wisconsin Ave	Space 511	Appleton	WI	54913	(920	) 830- 3093	(920	) 830- 3184	(920	) 830- 3249	10A-7P	10A-9P	10A - 9P	9A-9P	Proto	*	630	x/w
353	West Town Mall		7600 Kingston Pike	Space I098A	Knoxville	TN	37919	(865	) 692- 1915	(865	) 692- 1091	(865	) 531- 1515	12P-6P	10A-9P	10A - 9P	10A - 9P	Proto	*	550	x/w
354	South Shore Plaza		250 Granite Street	Space 2047A	Braintree	MA	02184	(781	) 356- 0149	(781	) 356- 0467	(781	) 848- 3076	12P-6P	10A-9P	10A - 9P	10A - 9P	Proto	*	510	x/w
355	Tucson Mall		4500 N. Oracle Road	Space 221	Tucson	AZ	85705	(520	) 293- 3084	(520	) 293- 3481	(520	) 293- 3884	12P-6P	10A-9P	10A-9P	10A -9P	Proto	*	640	x/w
356	Christiana Mall		150 Christiana Mall		Newark	DE	19702	(302	) 453- 7391	(302	) 453- 7415	(302	) 454- 1024	11A - 6P	10A - 9:30P	10A - 9:30P	10A - 9:30P	Proto	*	540	x/w
357	Park Place Mall		5870 East Broadway Blvd.	Space 214	Tucson	AZ	85711	(520	) 514- 0608	(520	) 514- 0686	(520	) 514- 9248	12P-6P	10A-9P	10A-9P	10A- 9P	Proto	*	640	x/w
359	Garden State Plaza		1 Garden State	Space 1037	Paramus	NJ	07652	(201	) 843- 0287	(201	) 843- 0308	(201	) 843- 0507	closed	10A-9:30P	10A-9:30P	10A - 9:30P	Proto	*	530	x/w
362	Plaza Bonita		3030 Plaza Bonita Rd	Space 2082	National City	CA	91950	(619	) 470- 3071	(619	) 470- 1364	(619	) 470- 2311	11A-7P	10A-9P	10A-9P	10A-9P	Proto	*	640	x/w
363	River Town Crossing		3700 Rivertown Pkwy S.W.	Space 1144	Grandville	MI	49418	(616	) 534- 6860	(616	) 534- 6913	(616	) 534- 7151	12P-6P	10A-9P	10A-9P	10A-9P	Proto	*	610	x/w
364	Bangor Mall		663 Stillwater Avenue	Space 1097A	Bangor	ME	04401	(207	) 945- 9018	(207	) 945- 9041	(207	) 945- 9052	11A-6P	10A-9P	10A-9P	10A-9P	Proto	*	510	x/w
368	Peninsula Town Center		2561 McMenamin St		Hampton	VA	23666	(757	) 825- 0856	(757	) 838- 3015	(757	) 838- 3213	12P-6P	10A-9P	10A-10P	10A-I0P	Proto	*	560	x/w
373	Rockaway Town Square		301 ML Hope Ave	Space 2093A	Rockaway	NJ	07866	(973	) 366- 2738	(973	) 328- 1030	(973	) 328- 1685	11A-6P	10A-9:30P	10A-9:30P	10A-9:30P	Proto	*	530	x/w

	denotes store with summer hours
	Summer hours
268	Coastal Grand		M-Sa I0A - 10P, 5u 12P - 7P		June - Sept
274	Mall of America		M-F 10A - 9:30P, 5a 9:30A - 10P, Su 11A - 7P		June - Sept
320	Mall at Partridge Creek		M-Th 10A - 9P, F-Sa 10A - 10P, Su 11A - 6P		June - Sept
333	Orchard Town Center		M-Th 11A - 8P, F-Sa 10A - 9P, Su 11A - 6P		May - Sept

	denotes store with winter hours
	Winter hours
303	Promenade @ Bolingbrook		M-Th 10A - 8P, F-Sa I0A - 9P, Su 11A - 6P		Jan - April
338	Streets of Brentwood		M-Th I0A - 8P, F-Sa 10A - 9P, Su 11A - 6P		Jan - April
	MAY-31-2011 15:06

UPDATED 4/21/11

COMMUNICATIONS DIARY/STORE LISTING

SCHEDULE 3.10

Closing Date Tax Audits/Examinations

Jurisdiction Entity Tax Type Period

New York State dELiA*s, Inc. Use 9/1/03-8/31/09

Missouri dELiA*s Retail Company Sales & Use 4/1/07-3/31/10

Texas dELiA*s Retail Company Sales & Use 1/1/08-1/31/10

IRS dELiA*s, Inc. & Subs. Income 2008 & 2009

SCHEDULE 3.11 (a)

Historical Financial Statements

Please see the dELiA*s, Inc. Form 10-K for the fiscal year ended January 29,2011 filed with the SEC on April 14,2011 and previously provided to Agent.

See Ql 21011 earnings release of dELiA*s, Inc. issued on May 26, 2011

3.11 (a)(ii)

[GRAPHICS APPEARS HERE]

50 WEST 23RD STREET, NEW YORK, NY 10010 TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELlA*s, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share data)

(unaudited)

ASSETS April 30,2011 May 1,2010

CURRENT ASSETS:

Cash end cash equlvalants $ 11,503 $ 26,671

Inventories, net 32,667 31,536

Prepaid catalog costs 1,666 1,762

Restricted cash 10,244 _

Deferred income taxes             1,138

Other current assets 17,893 14,935

TOTAL CURRENT ASSETS 73,973 76,042

PROPERTY AND EQUIPMENT, NET 48,643 55,183

GOODWILL 4,462 12,073

INTANGIBLE ASSETS, NET 2,419 2,419

RESTRICTED CASH —- 8,684

OTHER ASSETS 242 186

TOTAL ASSETS $ 129,739 $ 154.487

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable $ 18,534 $ 16,732

Accrued expenses and other current liabilities 18,173 24,621

Income taxes payable 780 783

TOTAL CURRENT LIABILITIES 37,487 42,138

DEFERRED CREDETS AND OTHER LONG-TERM LIABILITIES 12,516 12,083

TOTAL LIABILITIES 50,003 54,199

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:

Preferred Stock, $.001 par value; 26,000,000 shares authorized, none issued — -

Common Stock, $.001 parvalue; 1 00,000,000 shares authorized; 31,432,533 and 31,310,081 shares Issued and outstanding, respectively 31 31

Additional paid-in capital 98,871 98,936

{Accumulated deficit Retained earnings (18,968) 1,321

TOTAL STOCKHOLDERS’ EQUITY 79,738 100,288

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY $ 129,739 164,487

[Graphics Appears Here]

5O WEST 23RD STREET, NEW YORK, NY 10010 TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELIA*s, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, accept share and per shares data)

(unaudited)

For the

Thirteen Weeks Ended

April 30, 2011 May 1, 2010

NET REVENUES $ 49,146 100% 49,961 100.0%

Cost of goods told 32,663 66.5% 34,312 68.7%

GROSS PROFIT 16,483 33.5% 15,649 31.3%

Selling, general and administrative expenses 21,900 44.6% 23,591 47.2%

Other operating Income (38) -0.1% (144) -0.3%

TOTAL OPERATING EXPENSES 21,862 44.5% 23,447 46.9%

OPERATING LOSS (6.376) -10.9% (7,798) -15.6%

(interest expense, net (87) -0.2% (87) -0.2%

LOSS BEFORE INCOME TAXES (5,466) -11.1% (7,885) -15.8%

Benefit for in income taxes (997) -2.0% (2,060) -4.1%

NET LOSS $ (4,469) -9.1% $ (5,825) -11.7%

BASIC AND DILUTED LOSS PER SHARE: NET LOSS PER SHARE $ (0.14) $ (0.19)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING 31,209,737 31,099,303

[Graphics Appears Here]

50 WEST 23RD STREET, NEW YORK, NY 10010 TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELIA*s Inc.

CONSOLIDATED STATEMENTS OF CASH PLOWS

(In thousands)

(unaudited)

For the Thlrteen Weeks Ended

April 30, 2011 May 1,2010

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss $ (4,469) $ (5,825)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation end amortization 2,787 2,452

Stock-based compensation 161 299

Changes In operating assets and liabilities:

Inventories (642) 2,166

Prepaid catalog coats and other assets (5.334) (1,352)

Restricted cash (1.976) (1,044)

Income taxes payable 38 60

Accounts payable, accrued expenses and other liabilities (6.267) (10,192)

Total adjustments (11.233) (7,821)

NET CASH USED IN OPERATING ACTIVITIES (15,702) (13,448)

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures (889) (1,530)

NET CASH USED IN INVESTING ACTIVITIES (869) (1,630)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from exercise of employee slock options — 1

NET CASH PROVIDED BY FINANCING ACTIVITIES — 1

NET DECREASE IN CASH AND CASH EQUIVALENTS (16.571) (14,975)

CASH AND CASH EQUIVALENTS, beginning of period 28.074 41,645

CASH AND CASH EQUIVALENTS, end of period $ 11,503 $ 26,671

dELIA*s, Inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (In thousands, except share data)

Common Stock Additional paid-in capital Retained earnings (Accumulated deficit) Total

Shares Value

Balance January 29, 2011 31,432,531 $ 31 $ 98,510 $ (14.487) $ 64,044

Stock-based compensation 161 161

Net loss (4.469) (4,469)

Balance April 30, 2011 31432,631 $ 31 $ 98,671 $ (18.966) S 79,733

SCHEDULE 3.12

Environmental Matters

The Hanover Property has been the subject of remediation efforts with respect to the presence of underground fuel oil, waste oil and gasoline tanks and leakage and contamination associated therewith. The prior owner of the facility received a release from liability from Pennsylvania Department of Environmental Protection with regard to soil contamination at the property, dated July 26, 1999, and approval for a remedial action plan to remediate the ground water at the property. A deed notice was required to be filed because the property had not yet been remediated to residential standards. Subsequently, the on-site soil contamination was remediated. Groundwater remediation activities were also undertaken at the site. On December 3, 1999 the Pennsylvania Department of Environmental Protection issued correspondence to indicate that the soil at the site meets the residential statewide health standards and a deed notice for the property is not required. On July 31, 2001, the Pennsylvania Department of Environmental Protection also issued correspondence to indicate that the site meets residential statewide health standards for ground water.

SCHEDULE 3.15 Labor Relations

None

SCHEDULE 3.16 Intellectual Property

Trademark Records By Trademark

Owner Trademark Country Application

No. Registration No Registration Date Classes Status

ALLOY

ALLOY MERCHANDISE, LLC ALLOY United States of America 75983698 3851901 Aug 17 2004 16,25,35 Registered

ALLOY

ALLOY MERCHANDISE, LLC ALLOY United States of America 76327048 2882305 Oct 12 2004 16,25,35 Registered

TM Administrator • END OF REPORT IPPO WebTMS: printed May 10 2011 21:07

Trademark Records By Trademark

Owner Trademark Country Application

No. Registration No Registration Date Classes Status

(Device Only)

(Device Only)

dELIA*s [Garphics] United States

of America 75976254 2104334 Oct 7 1997 3 Registered

(Device Only)

dELIA*s [Garphics] United States of America 76977058 2907137 Nov 30 2004 35 Registered

(Device Only)

dELIA*s Group. Inc. ‘ United States of America 77634190 3884488 Nov 30 2010 25 Registered

DAISY BY DELIAS

DAISY BY DELIAS

dELlA*s Group, Inc.

DAISY BY DELIAS United States of America 77901696 9,14,20,24 Pending

DAISY BY DELIA’S b

DAISY BY DELIA’S

dELIA*s Group, Inc. DAISY BY DELIA’S United States of America 77901704 25.26,27 Pending

DAISY BY DELIA’S

dELIA*s Group, inc. DAISY BY DELIA’S

United States of America 77904462 3.4,8 . Pending

DAISY BY DELIA’S

dELiA*s Group, Inc. DAISY BY DELIA*s

United States of America 77904570 16,18 Pending

DAISY BY DELIA*s

dELIA*s DAISY BY DELIA*s

United States of America 78877218 3636800 Jun 9 2009 25 Registered

DELIA DELIA

dELIA*s [ graphics] United States of America 76430925 3382778 Jan 1 2008 24 Registered

DELIA*S

dELiA*s Group. Inc. DELIA*s United Slates of America 74505280 1908572 Aug 1 1995 25.42 Registered

dELiA*s Brand. LLC DELIA*s

United States of America 74644795 2011083 Oct 22 1996 14 Registered

dELIA*s Brand. LLC DELIA*s

United States of America 74644797 1997643 Aug 27 1996 25 Registered

dELl**s Brand, LLC DELIA*s

United States of America 74644799 2076125 Jul 1 1997 18 Registered

dELiA*s Brand, LLC DELIA*s

United States of America 74644800 1943039 Dae 19 1895 26 Registered

dELIA*s Group, Inc. DELIA*s

United States of America 75976281 2092322 Aug 26 1997 42 Registered

dELIA*s Group, Inc. DELIA*s

United States of America 78211546 3392697 Mar 4 208 16,18,25.27 Registered

dELIA*s Group, Inc. DELIA’S United States of America 78215932 3360344 Dec 25 2007 18,20,24 Registered

dELIA*s Brand, LLC DELIA*s

United States

of America 78218010 3265620 Jul 17 2007 25 Registered

MALLORY MALLORY

dELIA*s Croup, Inc. MALLORY United States of America 77901675 25 Pending

MORGAN MORGAN

. dEliA*s Group, Inc. MORGAN United States of America 77638478 25 Pending

STYLE GOSSIP STYLE GOSSIP

dELlA*s Group. Inc. STYLE GOSSIP United States of America 77607037 35 Pending

TM Administrator—EHD OF REPORT IPPO WebTMS: printed May 10 2011 21:05

Domain Names

Owned

dellasweb.com

discountdomain.com

alloymerch.com

alloymerch.net

deliashollday.com

dellasmerch.com

alloymallorder.com

alloyshopemall.com

deliasinc.com

deliasinc.net

deliasmallorder.com

deliasshopemall.com

deliashop.com

delias shop.com

Right to Use (Pursuant to Amended and Restated Media Services Agreement with Alloy, Inc.) The url store.alloy.com within the www.alloy.com domain name. The url store.delias.com within the www.delias.com domain name.

[Graphics Appears Here]

[Graphics Appears Here]

1[Graphics Appears Here]

[Graphics Appears Here]

[Graphics Appears Here]

[Graphics Appears Here]

[Graphics Appears Here]

[Graphics Appears Here]

[Graphics Appears Here]

# dELiA*s, Inc.
## Material Software Licenses

| Core Business Applications | Software Application Name | Provider |
|---|---|---|
| **Direct** | | |
| Merchandise Planning | BlueCherry | Computer Generated Solutions |
| E-Commerce Web Site | Tea Biscuit | Alloy, Inc. |
| Order Management, Inventory Control, Fulfillment | Ecometry | RedPrairie (Escalate Retail) |
| **Retail** | | |
| Merchandise Planning | Arthur | JDA |
| Core Merchandising, Inventory and Price Management | Connected Retailer | Epicor (Apax Partners) |
| Warehouse Management | Connected Retailer | Epicor (Apax Partners) |
| Point of sale and store back office support | Store21 | Micro-Retail |
| **Corporate / Infrastructure** | | |
| Financials | Multiview | Multiview Corporation |
| Anti-Virus | EndPoint Protection | Symantec |
| Corporate office support, administration and E-mail | MS Office Suite & Exchange | Microsoft |
| Primary operating systems | XP Professional, 2000, 2003, 2008 | Microsoft |

TOTAL P.016

SCHEDULE 3.18

Insurance

ITEM COVERAGE CARRIER

1	Package: Property,

General Liability

And Auto Liability Hartford

2	Boller & Machinery Included as part of item 1
3	General Liability

(see item 1) Included as part of item 1

4	Auto Liability

(see item 1) Included as part of item 1

5	Workers’ Compensation Hartford
6	Foreign Liability ACE
7	Umbrella Liability Hartford
8	Earthquake Included as part of item 1

9 Directors & Officers Liability Chartis/AIG(Illinois National)Allied World Assurance Hudaon insurance Group

10 Employment Practices Liability Chartis /AIG

(National Union)

11 Fiduciary Liability Chartis/AIG(Illinois National)

12 Crime Insurance Hartford

13 Ocean Cargo Hartford

a) All coverage is on an Occurrence basis except for item 9,10, 11 & 12 which are on a Claims made basis.

SCHEDULE 3.19

Ventures, Subsidiaries and Affiliates; Outstanding Stock

Name Jurisdiction of Incorporation or Formation Record Member/Owner Types of Interest Held by Record Owner/Member %of Ownership/ Membership Interests Held by Record Owner/ Member

dELiA*s Assets Corp. DE dELiA*s, Inc. 100 Shares 100%

Alloy

Merchandise, LLC DE dELiA*s, Inc. Membership Interest 100%

OG

Restructuring, Inc. (formerly Old Glory Boutique

Distributing, Inc.) CT dELiA*s, Inc. 100 Shares 100%

Skate Direct, LLC DE dELiA*s, Inc. Membership Interest 100%

DC

Restructuring, LLC DE dELiA*s, Inc. Membership Interest 100%

DACCS, Inc. Ohio dELiA*s, Inc. 100 Shares 100%

GFLA, Inc. CA dELiA*s, Inc. (formerly dELiA*s Corp.) To be merged with and into dELiA*s, Inc. 100%

OnTap.com, Inc. NJ dELiA*s Assets Corp. (formerly dELiA*s Corp.) 100 Shares 100%

dELiA*s Group, Inc. DE dELiA*s Assets Corp. (formerly dELiA*s Corp.) 1,000 Shares 100%

iTurf Finance Company DE dELiA*s Assets Corp. (formerly dELiA*s Corp.) 100 Shares 100%

dELiA*s Brand LLC DE dELiA*s Assets Corp. Membership Interest 100%

dELiA*s DE dELiA*s Group, 100 Shares 100%

| | | | | |
|---|---|---|---|---|
| Operating Company | | Inc. (formerly dELiA*s Inc.) | | |
| dELiA*s Distribution Company | DE | dELiA*s Group, Inc. (formerly dELiA*s Inc.) | 100 Shares | 100% |
| SBH Restructuring Corp. (formerly Storybook Inc.) | DE | dELiA*s Group, Inc. (formerly dELiA*s Inc.) | 80 Shares | 100% |
| dELiA*s Retail Company | DE | dELiA*s Group, Inc. (formerly dELiA*s Inc.) | 100 Shares | 100% |
| Screeem! Inc. | DE | dELiA*s Group, Inc. (formerly dELiA*s Inc.) | 100 Shares | 100% |
| dELiA*s Foreign Sales Corporation | Barbados | dELiA*s Group, Inc. (formerly dELiA*s Inc.) | 1,000 Shares | 100% |
| TSI Soccer Restructuring Corp. (formerly TSI Soccer Corporation) | NC | dELiA*s Group, Inc. (formerly dELiA*s Inc.) | 100 Shares | 100% |
| dELiA*s Properties Inc. | DE | dELiA*s Group, Inc. (formerly dELiA*s Inc.) | 100 Shares | 100% |
| TSI Retail Company | DE | dELiA*s Group, Inc. (formerly dELiA*s Inc.) | 100 Shares | 100% |
| droog Inc. | DE | dELiA*s Group, Inc. | 100 Shares | 100% |
| dELiA*s Delaware Company | DE | dELiA*s Group, Inc. (formerly dELiA*s Inc.) | 100 Shares | 100% |
| TSI Promotional Company | DE | dELiA*s Group, Inc. | 100 Shares | 100% |
| dELiA*s Japan Company | DE | dELiA*s Group, Inc. (formerly dELiA*s Inc.) | 200 Shares | 100% |
| AMG Direct, LLC | DE | dELiA*s Operating Company | Membership Interest | 100% |

446505v4

[Graphics Appears Here]

SCHEDULE 3.20

Credit Parties’ Jurisdiction of Organization; Chief Executive Office

Name State of Incorporation or Organization Organization Type Organization ID# Chief Executive Office

dELiA*s, Inc. DE Corporation 3764172 50 West 23rd Street New York, New York 10010

dELiA*s Assets Corp. DE Corporation 2782683 50 West 23rd Street New York, New York 10010

Alloy Merchandise, LLC DE Limited Liability Company 3588203 50 West 23rd Street New York, New York 10010

dELiA*s Group Inc. DE Corporation 2661121 50 West 23rd Street New York, New York 10010

dELiA*s Operating Company DE Corporation 2765574 50 West 23rd Street New York, New York 100 10

dELiA*s Retail Company DE Corporation 2785335 50 West 23rd Street New York, New York 10010

DACCS, Inc. OH Corporation 1741826 50 West 23rd Street New York, New York 10010

dELiA*s Distribution Company DE Corporation 2765579 50 West 23rd Street New York, New York 1 00 10

AMG Direct, LLC DE Limited Liability Company 3803968 50 West 23rd Street New York, New York 10010

dELiA*s Brand, LLC DE Limited Liability Company 3622401 50 West 23rd Street New York, New York 10010

SCHEDULE 3.21

Locations of Inventory, Equipment and Books and Records

Inventory is located at the Distribution Center and store locations listed on Schedule 3.9.

Equipment is located at the locations listed on Schedule 3,9 and we have computer hardware located at a Savvis facility at 45901 Nokes Blvd., Sterling, VA 20166.

Books and Records are primarily located at the Corporate Office listed on Schedule 3.9.

dELJA*s, Inc. & Subs.

Depository & Other Accounts Schedule 3.22

Name on Account	Account Description		Bank Account No. Bank Name		Bank Address	Phone No.
Delia’s, Inc.	Delias Inc Funding Account		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Delia’s, Inc.	Delias Inc Depository		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Delia’s, Inc.	Adv Cash Investment Institutional	(ticker WFIXX)	*	Wells Fargo Securities, LLC	608 Second Ave. South. 10th FI, Minneapolis, MN 55479	*
Delia’s Distribution Company	Delias Distribution Co - depository		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Delia’s Retail Company	Credit card depository		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th Fl, NY, NY 10005	*
Delia’s Operating Company	Credit card depository		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Alloy Merchandise. LLC	Credit card depository		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th Fl, NY, NY 10005	*
Alloy Merchandise, LLC	Depository - checks		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Delia’s Operating Company	Depository - checks		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Delia’s Operating Company	Payroll		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Delia’s Retail Company	Payroll		*	JP Morgan Chase	1Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Delia’s, Inc.	Payroll		*	JP Morgan Chase	1Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Delia’s Distribution Company	Payroll		*	JP Morgan Chase	1Chase Manhattan Plaza, 8th FI, NY,NY 10005	*
Alloy Merchandise, LLC	Payroll		*	JP Morgan Chase	1Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
AMG Direct, LLC	Payroll		*	JP Morgan Chase	1Chase Manhattan Plaza, 8th Fl, NY, NY 10005	*
Delia’s, Inc.	FSA		*	JP Morgan Chase	1Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Delia’s Operating Company	Refund accounts		*	JP Morgan Chase	1Chase Manhattan Plaza, 8th Fl, NY, NY 10005	*
Alloy Merchandise, LLC	Refund accounts		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Skate Direct, LLC	Refund accounts		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Delia’s Operating Company	Disbursements account		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Delia’s Retail Company	Disbursements account		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Delia’s, Inc.	Disbursements account		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Alloy Merchandise, LLC	Disbursements account		*	JP Morgan Chase	1 Chase Manhattan Plaza, 8th FI, NY, NY 10005	*
Delia’s Retail Company	Store Depository - Master		*	Bank of America
Delia’s Retail Company	Store Depository -	# 201	*	Bank of America
Delia’s Retail Company	Store Depository -	# 207	*	Bank of America
Delia’s Retail Company	Store Depository -	# 210	*	Bank of America
Delia’s Retail Company	Store Depository -	# 215	*	Bank of America
Delia’s Retail Company	Store Depository -	# 231	*	Bank of America
Delia’s Retail Company	Store Depository -	# 232	*	Bank of America
Delta’s Retail Company	Store Depository -	# 266	*	Bank of America
Delia’s Retail Company	Store Depository -	# 267	*	Bank of America
Delia’s Retail Company	Store Depository -	# 269	*	Bank of America
Delia’s Retail Company	Store Depository -	# 271	*	Bank of America
Delta’s Retail Company	Store Depository -	# 275	*	Bank of America
Delia’s Retail Company	Store Depository -	# 277	*	Bank of America
Delia’s Retail Company	Store Depository -	# 281	*	Bank of America
Delia’s Retail Company	Store Depository -	# 282	*	Bank of America
Delia’s Retail Company	Store Depository -	# 284	*	Bank of America
Delia’s Retail Company	Store Depository -	# 285	*	Bank of America
Delia’s Retail Company	Store Depository -	# 288	*	Bank of America
Delia’s Retail Company	Store Depository -	# 291	*	Bank of America
Delia’s Retail Company	Store Depository -	# 293	*	Bank of America
Delta’s Retail Company	Store Depository -	# 295	*	Bank of America
Delia’s Retail Company	Store Depository -	# 297	*	Bank of America
Delia’s Retail Company	Store Depository -	# 299	*	Bank of America
Delia’s Retail Company	Store Depository -	# 303	*	Bank of America
Delia’s Retail Company	Store Depository -	# 304	*	Bank of America
Delia’s Retail Company	Store Depository -	# 306	*	Bank of America
Delia’s Retail Company	Store Depository -	# 308	*	Bank of America
Delia’s Retail Company	Store Depository -	# 315	*	Bank of America
Delia’s Retail Company	Store Depository -	# 318	*	Bank of America
Delia’s Retail Company	Store Depository -	# 322	*	Bank of America
Delia’s Retail Company	Store Depository -	# 323		Bank of America

Delia’s Retail Company	Store Depository -	# 325		Bank of America
Delia’s Retail Company	Store Depository -	# 334	*	Bank of America
Delia’s Retail Company	Store Depository -	# 336	*	Bank of America
Delia’s Retail Company	Store Depository -	# 339	*	Bank of America
Delia’s Retail Company	Store Depository -	#343	*	Bank of America
Delia’s Retail Company	Store Depository -	# 344	*	Bank of America
Delia’s Retail Company	Store Depository -	# 345	*	Bank of America
Delia’s Retail Company	Store Depository -	# 354	*	Bank of America
Delia’s Retail Company	Store Depository -	# 355	*	Bank of America
Delia’s Retail Company	Store Depository -	# 357	*	Bank of America
Delia’s Retail Company	Store Depository - ft 359		*	Bank of America
Delia’s Retail Company	Store Depository -	# 364	*	Bank of America
Delia’s Retail Company	Store Depository -	# 368	*	Bank of America
Delia’s Retail Company	Store Depository -	# 373	*	Bank of America
Delia’s Retail Company	Store Depository -	# 341	*	Capital One
Delia’s Retail Company	Store Depository -	# 219	*	Chase
Delia’s Retail Company	Store Depository -	# 261	*	Chase
Delia’s Retail Company	Store Depository -	# 262	*	Chase
Delia’s Retail Company	Store Depository -	# 279	*	Chase
Delia’s Retail Company	Store Depository -	# 280	*	Chase
Delia’s Retail Company	Store Depository -	# 292	*	Chase
Delia’s Retail Company	Store Depository - & 320		*	Chase
Delia’s Retail Company	Store Depository -	# 333	*	Chase
Delia’s Retail Company	Store Depository -	# 350	*	Chase
Delia’s Retail Company	Store Depository -	# 352	*	Chase
Delia’s Retail Company	Store Depository -	# 363	*	Chemical Bank
Delia’s Retail Company	Store Depository -	# 229	*	Citibank
Delia’s Retail Company	Store Depository -	# 211	*	Citizens
Delia’s Retail Company	Store Depository -	# 216	*	Citizens
Delia’s Retail Company	Store Depository -	# 313	*	Citizens Bank & Trust
Delia’s Retail Company	Store Depository -	# 251	*	Comerica
Delia’s Retail Company	Store Depository -	# 278	*	Comerica
Delia’s Retail Company	Store Depository -	# 301	*	Commerce Bank
Delia’s Retail Company	Store Depository -	# 316	*	Fifth Third
Delia’s Retail Company	Store Depository -	# 331	*	Fifth Third
Delia’s Retail Company	Store Depository -	# 335	*	Fifth Third
Delia’s Retail Company	Store Depository -	# 203	*	First American
Delia’s Retail Company	Store Depository -	# 257	*	First Tennessee
Delia’s Retail Company	Store Depository -	# 319	*	First Tennessee
Delia’s Retail Company	Store Depository -	# 353	*	First Tennessee
Delia’s Retail Company	Store Depository -	#326	*	First West Roads Bank
Delia’s Retail Company	Store Depository -	# 245	*	Hillcrest
Delia’s Retail Company	Store Depository -	# 218	*	HSBC
Delia’s Retail Company	Store Depository -	# 287	*	HSBC
Delia’s Retail Company	Store Depository -	# 256	*	Huntington
Delia’s Retail Company	Store Depository -	# 307	*	Huntingdon
Delia’s Retail Company	Store Depository -	# 258	*	IBC Bank
Delia’s Retail Company	Store Depository -	# 321	*	IBC Bank
Delia’s Retail Company	Store Depository -	# 340	*	IBC Bank
Delia’s Retail Company	Store Depository -	# 250	*	Key Bank
Delia’s Retail Company	Store Depository -	# 309	*	Key Bank
Delia’s Retail Company	Store Depository -	# 324	*	Key Bank
Delia’s Retail Company	Store Depository -	# 348	*	Key Bank
Delia’s Retail Company	Store Depository -	# 290	*	M&T Bank
Delia’s Retail Company	Store Depository -	# 332	*	Ohio Savings Bank
Delia’s Retail Company	Store Depository -	#283	*	Old National Bank
Delia’s Retail Company	Store Depository -	# 342	*	Old Second Bank
Delia’s Retail Company	Store Depository -	# 233	*	PNC
Delia’s Retail Company	Store Depository -	# 242	*	PNC

Delia’s Retail Company	Store Depository -	# 276	PNC
Delia’s Retail Company	Store Depository -	# 286	PNC
Delia’s Retail Company	Store Depository -	# 294	PNC
Delia’s Retail Company	Store Depository -	# 351	PNC
Delia’s Retail Company	Store Depository -	# 356	PNC
Delia’s Retail Company	Store Depository -	# 305	United Bank
Delia’s Retail Company	Store Depository -	# 240	US Bank
Delia’s Retail Company	Store Depository -	# 274	US Bank
Delia’s Retail Company	Store Depository -	# 289	US Bank
Delia’s Retail Company	Store Depository -	# 302	US Bank
Delia’s Retail Company	Store Depository -	# 202	Valley National
Delia’s Retail Company	Store Depository - Master Acct		Wachovia
Delia’s Retail Company	Store Depository -	# 212	Wachovia
Delia’s Retail Company	Store Depository -	# 241	Wachovia
Delia’s Retail Company	Store Depository -	# 260	Wachovia
Delia’s Retail Company	Store Depository -	# 265	Wachovia
Delia’s Retail Company	Store Depository -	# 268	Wachovia
Delia’s Retail Company	Store Depository -	# 270	Wachovia
Delta’s Retail Company Delia’s Retail Company	Store Depository -	# 272 Store Depository - # 273	Wachovia Wachovia
Delia’s Retail Company	Store Depository -	# 296	Wachovia
Delia’s Retail Company	Store Depository -	# 311	Wachovia
Delia’s Retail Company	Store Depository - Master Acct		Wells Master Accoint
Delia’s Retail Company	Store Depository -	# 259
Delia’s Retail Company	Store Depository -	# 298
Delia’s Retail Company	Store Depository -	# 328
Delia’s Retail Company	Store Depository -	# 338
Delia’s Retail Company	Store Depository -	# 362

SCHEDULE 3.25 Bonding; Licenses

Continuous Customs Bond Number 9909CK596 in the amount of $60,000 with an effective date of August 15,2009. The Surety is American Service Insurance Company, 150 Northwest Point Blvd., Elk Grove Village, IL 60007.

SCHEDULE 4.6(D)

Additional Insurance Requirements

1)	Form and Quality. All property and general liability insurance policies shall be endorsed in form and substance reasonably acceptable to Agent to name Agent as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Agent, without contribution, under a standard New York (or local equivalent) mortgagee clause and shall not contain a Protective Safeguard Endorsement. Agent, where authorized pursuant to the Credit Agreement, shall act on behalf of the Lenders in respect of insurance matters. All such insurance policies and endorsements shall be fully paid for or paid for in installments and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the state in which the Mortgaged Property is located, with a rating of “A IX” or better as established by Best’s Rating Guide and “A” or better by Standard & Poor’s Ratings Group. Each policy shall provide that such policy may not be canceled except upon (a) thirty (30) days’ prior written notice of intention of non-renewal or cancellation or (b) ten (10) days prior written notice for non-payment to Agent and that no act or thing done by any Credit Party or any Subsidiary of any Credit Party shall invalidate any policy as against Agent. Blanket policies shall be permitted only if (i) Agent receives appropriate endorsements and/or duplicate policies containing Agent’s right to continue coverage on a pro rata pass-through basis and that coverage will not be affected by any loss on other properties covered by the policies and (ii) the policy contains a sublimit for the Mortgaged Property in an amount approved by Agent which is expressly allocated for the Mortgaged Property, and any such policy shall in all other respects comply with the requirements of this Schedule 4.6(d) and Section 4.6 of the Credit Agreement.

2)	Assignment. The Credit Parties shall assign the policies or proofs of insurance to Agent (for the benefit of the Lenders), in such manner and form that Agent and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. If requested by Agent, the Credit Parties shall deliver copies of all original policies certified to Agent by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. If the Credit Parties elect to obtain any insurance which is not required under this Schedule 4.6(d) or the Credit Agreement, all related insurance policies shall be endorsed in compliance with clause (1) above, and such additional insurance shall not be canceled without prior notice to Agent. From time to time upon Agent’s request, the Credit Parties shall identify to Agent all insurance maintained by the Credit Parties with respect to the Mortgaged Property. The proceeds of insurance policies coming into the possession of Agent shall not be deemed trust funds, and Agent shall be entitled to apply such proceeds as herein provided.

3)	Adjustments. The Credit Parties shall, in accordance with the terms of the Credit Agreement with respect to Agent, give prompt written notice of any loss to the insurance carrier and to Agent. The Credit Parties hereby irrevocably authorize and empower Agent, as attorney in fact for the Credit Parties coupled with an interest, to notify any of the Credit Parties’ insurance carriers to add Agent (for itself and the benefit of the Lenders) as a loss payee, mortgagee insured or additional insured, as the case may be, to any property and/or general liability policy maintained by the Credit Parties , in accordance with the terms and conditions of the Credit Agreement to make proof of loss, in accordance with the terms and conditions of the Credit Agreement to adjust and compromise any claim under insurance policies, in accordance with the terms and conditions of the Credit Agreement to appear in and prosecute any action arising from such insurance policies, in accordance with the terms and conditions of the Credit Agreement to collect and receive insurance proceeds, and to deduct therefrom Agent’s reasonable expenses incurred in the collection of such proceeds. Nothing contained in this clause (3) or the Credit Agreement, however, shall require Agent to incur any expense or take any action hereunder.

SCHEDULE 4.17(D)

Debtor Jurisdiction of Filing Filing Date Type of Filing Deatils

dELiA*s, Inc. New York County, New York 11/09/2004 Internal Revenue Service Tax Lien File#: 2004000693152 Amount: $21,949.57 Type: 940-12/31/1997

## SCHEDULE 5.1

### PERMITTED LIENS

### Filings with the Secretary of State of Delaware

| Debtor | Secured Party | Filing Date | Filing Number | Collateral |
|---|---|---|---|---|
| dELiA*s Retail Company | Holyoke Mall Company, L.P. | 3/27/2007 | 2007 1125078 | All inventory, equipment, trade fixtures, improvements, and merchandise now or here after located in the Holyoke Mall, Holyoke, MA, and all proceed and accounts receivable therefrom. |
| dELiA*s Retail Company | Eklecco Newco LLC | 3/27/2007 | 2007 1125789 | All inventory, equipment, trade fixtures, improvements, and merchandise now or here after located in the Palisades Center Mall, Nyack, NY, and all proceed and accounts receivable therefrom |
| dELiA*s Retail Company | Pyramid Walden Company, LP | 12/11/2008 | 2008 4227946 | All inventory, equipment, trade fixtures, improvements, and merchandise now or here after located in the Walden Galleria, Buffalo, NY, and all proceed and accounts receivable therefrom |
| dELiA*s Retail Company | Crossgates Mall Company Newco, LLC | 12/11/2008 | 2008 4230171 | All inventory, equipment, trade fixtures, improvements, and merchandise now or here after located in the Crossgates Mall, Albany, NY, and all proceed and accounts receivable therefrom |
| dELiA*s, Inc. | Xerox Corporation | 5/10/2007 | 2007 1779809 | Specific equipment |
| AMG Direct, LLC | US Express Leasing, Inc. | 2/07/2007 | 20070488626 | Specific equipment – Lease – 1 Konica Minolta Bizhub |

446264v3

1

## SCHEDULE 5.1 (Cont.)

### PERMITTED LIENS

### Tax And Judgment Liens

| | | | | |
|---|---|---|---|---|
| dELiA*s Retail Company | Broward County, Florida | 3/18/2003 | Judgment Lien | File #: 34766/154<br>LFH Acquisition Inc. d/b/a Labor for Hire<br>Amount $1,298.48 |
| dELiA*s Retail Company | New Jersey<br>Trenton Superior Court | 5/26/2010 | Judgment Lien | File # DJ135462-10<br>Division of Employer Accts<br>Amount: $1,861.12 |
| dELiA*s Retail Company | New York County, New York | 5/27/2004 | Judgment Lien | File #: 001857143<br>America's Cash Express<br>Amount: $1,016.39 |
| dELiA*s Retail Company | Cuyahoga County, Ohio | 4/21/2004 | Judgment Lien | File #: JL04217641<br>State of Ohio<br>Amount: $6,203.07 |
| dELiA*s Retail Company | Cuyahoga County, Ohio | 2/07/2006 | Judgment Lien | File #: JL06256391<br>State of Ohio<br>Amount: $11,503.58 |
| dELiA*s Retail Company | Bucks County, Pennsylvania | 3/14/2004 | State Tax Lien | File No.: 2004-70697<br>Commonwealth of Pennsylvania Dept. of Revenue<br>Amount: $10,362.14 |
| dELiA*s Retail Company | Harris County, Texas | 10/28/2002 | State Tax Lien | File No.: W178341<br>State of Texas<br>Amount: $3,357.63 |
| dELiA*s Retail Company | Harris County, Texas | 8/30/2005 | State Tax Lien | File No.: Y729055<br>State of Texas<br>Amount: $10,161.68 |
| dELiA*s Retail Company | Harris County, Texas | 11/25/2008 | State Tax Lien | File No.: 20080575182<br>State of Texas<br>Amount: $60,276.05 |

446264v3

2

MAY-31-2011 15:08

SCHEDULE 5.4 Investments

P.050

Name of Institution	Account No.		Name of Account		Amount
Wells Fargo Securities, LLC	*	*	Adv Cash Investment Institutional	(ticker WFIXX)

SCHEDULE 5.6

Transactions with Affiliates

None

SCHEDULE 5.5

Indebtedness

See Schedule ELC.

SCHEDULE 5.9

Contingent Obligations

None.

SCUEDULE 11.1

Prior Indebtedness

Letter of Credit Agreement dated as of June 26, 2009 between Wells Fargo Retail

Finance II, LLC as Lender and dELiA*s, Inc. as agent and Lead Applicant for the following Applicants; dELiA*s, Inc., Alloy Merchandise, LLC, dELiA*s Operating

Company and dELiA*s Retail Company.

EXHIBIT l.l(b)

TO CREDIT AGREEMENT

FORM OF L/C REQUEST

[NAME OF L/C ISSUER], as L/C Issuer under the Credit Agreement referred to below

,20_

Re: dELiA*s, Inc. (the “Borrower Representative”)

Reference is made to the Credit Agreement, dated as of May 26, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among dELiA*s, Inc., the other Borrowers and Credit Parties from time to time party thereto, the Borrower Representative, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The Borrower Representative, on behalf of the Borrowers, hereby gives you notice, irrevocably, pursuant to Section l.l(b) of the Credit Agreement, of its request for your Issuance of a Letter of Credit, in the form attached hereto, for the benefit of [Name of Beneficiary], in the amount of $ , to be issued on , (the “Issue Date”) with an expiration date of , .

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Issue Date, both before and after giving effect to the Issuance of the Letter of Credit requested above and any Loan to be made or any other Letter of Credit to be Issued on or before the Issue Date:

(i) the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(ii) no Default or Event of Default has occurred and is continuing; and

(iii) the aggregate outstanding amount of Revolving Loans does not exceed the Maximum Revolving Loan Amount.

[Signature follows.]

1

DELIA*S, INC., as the Borrower Representative

By:

Name: Title:

DELIA*S, INC.

L/C REQUEST DATED ,

SIGNATURE PAGE

EXHIBIT l.l(c)

TO CREDIT AGREEMENT

FORM OF SWINGLINE REQUEST

GENERAL ELECTRIC CAPITAL CORPORATION as Agent under the Credit Agreement referred to below

Re: dELiA*s, Inc. (the “Borrower Representative”)

Reference is made to the Credit Agreement, dated as of May 26, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among dELiA*s, Inc., the other Borrowers and Credit Parties from time to time party thereto, the Borrower Representative, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The Borrower Representative, on behalf of Borrowers, hereby gives you irrevocable notice pursuant to Section l.l(c) of the Credit Agreement that it requests Swing Loans under the Credit Agreement (the “Proposed Advance”) and, in connection therewith, sets for the following information:

A. The date of the Proposed Advance is , (the “Funding

Date”).

B. The aggregate principal amount of Proposed Advance is $ .

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof both before and after giving effect to the Proposed Advance and any other Loan to be made or Letter of Credit to be issued on or before the Funding Date:

(i) the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(ii) the aggregate principal amount of all Revolving Loans does not exceed the Maximum Revolving Loan Amount; and

(iii) no Default or Event of Default is continuing. [Signature follows.]

Sincerely,

DELIA*S, INC.,

as Borrower Representative

By:

Name:

Title:

DELIA*S, INC.

SWINGLINE REQUEST DATED ,

SIGNATURE PAGE

EXHIBIT 1.6

TO CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent under the Credit Agreement referred to below

Re: dELiA*s, Inc. (the “Borrower Representative”)

Reference is made to the Credit Agreement, dated as of May 26, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among dELiA*s, Inc., the other Borrowers and Credit Parties from time to time party thereto, the Borrower Representative, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The Borrower Representative, on behalf of Borrowers, hereby gives you irrevocable notice, pursuant to Section 1.6 of the Credit Agreement of its request for the following (the “Proposed Conversion/Continuation”):

(i)	a continuation, on , , as LIBOR Rate Loans having an

Interest Period of months, of Revolving Loans in an aggregate outstanding principal amount of $ having an Interest Period ending on the proposed date for such continuation;

(ii) a conversion, on , , to LIBOR Rate Loans having an

Interest Period of months, of Revolving Loans in an aggregate outstanding principal amount of $ ; and1

(iii) a conversion, on , , to Base Rate Loans, of Revolving

Loans in an aggregate outstanding principal amount of $ .

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof both before and after giving effect to the Proposed Conversion/Continuation:

(i) the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though made on and as of the applicable date in clause (i), (ii) or (iii) above, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material

1	Cannot be used prior to the Syndication Completion Date.

1

respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(ii) the aggregate principal amount of all Revolving Loans does not exceed the Maximum Revolving Loan Amount; and

(iii) no Default or Event of Default is continuing. [Signature follows.]

DELIA*S, INC., as the Borrower Representative

By:

Name: Title:

DELIA*S, INC.

NOTICE OF CONVERSION/CONTINUATION DATED ,

SIGNATURE PAGE

EXHIBIT 2.1

TO CREDIT AGREEMENT

Dated as of May 26, 2011

by and among

DELIA*S, INC.,

ALLOY MERCHANDISE, LLC,

DELIA*S OPERATING COMPANY,

DELIA*S RETAIL COMPANY, and

DELIA*S DISTRIBUTION COMPANY,

as Borrowers,

THE OTHER PERSONS PARTY HERETO THAT ARE DESIGNATED AS CREDIT PARTIES,

GENERAL ELECTRIC CAPITAL CORPORATION,

for itself, as an L/C Issuer, Swingline Lender and as Agent for all Lenders,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders

****************************************

GE CAPITAL MARKETS, INC.,

as Sole Lead Arranger and Bookrunner

Set forth below is a Closing Checklist, which lists documents and information delivered in connection with the Credit Agreement (“Credit Agreement”) listed herein as Document No. 1, the other Loan Documents and the transactions contemplated thereunder. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Credit Agreement and all section references herein are to Sections of the Credit Agreement, unless otherwise indicated. All documents are dated as of May 26, 2011 unless otherwise indicated.

I. PARTIES

A. Agent — GE Capital, as Agent

B. Borrowers — dELiA*s, Inc., a Delaware corporation

Alloy Merchandise, LLC, a Delaware limited liability company dELiA*s Operating Company, a Delaware corporation

dELiA*s Distribution Company, a Delaware corporation dELiA*s Retail Company, a Delaware corporation

C. Guarantors— dELiA*s Assets Corp., a Delaware corporation

DACCS, Inc., an Ohio corporation

AMG Direct, LLC, a Delaware limited liability company dELiA*s Brand LLC, a Delaware limited liability company dELiA*s Group Inc., a Delaware corporation

D. GE Capital — General Electric Capital Corporation, a Delaware corporation

II. COUNSEL TO PARTIES

A. MW — McGuireWoods LLP, counsel to Agent

B. TS — Troutman Sanders LLP, counsel to Borrowers

C. LR—Lamm Rubenstone LLC

Action or Document Responsibility Executed by Status

PRINCIPAL LOAN DOCUMENTS

1. Credit Agreement MW Borrowers Guarantors Agent Lenders Final.

Schedules — —

(i)	Schedule A—Borrowers Borrowers — Final.

(ii) Schedule B—Inactive Subsidiaries Borrowers — Final.

(iii) Schedule ELC—Existing Letters of Credit Borrowers — Final.

(iv) Schedule RLC—Rollover Letters of Credit Borrowers — Final.

(v)	Schedule 1.1 (a)—Revolving Loan Commitments MW — Final.

(vi) Schedule 3.5—Litigation Borrowers — Final.

(vii) Schedule 3.7-ERISA Borrowers — Final.

(viii) Schedule 3.8—Closing Date Sources and Uses: Funds Flow Memorandum Borrowers — Final.

(ix) Schedule 3.9—Ownership of Property: Liens Borrowers — Final.

(x)	Schedule 3.10—Closing Date Tax Audits/Examinations Borrowers — Final.

(xi) Schedule 3.11 (a)—Historical Financial Statements Borrowers — Final.

(xii) Schedule 3.12- Environmental Borrowers — Final.

(xiii) Schedule 3.15—Labor Relations Borrowers — Final.

1

| Action or Document | | Responsibility | Executed by | Status |
|---|---|---|---|---|
| (xiv) | Schedule 3.16 – Intellectual Property | Borrowers | --- | Final. |
| (xv) | Schedule 3.18 – Insurance | Borrowers | --- | Final. |
| (xvi) | Schedule 3.19 – Ventures, Subsidiaries and Affiliates; Outstanding Stock | Borrowers | --- | Final. |
| (xvii) | Schedule 3.20 – Jurisdiction of Organization; Chief Executive Office | Borrowers | --- | Final. |
| (xviii) | Schedule 3.21 – Locations of Inventory, Equipment and Books and Records | Borrowers | --- | Final. |
| (xix) | Schedule 3.22 – Deposit Accounts and Other Accounts | Borrowers | --- | Final. |
| (xx) | Schedule 3.25 – Bonding; Licenses | Borrowers | --- | Final. |
| (xxi) | Schedule 4.6(d) – Additional Insurance Requirements | MW | --- | Final. |
| (xxii) | Schedule 4.17(d) – Liens to be Terminated | Borrowers | --- | Final. |
| (xxiii) | Schedule 5.1 – Liens | Borrowers | --- | Final. |
| (xxiv) | Schedule 5.4 – Investments | Borrowers | --- | Final. |
| (xxv) | Schedule 5.5 – Indebtedness | Borrowers | --- | Final. |
| (xxvi) | Schedule 5.6 – Transactions with Affiliates | Borrowers | --- | Final. |
| (xxvii) | Schedule 5.9 – Contingent Obligations | Borrowers | --- | Final. |
| (xxviii) | Schedule 11.1 – Prior Indebtedness | Borrowers | --- | Final. |
| Exhibits | | --- | --- | |
| (i) | Exhibit 1.1(b) – Form of L/C Request | MW | --- | Form final. |
| (ii) | Exhibit 1.1(c) – Form of Swingline Loan Request | MW | --- | Form final. |

2

Action or Document Responsibility Executed by Status

(iii) Exhibit 1.6—Form of Notice of Conversion/Continuation MW — Form final.

(iv) Exhibit 2.1- Closing Checklist MW — Form final.

(v)	Exhibit 4.2(b)—Form of Compliance Certificate MW — Form final.

(vi) Exhibit 4.2(o)—Form of Applicable Margin Certificate MW — Form final.

(vii) Exhibit 11.1 (a)—Form of Assignment MW — Form final.

(viii) Exhibit 11.1 (b)—Form of Borrowing Base Certificate MW — Form final.

(ix) Exhibit 11.1(c)—Form of Notice of Borrowing MW — Form final.

(x)	Exhibit 11.1 (d)—Revolving Note MW — Form final.

(xi) Exhibit 11.1 (e)- Swingline Note MW — Form final.

2. Revolving Note by Borrowers to GE Capital Financial, Inc. MW Borrowers Form final.

3. Swingline Note by Borrowers to General Electric Capital Corporation MW Borrowers Form final.

SECURITY DOCUMENTS

4. Guaranty and Security Agreement MW Borrowers Guarantors Agent Form final.

Annexes — —

(i)	Annex 1—Form of Pledge Amendment MW — Form final.

(ii) Annex 2—Form of Joinder Agreement MW — Form final.

3

Action or Document Responsibility Executed by Status

(iii) Annex 3—Form of Intellectual Property Security Agreement MW — Form final.

Schedules — —

(i)	Schedule 1—Commercial Tort Claims Borrowers/ Guarantors — Final.

(ii) Schedule 2—Filings Borrowers/ Guarantors — Final.

(iii) Schedule 3—Pledged Collateral Borrowers/ Guarantors — Final.

5. Intellectual Property Security Agreement MW Agent Guarantors Borrowers Form final.

(i)	Schedule I Borrowers/TS — Final.

6. Deposit Account Control Agreements from JPMorgan Chase (“JPMC”) for the following accounts:

(i)	Account Number (ii) Account Number MW JPMC

Agent dELiA*s, Inc. Form final.

7. Securities Account Control Agreement from Wells Fargo MW Wells Fargo Agent dELiA*s, Inc. Form final.

8. Credit Card Agreement from Chase Paymentech MW Credit card provider Agent

Each applicable Borrower Form final.

4

Action or Document Responsibility Executed by Status

9. Stock Powers, Stock Certificates, LLC Control Agreements MW Borrowers Guarantors Forms final.

FILINGS AND SEARCHES (PERSONAL PROPERTY)

10. 10. UCC searches in each of the locations and against the Borrowers and Guarantors as set forth on Exhibit A attached hereto MW — Complete.

11.11. UCC financing statements naming Agent as Secured Party and Borrowers or Guarantors, as applicable, as Debtors filed in the jurisdictions set forth for each Borrower or Guarantor as set forth on Exhibit A attached hereto MW — Forms final.

12.	Post-closing UCC searches MW — To be completed by MW at close.

CORPORATE AND ORGANIZATIONAL DOCUMENTS

13.13. Certificates from secretary or assistant secretary of dELiA*s, Inc., certifying to (a) articles of incorporation, and all amendments thereto, certified by the secretary of the state of incorporation, (b) bylaws, and all amendments thereto, (c) resolutions and (d) the incumbency and signatures of the officers of dELiA*s, Inc. executing the Credit Agreement and the other Loan Documents. TS dELiA*s, Inc. Form final.

Action or Document Responsibility Executed by Status

14.	Certificates from secretary or assistant secretary of Alloy

Merchandise, LLC, certifying to (a) articles of

incorporation, and all amendments thereto, certified by the

secretary of the state of incorporation, (b) operating TS Alloy Merchandise, Form Final agreement, and all amendments thereto, (c) resolutions and LLC

(d)	the incumbency and signatures of the officers of Alloy

Merchandise, LLC executing the Credit Agreement and

the other Loan Documents.

15.	Certificates from secretary or assistant secretary of

DACCS, Inc., certifying to (a) articles of incorporation,

and all amendments thereto, certified by the secretary of

the state of incorporation, (b) bylaws, and all amendments TS DACCS, Inc. Form final thereto, (c) resolutions and (d) the incumbency and

signatures of the officers of DACCS, Inc. executing the

Credit Agreement and the other Loan Documents.

16.	Certificates from secretary or assistant secretary of

dELiA*s Operating Company, certifying to (a) articles of

incorporation, and all amendments thereto, certified by the

secretary of the state of incorporation, (b) bylaws, and all TS dELiA*s Operating Form Final amendments thereto, (c) resolutions and (d) the Company

incumbency and signatures of the officers of dELiA*s

Operating Company executing the Credit Agreement and

the other Loan Documents.

17.	Certificates from secretary or assistant secretary of

dELiA*s Distribution Company, certifying to (a) articles

of incorporation, and all amendments thereto, certified by

the secretary of the state of incorporation, (b) bylaws, and TS dELiA*s Distribution Form final all amendments thereto, (c) resolutions and (d) the Company

incumbency and signatures of the officers of dELiA*s

Distribution Company executing the Credit Agreement

and the other Loan Documents.

Responsibility Executed by Status

18.	Certificates from secretary or assistant secretary of

dELiA*s Retail Company, certifying to (a) articles of

incorporation, and all amendments thereto, certified by the

secretary of the state of incorporation, (b) bylaws, and all dELiA*s Retail Form Final amendments thereto, (c) resolutions and (d) the TS Company Form Final incumbency and signatures of the officers of dELiA*s

Retail Company executing the Credit Agreement and the

other Loan Documents.

19.	Certificates from secretary or assistant secretary of AMG

Direct, LLC, certifying to (a) articles of incorporation, and all amendments thereto, certified by the secretary of the

state of incorporation, (b) operating agreement, and all

amendments (hereto, (c) resolutions and (d) the TS AMG Direct, LLC Form final.

incumbency and signatures of the officers of AMG Direct,

LLC executing the Credit Agreement and the other Loan

Documents.

20.	Certificates from secretary or assistant secretary of

dELiA*s Brand LLC, certifying to (a) articles of

incorporation, and all amendments thereto, certified by the

secretary of the state of incorporation, (b) operating TS dELiA*s Brand LLC Form final agreement, and all amendments thereto, (c) resolutions and

(d)	the incumbency and signatures of the officers of

dELiA*s Brand LLC executing the Credit Agreement and

the other Loan Documents.

21.	Certificates from secretary or assistant secretary of

dELiA*s Group Inc., certifying to (a) articles of

incorporation, and all amendments thereto, certified by the

secretary of the state of incorporation, (b) operating TS dELiA*s Group Inc. Form final agreement, and all amendments thereto, (c) resolutions and

(d)	the incumbency and signatures of the officers of

dELiA*s Group Inc. executing the Credit Agreement and

the other Loan Documents.

Action or Document Responsibility Executed by Status

22. 22. Certificates from secretary or assistant secretary of dELiA*s Assets Corp., certifying to (a) articles of incorporation, and all amendments thereto, certified by the secretary of the state of incorporation, (b) operating agreement, and all amendments thereto, (c) resolutions and (d) the incumbency and signatures of the officers of dELiA*s Assets Corp. executing the Credit Agreement and the other Loan Documents. TS dELiA*s Assets Corp. Form final.

23.23. Certificates of good standing, foreign qualification to do business (or foreign equivalent thereof) of the Borrowers from the secretary of state indicated on Exhibit B TS — Received.

24. 24. Officer’s Certificate executed by Responsible Officer of Borrower Representative MW dELiA*s, Inc. Form final.

25.	Solvency Certificate MW dELiA*s, Inc. Form final.

MISCELLANEOUS CLOSING DOCUMENTS

26.	Consent agreement from JLP Daisy regarding trademarks MW/TS Borrowers

JLP Daisy Agent Form final.

27.	Master Agreement for Standby Letters of Credit MW Borrowers Agent Form final.
28.	Master Agreement for Documentary Letters of Credit MW Borrowers Agent Form final.
29.	Private Label L/C Application—IT Jeans MW GECFI Borrowers Form final.
30.	Private Label L/C Application—backstop LC MW GECFI Borrowers Form final.

Action or Document Responsibility: Executed by Status

31.	Transfer of Liability (regarding rollover L/Cs) MW Wells Fargo GECFI Agent Borrowers Form final.
32.	Initial Loan Request and Notice of Direction MW Borrowers Form final.
(i)	Flow of Funds Borrowers — Final.
33.	Completed W-9 form for each party listed on Flow of Funds/Letter of Direction Borrowers — Complete.
34.	Closing Date Fee Letter MW Borrowers Agent Form final,

35. Certificate(s) of Insurance together with loss payable endorsements designating Agent as loss payee and additional insured endorsements designating Agent and Lenders as additional insureds TS — Complete.

36.	Bank Funding Checklist MW — Complete.
37.	Financial Statements; Projections Borrowers — Financial Statements — Complete. Projections — Complete.

DEBT REPAYMENT DOCUMENTS

38.	Payoff Letter executed and delivered by Wells Fargo TS Borrowers Wells Fargo Form final.

REAL ESTATE DOCUMENTS-

39. Mortgage, Security Agreement, Assignment of Rents and Fixture Financing Statements MW Borrowers MW revised draft distributed

5/31/11.

40.	Two prints of a current ALTA Survey Borrowers — Open.

Action or Document Responsibility Executed by Status

41.	Landlord’s Waivers MW Borrowers Landlord Agent Form final.
42.	Appraisal Agent — Complete.
43.	Phase I Environmental Report Borrowers — Complete.
44.	Flood Certification GECC — Complete.
45.	Standard Flood Hazard Determination Form for each site — Open.

46. Evidence of Zoning (sufficient parking, permitted use and rebuildability — including copies of zoning ordinances)/ Zoning Report Borrowers — Open.

47.	Title Commitment Borrowers/Title Company Title Company Open.
48.	Title Exception Documents and Recorded Vesting Deed(s) TS/Title Company — Open.

49. Pro-Forma Title Policy (including legal descriptions, which must be identical to survey legal descriptions) TS/Title Company — Open.

50.	Survey Borrowers — Open.

51. Recorded copies of all instruments listed in title commitment or disclosed by the survey Borrowers/Title Company — Open.

52.	Permits, Licenses and Certificates Borrowers — Open.
53.	Current Tax Bills and Evidence of Payment Borrowers — Open.

54. Copies of Tax Certificates from the tax assessor-collectors of all taxing authorities having jurisdiction over each tract comprising the subject property Borrowers — Open.

55.	Evidence of Utilities Borrowers — Open.

Action or Document Responsibility Executed by Status

56.	Release of Security Instrument, if applicable Borrowers — Open.
57.	UCC Termination(s), if applicable Borrowers — Open.
58.	Confirmation of REAs (if necessary) Borrowers — Open.
59.	Property Condition Reports for each property Borrowers — In process.
60.	Certificate(s) of Occupancy Borrowers — Open.
61.	Building Code Search Borrowers — Open.

OPINIONS OF COUNSEL

62.	Opinion of TS TS TS Form final.
63.	Opinion of LR LR LR Open.

POST-CLOSING OBLIGATIONS

64.	ACM Operations and Maintenance Plan Borrowers — Open; to be completed post close.
65.	Terminations/Releases of certain Liens Borrowers — Open; to be completed post close.
66.	Closing of JPMC Investment Account Borrowers — Open; to be completed post close.
67.	Opinion of local OH Counsel Borrowers — Open; to be completed post close.
68.	Merger of GFLA, Inc. with and into dELiA*s, Inc. Borrowers — Open; to be completed post close.

11

**EXHIBIT A**

**LIEN SEARCHES AND FILING OFFICES**

| DEBTOR | SEARCH JURISDICTIONS | TYPE OF SEARCH | FILLING OFFICE |
|---|---|---|---|
| dELiA*s, Inc. | DE SOS<br>New York County, NY | UCC<br>Federal & State Tax /Judgment Lien | DE SOS |
| Alloy Merchandise, LLC | DE SOS<br>New York County, NY | UCC<br>Federal & State Tax /Judgment Lien | DE SOS |
| DACCS, Inc. | OH SOS<br>New York County, NY | UCC<br>Federal & State Tax /Judgment Lien | OH SOS |
| dELiA*s Operating Company | DE SOS<br>New York County, NY | UCC<br>Federal & State Tax /Judgment Lien | DE SOS |
| dELiA*s Distribution Company | DE SOS<br>New York County, NY<br>York County, PA | UCC<br>Federal & State Tax /Judgment Lien<br>State Tax/Judgment Lien | DE SOS |
| dELiA*s Retail Company | DE SOS<br>New York County, NY<br>Middlesex County, MA<br>Montgomery County, PA<br>Milwaukee County, WI<br>Tarrant County, TX<br>Shelby County, TN<br>Hennepin County, MN<br>Palm Beach County, FL<br>Mecklenburg County, NC<br>Dallas County, TX<br>Cuyahoga County, OH<br>Dupage County, IL<br>Suffolk County, NY<br>Pima County, AZ<br>Westchester County, NY<br>Passaic County, NJ | UCC<br>Federal & State Tax /Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien | DE SOS |

12

| | | | |
|---|---|---|---|
| | Lake County, IL | State Tax/Judgment Lien | |
| | Providence County, RI | State Tax/Judgment Lien | |
| | Bucks County, PA | State Tax/Judgment Lien | |
| | Baltimore County, MD | State Tax/Judgment Lien | |
| | Cook County, IL | State Tax/Judgment Lien | |
| | Nassau County, NY | State Tax/Judgment Lien | |
| | Mercer County, NJ | State Tax/Judgment Lien | |
| | Fairfax County, VA | State Tax/Judgment Lien | |
| | Somerset County, NJ | State Tax/Judgment Lien | |
| | Lehigh County, PA | State Tax/Judgment Lien | |
| | Allegheny County, PA | State Tax/Judgment Lien | |
| | Johnson County, KS | State Tax/Judgment Lien | |
| | Albany County, NY | State Tax/Judgment Lien | |
| | Franklin County, OH | State Tax/Judgment Lien | |
| | Harris County, TX | State Tax/Judgment Lien | |
| | Jefferson County, AL | State Tax/Judgment Lien | |
| | Orange County, FL | State Tax/Judgment Lien | |
| | Gwinnett County, GA | State Tax/Judgment Lien | |
| | Wake County, NC | State Tax/Judgment Lien | |
| | Henrico County, VA | State Tax/Judgment Lien | |
| | Horry County, SC | State Tax/Judgment Lien | |
| | Gloucester County, NJ | State Tax/Judgment Lien | |
| | Oakland County, MI | State Tax/Judgment Lien | |
| | Atlantic County, NJ | State Tax/Judgment Lien | |
| | Cobb County, GA | State Tax/Judgment Lien | |
| | Hillsborough County, | State Tax/Judgment Lien | |
| | NH | State Tax/Judgment Lien | |
| | New Haven County, CT | State Tax/Judgment Lien | |
| | Hamilton County, IN | State Tax/Judgment Lien | |
| | Collin County, TX | State Tax/Judgment Lien | |
| | Broward County, FL | State Tax/Judgment Lien | |
| | Montgomery County, | State Tax/Judgment Lien | |
| | OH | State Tax/Judgment Lien | |
| | Richmond County, NY | State Tax/Judgment Lien | |
| | Anne Arundel County, | State Tax/Judgment Lien | |
| | MD | State Tax/Judgment Lien | |

13

| | | | |
|---|---|---|---|
| | Monroe County, NY | State Tax/Judgment Lien | |
| | Rockland County, NY | State Tax/Judgment Lien | |
| | Collier County, FL | State Tax/Judgment Lien | |
| | Marion County, IN | State Tax/Judgment Lien | |
| | Hampden County, MA | State Tax/Judgment Lien | |
| | Forsyth County, NC | State Tax/Judgment Lien | |
| | Sarasota County, FL | State Tax/Judgment Lien | |
| | Dallas County, IA | State Tax/Judgment Lien | |
| | Duval County, FL | State Tax/Judgment Lien | |
| | St Clair County, IL | State Tax/Judgment Lien | |
| | Jackson County, MO | State Tax/Judgment Lien | |
| | Will County, IL | State Tax/Judgment Lien | |
| | Miami-Dade County, FL | State Tax/Judgment Lien | |
| | Kanawha County, WV | State Tax/Judgment Lien | |
| | Saint Louis County, MO | State Tax/Judgment Lien | |
| | Delaware County, OH | State Tax/Judgment Lien | |
| | Lexington County, SC | State Tax/Judgment Lien | |
| | Erie County, NY | State Tax/Judgment Lien | |
| | Lee County, FL | State Tax/Judgment Lien | |
| | Platte County, MO | State Tax/Judgment Lien | |
| | Denton County, TX | State Tax/Judgment Lien | |
| | Lake County, IN | State Tax/Judgment Lien | |
| | Hartford County, CT | State Tax/Judgment Lien | |
| | Rutherford County, TN | State Tax/Judgment Lien | |
| | Macomb County, MI | State Tax/Judgment Lien | |
| | Williamson County, TX | State Tax/Judgment Lien | |
| | Bristol County, MA | State Tax/Judgment Lien | |
| | Fulton County, GA | State Tax/Judgment Lien | |
| | Howard County, MD | State Tax/Judgment Lien | |
| | Douglas County, NE | State Tax/Judgment Lien | |
| | Dakota County, MN | State Tax/Judgment Lien | |
| | Lucas County, OH | State Tax/Judgment Lien | |
| | Adams County, CO | State Tax/Judgment Lien | |
| | King County, WA | | |
| | Contra Costa County, | State Tax/Judgment Lien | |
| | CA | State Tax/Judgment Lien | |

14

| | | | |
|---|---|---|---|
| | Placer County, CA<br>Hidalgo County, TX<br>East Baton Rouge County, LA<br>Rockingham County, NH<br>Essex County, MA<br>Cumberland County, ME<br>Whatcom County, WA<br>Essex County, NJ<br>Outagamie County, WI<br>Knox County, TN<br>Norfolk County, MA<br>Newcastle County, DE<br>Bergen County, NJ<br>San Diego County, CA<br>Kent County, MI<br>Penobscot County, ME<br>Hampton City County, VA<br>Morris County, NJ | State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien<br>State Tax/Judgment Lien | |
| AMG Direct, LLC | DE SOS<br>New York County, NY | UCC<br>Federal & State Tax /Judgment Lien | DE SOS |
| dELiA*s Brand LLC | DE SOS<br>New York County, NY | UCC<br>Federal & State Tax /Judgment Lien | DE SOS |
| dELiA*s Group Inc. | DE SOS<br>New York County, NY | UCC<br>Federal & State Tax /Judgment Lien | DE SOS |
| dELiA*s Assets Corp. | DE SOS<br>New York County, NY | UCC<br>Federal & State Tax /Judgment Lien | DE SOS |

15

EXHIBIT B GOOD STANDING CERTIFICATES AND FOREIGN QUALIFICATIONS TO DO BUSINESS

ENTITY JURISDICTIONS

dELiA*s, Inc. Delaware New York

Delaware

New York

Alloy Merchandise, LLC Ohio

Pennsylvania

Virginia

DACCS, Inc. Ohio

Delaware

Louisiana

dELiA*s Operating Company Ohio

Pennsylvania

California

dELiA*s Distribution Company Delaware Pennsylvania

Delaware

Alabama

Arizona

California

Connecticut

Florida

Georgia

dELiA*s Retail Company Illinois Indiana

Iowa

Kansas

Louisiana

Maine

Maryland

Massachusetts

Michigan

16

Minnesota

Missouri

New Jersey

New York

North Carolina

Ohio

Pennsylvania

Rhode Island

South Carolina

Tennessee

Texas

Virginia

Washington

West Virginia

Wisconsin

AMG Direct, LLC Delaware Ohio

dELiA*s Brand LLC Delaware

dELiA*s Group Inc. Delaware Pennsylvania

dELiA*s Assets Corp. (dELiA*s Corp.) Delaware Pennsylvania

EXHIBIT C

TERMINATIONS AND RELEASES I. UCC TERMINATIONS

NAME JURISDICTION DATE OF FILING FILING NO. TERMINATION DATE AND FILING NUMBER

II. INTELLECTUAL PROPERTY RELEASES

EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE DELIA*S, INC.

Date: , 201_

This Compliance Certificate (this “Certificate”) is given by DELIA*S, INC., a Delaware corporation (the “Parent”), in its capacity as the “Borrower Representative”, pursuant to subsection 4.2(b) of that certain Credit Agreement dated as of May 26, 2011 among the Parent and each of the other Persons party thereto as “Borrowers”, the other Credit Parties from time to time party thereto, GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (in such capacity, “Agent”), and as a Lender, and the additional Lenders party thereto (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower Representative and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrowers. By executing this Certificate, such officer hereby certifies to Agent, the Lenders and L/C Issuer, on behalf of the Borrowers, that:

the financial statements delivered with this Certificate in accordance with subsection 4.1 (a). 4.1 (b) and/or 4.1(c) of the Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of the Parent and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

to the best of such officer’s knowledge, each Credit Party and each of their Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements in the Credit Agreement and the other Loan Documents to be observed or performed by them, and such officer does not have knowledge of any Default or Event of Default [except as specified on the written attachment hereto];

[Exhibit E hereto is a correct calculation of the Fixed Charge Coverage Ratio;]1 and since the Closing Date and except as disclosed in prior Certificates delivered to Agent, no Credit Party and no Subsidiary of any Credit Party has:

1 Calculation to be included in the Certificate delivered in connection with the Fiscal Quarter ending October 29, 2011 and in each Certificate delivered in connection with each Fiscal Quarter thereafter through and including the FCCR Trigger Date.

(i) changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows: ;

(ii) acquired the assets of, or merged or consolidated with or into, any Person, except as follows: ; or

(iii) changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows:

[Remainder of page intentionally blank; signatures follow.]

IN WITNESS WHEREOF, Borrower Representative has caused this Certificate to be executed by one of its Responsible Officers this day of 201_.

DELIA*S, INC.

By:

Name:

Its:

EXHIBIT A TO EXHIBIT 4.2(b) COMPLIANCE CERTIFICATE

EBITDA

EBITDA is defined as follows:

Net income (or loss) for the twelve month period ending on the last day of the month covered by such financial statements which should be capitalized under GAAP, of Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person which is not a Subsidiary of Parent, except to the extent of the amount of dividends or other distributions actually paid to Parent or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Parent or is merged into or consolidated with Parent or any of its Subsidiaries or that Person’s assets are acquired by Parent or any of its Subsidiaries; (c) the proceeds of any life insurance policy; (d) gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Parent and its Subsidiaries, and related tax effects in accordance with GAAP; and (e) any other extraordinary gains or losses of Parent or its Subsidiaries, as mutually agreed by Agent and Borrower, and related tax effects in accordance with GAAP $

Plus: All amounts deducted in calculating net income (or loss) for depreciation or amortization for such period

Interest expense (less interest income) deducted in calculating net income (or loss) for such period

All taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period

All non-cash losses or expenses (or minus non-cash income or gain) included or deducted in calculating net income (or loss) for such period including, without limitation, any non-cash loss or expense (or income or gain) due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding impairment of good will, FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics, non-cash foreign currency exchange losses (or minus gains) and non-cash expenses deducted as a result of any grant of Stock or Stock Equivalents to employees, officers or directors, but excluding any non-cash loss or expense (a) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (b) relating to a write-down, write off or reserve with respect to Accounts and Inventory

EBITDA (used in calculation of Cash Flow) $

EXHIBIT B TO EXHIBIT 4.2(b) COMPLIANCE CERTIFICATE

CAPITAL EXPENDITURES AND UNFINANCED CAPITAL EXPENDITURES

For purposes of calculating Cash Flow, Capital Expenditures and Unfinanced Capital Expenditures are defined as follows:

The aggregate of all expenditures and other obligations for the twelve month period ending on the last day of the month covered by such financial statements which should be capitalized under GAAP

Less: Net Proceeds from Dispositions and/or Events of Loss which a Borrower is permitted to reinvest pursuant to subsection 1.8(b) and which are included above

To the extent included above, expenditures financed with cash proceeds from Excluded Equity Issuances

To the extent included above, all insurance proceeds and condemnation awards received on account of any Event of Loss to the extent any such amounts are actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking in connection with

such Event of Loss

Capital Expenditures

Less: Portion of Capital Expenditures financed under Capital Leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)

Unfinanced Capital Expenditures (used in calculation of Cash Flow)

EXHIBIT C TO EXHIBIT 4.2(b) COMPLIANCE CERTIFICATE

CALCULATION OF CASH FLOW

EBITDA (per Exhibit A) for the twelve month period ending on the last day of the month covered by such financial statements $

which should be capitalized under GAAP:

Less: Unfinanced Capital Expenditures

Cash Flow (per Exhibit B) $

EXHIBIT D TO EXHIBIT 4.2(b) COMPLIANCE CERTIFICATE

NET INTEREST EXPENSE

Net Interest Expense2:

Gross interest expense for the twelve month period ending on the last day of the month covered by such financial statements which should be capitalized under GAAP, paid or required to be paid in cash (including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments and net amounts paid or payable and/or received or receivable under permitted Rate Contracts in respect of interest rates) for Parent and its $

Subsidiaries on a consolidated basis

Less: Interest income for such period $

Net Interest Expense (used in calculation of Fixed Charge Coverage -

and Excess Cash Flow)

2	Net Interest Expense (a) for the measurement period ending on October 29, 2011, shall equal Net Interest

Expense during the period from July 31, 2011 through October 29, 2011 multiplied by 4, (b) for the measurement period ending on January 28, 2012, shall equal Net Interest Expense during the period from July 31, 2011 through January 28, 2012 multiplied by 2, (c) for the measurement period ending on April 28, 2012, shall equal Net Interest Expense during the period from July 31, 2011 through April 28, 2012 multiplied by four-thirds (4/3), and (d) for the measurement period ending on July 28, 2012, shall equal Net Interest Expense during the period from July 31, 2011 through July 28, 2012.

EXHIBIT E TO EXHIBIT 4.2(b) COMPLIANCE CERTIFICATE

FIXED CHARGE COVERAGE

Fixed Charge Coverage is defined as follows:

Cash Flow (per Exhibit C) $

Fixed Charges:

Net Interest Expense (per Exhibit D) $

Plus: Scheduled principal payments of Indebtedness during the twelve month period ending on the last day of the month covered by such financial statements which should be capitalized under GAAP $

Taxes on or measured by income paid or payable in cash

during such period

Restricted Payments described in subsection 5.11(b) paid in cash during such period

Fixed Charges $

Fixed Charge Coverage (Cash Flow divided by Fixed Charges)

EXHIBIT 4.2(o)

TO CREDIT AGREEMENT

FORM OF APPLICABLE MARGIN CERTIFICATE

dELiA*s, Inc. Date: , 201_

This Applicable Margin Certificate is given by dELiA*s, Inc. (the “Borrower Representative”) on behalf of the Borrowers, pursuant to subsection 4.2(o) of the Credit Agreement dated as of May 26, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower Representative, the other Borrowers, each other Credit Party that is a party thereto, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as Agent. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The undersigned is the [ ] of the Borrower Representative and is duly authorized to execute and deliver this Applicable Margin Certificate on behalf of the Borrowers. By executing this Certificate such officer of the Borrower Representative hereby certifies to Agent and Lenders on behalf of the Borrowers and without personal liability that:

Attached hereto as Schedule 1 is a calculation of the Average Excess Availability during the Fiscal Quarter ended , 201_; and

Based on such schedule, the Average Excess Availability during such Fiscal Quarter was: $ .

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the Borrowers have caused this Applicable Margin

Certificate to be executed by the [ ] of the Borrower Representative this day of ,

201_.

DELIA*S, INC., as Borrower Representative

By:

Name:

Title:

EXHIBIT 11.1 (a)

TO CREDIT AGREEMENT

FORM OF ASSIGNMENT

This ASSIGNMENT, dated as of the Effective Date, is entered into between (“the Assignor”) and (“the Assignee”).

The parties hereto hereby agree as follows:

dELiA*s, Inc. a Delaware corporation (the “Parent”). Alloy

Merchandise, LLC, a Delaware limited liability company, DACCS,

Inc., an Ohio corporation, dELiA*s Operating Company, Inc., a

Delaware corporation, dELiA*s Distribution Company, Inc., a

Delaware corporation, dELiA*s Retail Company, a Delaware

corporation, AMG Direct, LLC, a Delaware limited liability

company, dELiA*s Brand LLC, a Delaware limited liability

company and dELiA*s Group, Inc., a Delaware corporation

Borrower: (together, the “Borrowers”)

Agent: General Electric Capital Corporation, as administrative agent for the

Lenders and L/C Issuers (in such capacity and together with its successors and permitted assigns, the “Agent”)

Credit Agreement: Credit Agreement, dated as of May 26, 2011, among the Borrowers,

the Parent, as Borrower Representative, the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and the

Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”;

capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:             ,             ]2

Effective Date:             ,             3

2 Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.

3	To be filled out by Agent upon entry in the Register.

Loan/ Commitment Assigned Aggregate amount of Commitments or principal amount of Loans for all Lenders5 Aggregate amount of Commitments” or principal amount of Loans Assigned5 Percentage Assigned6

Revolving Loan $ $ %

Commitment $

$ $ %

$ %

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

4 In the case of the Revolving Loan Commitment, including Revolving Loans and interests, participations and obligations to participate in Letter of Credit Obligations and Swing Loans.

5 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

6 Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the Facility. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.s

2

Section 1. Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2. Representations, Warranties and Covenants of Assignors. Assignor (a) represents and warrants to Assignee and the Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing, signing and delivering this assignment via ClearPar® or any other electronic settlement system designated by the Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Commitments, the percentage of the Loans and Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Agent exchange such Notes for new Notes in accordance with Section 1.2 of the Credit Agreement.

Section 3. Representations, Warranties and Covenants of Assignees. Assignee (a) represents and warrants to Assignor and the Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not] an Affiliate or an Approved

Fund of , a Lender and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement (b) appoints and authorizes the Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan

Document independently and without reliance upon Agent, any L/C Issuer, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their Stock and agrees to use such information in accordance with Section 9.10 of the Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 9.9 of the Credit Agreement and (h) to the extent required pursuant to Section 10.1(f) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 4. Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 9.9 of the Credit Agreement, the Borrowers, this Assignment (including its attachments) will be delivered to the Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Agent and (ii) the recording of this Assignment in the Register. The Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5. Effect. As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6. Distribution of Payments. On and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7. Miscellaneous. (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, the Agent and their Related Persons and their successors and assigns.

THIS ASSIGNMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]

as Assignor

By:

Name: Title:

[NAME OF ASSIGNEE]

as Assignee

By:

Name: Title:

Lending Office for LIBOR Rate Loans:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices) for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

DELIA*S, INC.

ASSIGNMENT

SIGNATURE PAGE

ACCEPTED and AGREED

this day of :

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent

By:

Name: Title:

[DELIA*S, INC.,

as the Borrower Representative]7

By:

Name: Title:

7	Include only if required pursuant to Section 9.9 of the Credit Agreement.

DELIA*S,INC.

ASSIGNMENT

SIGNATURE PAGE

EXHIBIT 11.1(b)

TO CREDIT AGREEMENT

FORM OF BORROWING BASE CERTIFICATE

dELiA*s, Inc. Date: , 201_

This Borrowing Base Certificate is given by dELiA*s, Inc. (the “Borrower Representative”) on behalf of each Credit Party, pursuant to Section 11.1 of the Credit Agreement, dated as of May 26, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”‘), among the Borrower Representative, the other Borrowers, each other Credit Party that is a party thereto, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as Agent. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The undersigned is the [ ] of the Borrower Representative and is duly authorized to execute and deliver this Borrowing Base Certificate on behalf of the Credit Parties. By executing this Certificate such officer of the Borrower Representative hereby certifies to Agent and Lenders on behalf of the Credit Parties and without personal liability that:

Attached hereto as Schedule 1 is a calculation of the Borrowing Base as of the above date; and

Based on such schedule, the Borrowing Base as of the above date is:

$ .

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the Borrowers have caused this Borrowing Base Certificate to be executed by the [ ] of the Borrower Representative this day of

, 201_.

DELIA*S, INC., as Borrower

Representative

By:

Name:

Title:

DELIA*S, INC.

BORROWING BASE CERTIFICATE SIGNATURE PAGE

Schedule 1 Borrowing Base Calculation

[To be provided by GE Capital]

EXHIBIT 11.1(c)

TO CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

GENERAL ELECTRIC CAPITAL CORPORATION as Agent under the Credit Agreement referred to below

            ,__

Re: dELiA*s. Inc. (the “Borrower Representative”)

Reference is made to the Credit Agreement, dated as of May 26, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among dELiA*s, Inc., the other Borrowers and Credit Parties from time to time party thereto, the Borrower Representative, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as Agent. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower Representative, on behalf of Borrowers, hereby gives you irrevocable notice, pursuant to Section 1.5 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing’”) under the Credit Agreement and, in that connection, sets forth the following information:

A. The date of the Proposed Borrowing is , (the

“Funding Date”).

B. The aggregate principal amount of requested Revolving Loans is

$ , of which $ consists of Base Rate Loans and $

consists of LIBOR Rate Loans having an initial Interest Period of months.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Funding Date, both before and after giving effect to the Proposed Borrowing and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:

(i) the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(ii) no Default or Event of Default has occurred and is continuing; and

(iii) the aggregate outstanding amount of Revolving Loans does not exceed the Maximum Revolving Loan Amount.

[Remainder of page intentionally blank; signature page follows]

DELIA*S, INC., as the Borrower Representative

By:

Name: Title:

DELIA*S, INC.

NOTICE OF BORROWING DATED ,

SIGNATURE PAGE

EXHIBIT11.1(d)

TO CREDIT AGREEMENT

FORM OF REVOLVING LOAN NOTE

Lender: [NAME OF LENDER] New York, New York Principal Amount: $            , 20

FOR VALUE RECEIVED, the undersigned, dELiA*s, Inc., a Delaware corporation (the “Parent”), Alloy Merchandise, LLC, a Delaware limited liability company, DACCS, Inc., an Ohio corporation, dELiA*s Operating Company, Inc., a Delaware corporation, dELiA*s Distribution Company, Inc., a Delaware corporation, dELiA*s Retail Company, a Delaware corporation, AMG Direct, LLC, a Delaware limited liability company, dELiA*s Brand LLC, a Delaware limited liability company and dELiA*s Group, Inc., a Delaware corporation (collectively, together with any other Person who hereafter may become a Borrower under the Credit Agreement described below, the “Borrowers”), hereby jointly and severally promise to pay to the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrowers, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of May 26, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Parent, as Borrower Representative, the other Credit Parties party thereto, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as Agent. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrowers in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrowers resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

1

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18 (b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial), 9.23 (Joint and Several) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank; signature page follows]

2

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

DELIA*S, INC.

By:

Name:

Title:

ALLOY MERCHANDISE, LLC

By:

Name:

Title:

DELIA*S OPERATING COMPANY

By:

Name:

Title:

DELIA*S DISTRIBUTION COMPANY

By:

Name:

Title:

DELIA*S RETAIL COMPANY

By:

Name:

Title:

DELIA*S, INC.

REVOLVING LOAN NOTE FOR THE BENEFIT OF GE CAPITAL FINANCIAL INC.

SIGNATURE PAGE

EXHIBIT 11.1 (e)

TO CREDIT AGREEMENT

FORM OF SWINGLINE NOTE

Swingline Lender: General Electric Capital Corporation New York, New York Principal Amount: $            ,20

FOR VALUE RECEIVED, the undersigned, dELiA*s, Inc., a Delaware corporation (the “Parent”). Alloy Merchandise, LLC, a Delaware limited liability company, DACCS, Inc., an Ohio corporation, dELiA*s Operating Company, Inc., a Delaware corporation, dELiA*s Distribution Company, Inc., a Delaware corporation, dELiA*s Retail Company, a Delaware corporation, AMG Direct, LLC, a Delaware limited liability company, dELiA*s Brand LLC, a Delaware limited liability company and dELiA*s Group, Inc., a Delaware corporation (collectively, together with any other Person who hereafter may become a Borrower under the Credit Agreement described below, the “Borrowers’”), hereby jointly and severally promise to pay to the Swingline Lender set forth above (the “Swingline Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Swing Loans (as defined in the Credit Agreement referred to below) of the Swingline Lender to the Borrowers, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Swing Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of May 26, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Parent, as Borrower Representative, the other Credit Parties party thereto, the Lenders, the L/C Issuer, the Swingline Lender and General Electric Capital Corporation, as Agent. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Swing Loans by the Swingline Lender to the Borrowers in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrowers resulting from such Swing Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial), 9.23 (Joint and Several) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

DELIA*S, INC.

By:

Name:

Title:

ALLOY MERCHANDISE, LLC

By:

Name:

Title:

DELIA*S OPERATING COMPANY

By:

Name:

Title:

DELIA*S DISTRIBUTION COMPANY

By:

Name:

Title:

DELIA*S RETAIL COMPANY

By:

Name:

Title:

DELIA*S, INC.

SWINGLINE LOAN NOTE FOR THE BENEFIT OF GENERAL ELECTRIC CAPITAL CORPORATION

SIGNATURE PAGE